FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-165147-06

Dated February 21, 2013	JPMCC 2013-C10

Free Writing Prospectus Structural and Collateral Term Sheet
JPMCC 2013-C10 $1,278,318,391
(Approximate Mortgage Pool Balance)

$1,190,434,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2013-C10

JPMorgan Chase Bank, National Association
CIBC Inc.
Redwood Commercial Mortgage Corporation
Mortgage Loan Sellers

J.P. Morgan Sole Bookrunner and Lead Manager

CIBC World Markets	Morgan Stanley

Co-Manager	Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated February 21, 2013	JPMCC 2013-C10

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), CIBC World Markets Corp. and Morgan Stanley & Co. LLC (each individually, an “Underwriter” and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-165147) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever.  The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale.  These materials are subject to change, completion or amendment from time to time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements.  Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein.  While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances.  Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates.  JPMS is a member of SIPC and the NYSE.

IRS Circular 230 Notice: THIS TERMSHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERMSHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.  PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS.  THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Indicative Capital Structure

Publicly Offered Certificates
Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAA(sf) / AAA(sf)	$63,440,000		30.000	2.82	4/13–11/17	45.4%	15.4%
A-2	AAA(sf) / AAA(sf) / AAA(sf)	$87,164,000		30.000	4.84	11/17–2/18	45.4%	15.4%
A-3	AAA(sf) / AAA(sf) / AAA(sf)	$22,445,000		30.000	6.82	12/19–1/20	45.4%	15.4%
A-4	AAA(sf) / AAA(sf) / AAA(sf)	$185,000,000		30.000	9.78	8/22–1/23	45.4%	15.4%
A-5	AAA(sf) / AAA(sf) / AAA(sf)	$430,080,000		30.000	9.87	1/23–2/23	45.4%	15.4%
A-SB	AAA(sf) / AAA(sf) / AAA(sf)	$106,694,000		30.000	7.33	11/17–12/22	45.4%	15.4%
X-A	AAA(sf) / AAA(sf) / AAA(sf)	$1,001,882,000	(6)	N/A	N/A	N/A	N/A	N/A
A-S	AAA(sf) / AAA(sf) / AAA(sf)	$107,059,000		21.625	9.92	2/23–2/23	50.9%	13.8%
B	AA-(sf) / AA-(sf) / AA-(sf)	$84,689,000		15.000	9.92	2/23–2/23	55.2%	12.7%
C	A-(sf) / A-(sf) / A-(sf)	$55,926,000		10.625	9.92	2/23–2/23	58.0%	12.1%
D	BBB-(sf) / BBB-(sf) / BBB-(sf)	$47,937,000		6.875	9.92	2/23–2/23	60.4%	11.6%

Privately Offered Certificates(7)
Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-B	NR / NR / AAA(sf)	$276,436,391	(6)	N/A	N/A	N/A	N/A	N/A
E	BB(sf) /BB(sf) / BB(sf)	$30,360,000		4.500	9.92	2/23–2/23	62.0%	11.3%
F	BB-(sf) / B(sf) / B(sf)	$12,783,000		3.500	9.92	2/23–2/23	62.6%	11.2%
NR	NR / NR / NR	$44,741,391		0.000	9.95	2/23–3/23	64.9%	10.8%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)
The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.

(3)	Assumes 0% CPR / 0% CDR and a March 14, 2013 settlement date. Based on modeling assumptions as described in the Free Writing Prospectus, dated February 21, 2013 (the “Free Writing Prospectus”).
(4)
The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess from any mortgage loan will not be available to offset losses on any other mortgage loan.

(5)
The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgage loan supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A and Class X-B Notional Amounts are defined in the Free Writing Prospectus.
(7)
Any information in this Structural and Collateral Term Sheet concerning the Class X-B, Class E, Class F, Class NR and Class R Certificates is presented solely to enhance your understanding of the Publicly Offered Certificates.  The Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Summary of Transaction Terms

Securities Offered:	$1,190,434,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Sole Bookrunning Manager:	J.P. Morgan Securities LLC.

Co-Managers:	CIBC World Markets Corp. and Morgan Stanley & Co. LLC.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (81.1%), CIBC Inc. (“CIBC”) (12.0%) and Redwood Commercial Mortgage Corporation (“Redwood”) (6.9%).

Master Servicer:	Midland Loan Services, A Division of PNC Bank, National Association (“Midland”).

Special Servicer:	CWCapital Asset Management LLC (“CWCapital”).

Directing Certificateholder:	CPUSI CMBS-B Co-Investment I, LLC, an affiliate of CBRE Capital Partners.

Trustee:	Wells Fargo Bank, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Park Bridge Lender Services LLC.

Rating Agencies:	Standard & Poor’s Ratings Services (“S&P”), Fitch, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Pricing Date:	On or about February 28, 2013.

Closing Date:	On or about March 14, 2013.

Cut-off Date:
With respect to each mortgage loan, the related due date in March 2013, or with respect to any mortgage loan that was originated in February 2013 and has its first due date in April 2013, March 1, 2013.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing on April 17, 2013.

Determination Date:	11th day of each month, or if the 11th day is not a business day, on the next succeeding business day, beginning in April 2013.

Assumed Final Distribution Date:	The Distribution Date in March 2023, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in December 2047.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:
The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B, Class C and Class D Certificates will be offered publicly.  The Class X-B, Class E, Class F and Class NR Certificates will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and pursuant to Regulation S to non-U.S. Persons.

Legal/Regulatory Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:
The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:
On each Distribution Date, accrued interest for each Class of Certificates (other than Class R Certificates) at the applicable Pass-Through Rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The Pass-Through Rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (a) a fixed rate, (b) the WAC Rate, (c) a rate equal to the lesser of a specified fixed rate and the WAC Rate or (d) the WAC Rate less a specified percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B, Class C, Class D, Class E, Class F and Class NR Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■ Distribution of Principal:
On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class  until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any Companion Loan) to such Classes on or prior to such date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Structural Overview

■ Distribution of Principal (continued):
The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,  Class A-SB and Class A-S Certificates), and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class NR Certificates).

■ Yield Maintenance / Fixed Penalty Allocation:
For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between two groups (based on the amount of principal distributed to the principal balance classes in each group), consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S Certificates, on the one hand (“YM Group A”) and the Class B, Class C, Class D and Class X-B Certificates, on the other hand (“YM Group B”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM	x	Principal Paid to Class	x	(Pass-Through Rate on Class - Discount Rate)
Charge		Total Principal Paid		(Mortgage Rate on Loan - Discount Rate)

No Yield Maintenance Charges will be distributed to the Class E, Class F and Class NR Certificates.  Once the Certificates Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-B Certificates.

One mortgage loan provides for the payment of a fixed penalty charge and any such fixed penalty charge collected in respect of that mortgage loan will be distributed by the certificate administrator on the related Distribution Date to the holders of the Class X-A Certificates or, if the Class X-A Certificates are no longer outstanding, to the holders of the Class X-B Certificates.

See “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Free Writing Prospectus.

■ Realized Losses:
Realized losses on the mortgage loans (exclusive of the Companion Loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero.  The notional amount of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the Class X-A Certificates’ and Class X-B Certificates’ notional amounts, respectively.  Realized losses on a Pari Passu Whole Loan will be allocated to the mortgage loan and related Pari Passu Companion Loan, pro rata.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Structural Overview

■ Interest Shortfalls:
A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, Master Servicer, Special Servicer, Certificate Administrator, Trustee or Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance and; (g) shortfalls resulting from other unanticipated or default-related expenses of the trust.  Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■ Appraisal Reductions:
Upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the mortgage loan, the Special Servicer will be obligated to obtain an appraisal of the related Mortgaged Property and calculate the Appraisal Reduction amount.  The Appraisal Reduction amount is generally the amount by which the current principal balance of the related mortgage loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related Mortgaged Property, giving effect to escrows and letters of credit.

The Appraisal Reduction amount is notionally allocated to reduce, in reverse sequential order, each Class of Certificates beginning with the Class NR Certificates.  With respect to the Pari Passu Whole Loan, the Appraisal Reduction amount is notionally allocated to reduce the principal balance of the mortgage loan and Pari Passu Companion Loan, pro rata, with the amounts allocated in respect of the Pari Passu Mortgage Loan allocated, in reverse sequential order, to each Class of Certificates beginning with the Class NR Certificates.

■ Appraisal Reduced Interest:
Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■ Master Servicer Advances:
The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists (as described in the Free Writing Prospectus), the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then outstanding principal balance of the mortgage loan.

One mortgage loan, which is referred to as the “Pari Passu Mortgage Loan”, that is part of the trust is a split loan that is pari passu with a companion loan, which is referred to as the “Pari Passu Companion Loan”, that is not part of the trust, and the entire split loan is referred to as a “Pari Passu Whole Loan” or a “Whole Loan”.  The Pari Passu Companion Loan is also referred to as a “Companion Loan”.  The Master Servicer and Trustee will not make any principal or interest advances with respect to the Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Liquidated Loan Waterfall:
On liquidation of any mortgage loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in sequential order and then to offset any realized losses allocated to the Certificates (other than the Class X-A and Class X-B Certificates), in reverse sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:
Within 30 days of a mortgage loan becoming a defaulted mortgage loan, the special servicer is required to order an appraisal and within 30 days of receipt of such appraisal is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the special servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the special servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt, the mezzanine lenders will have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

The special servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust on a net present value basis. The special servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”).

If the special servicer does not receive an offer at least equal to the Purchase Price, the special servicer may purchase the defaulted mortgage loan or REO property at the Purchase Price. If the special servicer does not elect to purchase the defaulted mortgage loan or REO property at the Purchase Price, the special servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the special servicer within 30 days of a mortgage loan becoming a defaulted mortgage loan) for such defaulted mortgage loan or REO property, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, any borrower, any manager of a mortgaged property, any independent contractor engaged by the special servicer (in connection with offers related to the applicable mortgage loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may purchase a defaulted mortgage loan or REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Sale of Defaulted Mortgage Loans and REO Properties (continued):
If the special servicer does not receive any offers that are at least equal to the Purchase Price, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the special servicer determines, in accordance with the applicable servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders, so long as such lower offer was not made by the special servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either REMIC of the trust fund or cause either REMIC of the trust fund to fail to qualify as a REMIC. See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in the Free Writing Prospectus.

The Pari Passu Whole Loan is serviced pursuant to the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-LC9, Commercial Mortgage Pass Through Certificates, Series 2012-LC9.  If the Pari Passu Companion Loan becomes a defaulted mortgage loan under the 2012-LC9 pooling and servicing agreement, and if the 2012-LC9 special servicer determines to sell such defaulted mortgage loan, then the 2012-LC9 special servicer will be required to sell such Companion Loan together with the Pari Passu Mortgage Loan as a single whole loan.  In connection with any such sale, the 2012-LC9 special servicer will be required to follow procedures substantially similar to those described above.

■ Control Rights:
Pursuant to the Pooling and Servicing Agreement, there will be a control regime whereby certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights attached to them. The majority owner or appointed representative of the Class of Control Eligible Certificates that at any time of determination is the Controlling Class (such owner or representative the “Directing Certificateholder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to notice and consent to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan.  In addition, with respect to any mortgage loan that has mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications with respect to the related mortgage loan.

Prospective investors should note that an affiliate of the initial Directing Certificateholder holds a preferred equity investment totaling $18.1 million that is secured by the equity interests in the borrowers under the EIP Industrial Portfolio loan.  The Directing Certificateholder’s affiliate is required to be paid first from available funds after payments of debt service, expenses and reserves under the EIP Industrial Portfolio loan, and has certain rights to assume complete management of the parents of the borrowers upon certain circumstances, including a failure to pay the preferred return as required by the related operating agreement.  In order to minimize the effect of this conflict of interest, the Directing Certificateholder will not have consent or consultation rights with respect to the EIP Industrial Portfolio loan, nor will the Directing Certificateholder be given access to asset status reports related to the EIP Industrial Portfolio loan (however, the directing certificateholder will be provided certain notices and certain information relating to the EIP Industrial Portfolio loan as described in the Pooling and Servicing Agreement).  In addition, the Directing Certificateholder will not be entitled to remove the special servicer with respect to the EIP Industrial Portfolio loan.  Notwithstanding those restrictions, there can be no assurance that the Directing Certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the EIP Industrial Portfolio loan or otherwise seek to exert its influence over the Special Servicer in the event the EIP Industrial Portfolio loan becomes subject to a workout or liquidation. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Directing Certificateholder:
CPUSI CMBS-B Co-Investment I LLC, an affiliate of CBRE Capital Partners, will be appointed the initial directing certificateholder. It is anticipated that CPUSI CMBS-B Co-Investment I LLC and a co-investor for which CBRE Capital Partners provides certain advisory services will own 100% of the Class E, F and NR certificates as of the Closing Date. CPUSI CMBS-B Co Investment I LLC is expected to be the minority holder in the Class E, F and NR certificates but will have the right to direct the appointment of the initial directing certificateholder.

An affiliate of Rialto Real Estate Fund, LP is the special servicer and directing certificateholder under the 2012-LC9 pooling and servicing agreement and will have certain consent and consultation rights with respect to the West County Center mortgage loan that are substantially similar to those of the Directing Certificateholder under the Pooling and Servicing Agreement.

■ Controlling Class:
The Controlling Class will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

■ Control Eligible Certificates:	Class E, Class F and Class NR Certificates.

■ Control Event:
A Control Event will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority holder of the Controlling Class (the “Controlling Class Certificateholder”) and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any Control Rights. The Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A Consultation Termination Event will occur when, without giving regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or during such time as the Class E Certificates are the most subordinate class among the Control Eligible Certificates that have a then outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance, or the then Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement other than those rights generally available to all Certificateholders.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Remedies Available to Holders of an Appraised- Out Class:
Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted shall recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal shall refrain from exercising any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Senior Trust Advisor:
The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Mortgage Loans.  The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of Specially Serviced Mortgage Loans. In addition, the Senior Trust Advisor will have certain consultation rights with respect to the Specially Serviced Mortgage Loans. The Senior Trust Advisor will initially be Park Bridge Lender Services LLC.

The Senior Trust Advisor will be responsible for:

      ■    after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each Asset Status Report prepared by the Special Servicer and recommending proposed alternative courses of action.

      ■    after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.  The Annual Report will be based on the Senior Trust Advisor’s knowledge of all of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of Specially Serviced Mortgage Loans, including knowledge obtained in connection with the Senior Trust Advisor’s review of each Asset Status Report prepared by the Special Servicer.

      ■    prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor will be required to review such calculations but will not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

      ■    after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer.  In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and Special Servicer will consult with each other in order to resolve any disagreement.  Any disagreement with respect to such calculations that the Senior Trust Advisor and Special Servicer are unable to resolve will be determined by the Certificate Administrator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Senior Trust Advisor (continued):
In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC servicer watch list report and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Certificate Administrator (along with its rationale, its proposed replacement Special Servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts, to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the Holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■ Replacement of Senior Trust Advisor:
The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A)(i) be regularly engaged in the business of advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and, (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, or (iii) be an institution that is a special servicer or operating advisor or a rated CMBS transaction but has not been in a transaction that a rating agency downgraded citing servicing concerns with the Special Servicer as the sale on a material fact in such rating option. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

■ Appointment and Replacement of Special Servicer:
The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of Holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Replacement of Special Servicer by Vote of Certificateholders:
After the occurrence and during the continuance of a Control Event and upon (a) the written direction of Holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (b) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such Holders to the Certificate Administrator  and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement Special Servicer will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders), the Trustee will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its Internet website and including in the next Statement to Certificateholders, a statement that such request was received, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of Holders of at least 75% of a Certificateholder Quorum, the Certificate Administrator will immediately replace the Special Servicer with the replacement Special Servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the Holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of Realized Losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

The holder of the Pari Passu Mortgage Loan, under certain circumstances following a servicer termination event with respect to the 2012-LC9 special servicer, will be entitled to direct the 2012-LC9 trustee to terminate the 2012-LC9 special servicer solely with respect to the Pari Passu Whole Loan.  A replacement special servicer will be selected by the 2012-LC9 trustee or, prior to a consultation termination event under the 2012-LC9 Pooling and Servicing Agreement, by the 2012-LC9 directing certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to the Pari Passu Mortgage Loan can generally not be the person (or an affiliate thereof) that was terminated at the direction of the holder of the Pari Passu Mortgage Loan.

■ Master Servicer and Special Servicer Compensation:
The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described under “Transaction Parties–Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan and REO Loan (including Specially Serviced Mortgage Loans) that will accrue at the related servicing fee rate described in the Free Writing Prospectus.  The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each Specially Serviced Mortgage Loan and REO Loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans.  The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan, over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Master Servicer and Special Servicer Compensation (continued):
With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such Person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such Person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan.

A “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan (as defined in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. After receipt by the Special Servicer of Workout Fees with respect to a Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount (described below); provided that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Corrected Mortgage Loan that would result in the total Workout Fees payable to the Special Servicer in respect of that mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any Corrected Mortgage Loan, is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicer compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO Loan being a Corrected Mortgage Loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable at a rate of 1.00% of the liquidation proceeds.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan or REO Loan as additional compensation within the prior 12 months; provided, however, that no Workout Fee (on an aggregate basis) or Liquidation Fee will be less than $25,000.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under Pooling and Servicing Agreement.  In the event the special servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

■ Deal Website:
The Certificate Administrator will maintain a deal website to which certain persons will have access, to certain information including, but not limited to the following, will be posted:
■    special notices
■    summaries of asset status reports
■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered
■    an “Investor Q&A Forum”
■    a voluntary investor registry
■      SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Characteristics

Mortgage Loan Sellers

	Number of	Number of	Aggregate
Mortgage	Mortgage	Mortgaged	Cut-off Date	% of
Loan Seller	Loans	Properties	Balance	IPB
JPMCB	36	65	$1,036,289,231	81.1%
CIBC	8	26	153,983,844	12.0
Redwood	6	10	88,045,316	6.9
	50	101	$1,278,318,391	100.0%

Loan Pool
Initial Pool Balance (IPB):	$1,278,318,391
Number of Mortgage Loans:	50
Number of Mortgaged Properties:	101
Average Cut-off Date Balance per Mortgage Loan:	$25,566,368
Weighted Average Current Mortgage Rate:	4.18218%
10 Largest Mortgage Loans as % of IPB:	55.0%
Weighted Average Remaining Term to Maturity(1):	113 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.79x
Weighted Average UW NOI Debt Yield(2):	10.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”) (2)(3):	64.9%
Weighted Average Maturity Date LTV(1)(2)(3):	55.8%

Other Statistics
% of Mortgage Loans with Additional Debt:	22.2%
% of Mortgaged Properties with Single Tenants:	7.8%

Amortization
Weighted Average Original Amortization Term(4):	353 months
Weighted Average Remaining Amortization Term(4):	353 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	51.3%
% of Mortgage Loans with Amortizing Balloon:	34.8%
% of Mortgage Loans with Interest-Only:	13.3%
% of Mortgage Loans with Interest-Only followed by ARD Structure:	0.6%

Cash Management(5)
% of Mortgage Loans with In-Place, Hard Lockboxes:	44.0%
% of Mortgage Loans with In-Place, CMA Lockboxes:	35.8%
% of Mortgage Loans with Springing Lockboxes:	18.4%
% of Mortgage Loans with Soft Lockboxes:	1.8%
% of Mortgage Loans with No Cash Management:	0.0%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	73.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	43.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	75.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	56.3%
(1) In the case of two mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(2) In the case of Loan Nos. 7 and 8, the loans are cross collateralized and cross defaulted. As such, the calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan Nos. 2, 3.06, 4 and 23, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s “as-stabilized” or “hypothetical as-is” value.
(4) Excludes three mortgage loans that are interest-only for the entire term and two mortgage loans that are structured with an anticipated repayment date that are interest-only through the anticipated repayment date.
(5) For detailed description of Cash Management, refer to “Description of the Mortgage Pool – Lockbox Accounts” in the Free Writing Prospectus.
(6) CapEx Reserves includes FF&E reserves for hotel properties.
(7) Calculated only with respect to Cut-off Date Balance for retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Collateral Characteristics

Ten Largest Mortgage Loans or Groups of Cross-Collateralized Loans

	Mortgage	Number					UW	UW NOI	Cut-off	Maturity
	Loan	of	Cut-off Date	% of	SF/Unit/	Property	NCF	Debt	Date	Date/ARD
Loan Name	Seller	Prop.	Balance	IPB	Rooms	Type	DSCR	Yield	LTV Ratio	LTV Ratio
The Shops at Riverside	JPMCB	1	$130,000,000	10.2%	473,549	Retail	2.89x	10.4%	51.0%	51.0%
Gateway Center	JPMCB	1	112,000,000	8.8%	1,469,666	Office	1.32x	10.2%	72.0%	63.0%
EIP Industrial Portfolio	JPMCB	9	90,400,000	7.1%	2,737,661	Industrial	1.46x	10.0%	75.0%	62.5%
111 West Jackson	JPMCB	1	80,000,000	6.3%	545,359	Office	1.41x	9.7%	71.6%	59.1%
Pot-Nets Manufactured Housing Portfolio	CIBC	4	60,997,283	4.8%	1,096	Manufactured Housing	1.49x	8.9%	69.9%	56.1%
West County Center	JPMCB	1	60,000,000	4.7%	743,945	Retail	2.11x	11.9%	55.9%	47.6%
The Sterling Portfolio Loans(1)	JPMCB	6	54,911,613	4.3%	1,612	Multifamily	1.83x	11.8%	67.4%	54.1%
Tice’s Corner Marketplace	JPMCB	1	48,500,000	3.8%	119,185	Retail	1.51x	9.5%	65.9%	60.1%
Ritz Carlton St. Louis	JPMCB	1	34,000,000	2.7%	300	Hotel	2.19x	13.1%	57.5%	49.9%
Platinum Tower	JPMCB	1	32,750,000	2.6%	311,343	Office	1.45x	10.2%	67.8%	57.5%

Top 3 Total / Weighted Average		11	$332,400,000	26.0%			1.97x	10.2%	64.6%	58.2%
Top 5 Total / Weighted Average		16	$473,397,283	37.0%			1.81x	10.0%	66.5%	58.1%
Top 10 Total / Weighted Average		26	$703,558,896	55.0%			1.82x	10.4%	65.2%	56.6%
(1) The Sterling Portfolio Loans consist of The Sterling Portfolio A loan and The Sterling Portfolio B loan that are cross-collateralized and cross-defaulted with each other and included in this table as a crossed group. The Sterling Portfolio A loan and The Sterling Portfolio B loan have Cut-off Date Balances of approximately $35,157,265 and $19,754,348, respectively. All debt service coverage ratio, loan-to-value ratio and debt yield calculations are based on the aggregate balance of the cross-collateralized and cross-defaulted mortgage loans.

Pari Passu Note Loan Summary

			Companion	Total
		Trust	Loan	Debt	Controlling
		Cut-off Date	Cut-off Date	Cut-off Date	Pooling & Servicing	Master	Special	Voting
No.	Loan Name	Balance	Balance	Balance	Agreement	Servicer	Servicer	Rights
1	West County Center	$60,000,000	$130,000,000	$190,000,000	JPMCC 2012-LC9	Midland Loan Services	Rialto Capital Advisors	JPMCC 2012-LC9

Existing Mezzanine Debt/Third Party Financing Summary

			Other	Total	Trust	Total	Trust	Total Debt	Trust	Total
		Trust	Debt	Debt	UW	Debt	Cut-off	Cut-off	UW NOI	Debt
		Cut-off Date	Cut-off Date	Cut-off Date	NCF	UW NCF	Date	Date	Debt	UW NOI
No.	Loan Name	Balance	Balance	Balance	DSCR	DSCR	LTV Ratio	LTV Ratio	Yield	Debt Yield
3	EIP Industrial Portfolio(1)	$90,400,000	$18,100,000	NAP	1.46x	NAP	75.0%	NAP	10.0%	NAP
7	The Sterling Portfolio A	$35,157,265	$6,076,489	$41,233,754	1.83x	1.37x	67.4%	79.0%	11.8%	10.1%
8	The Sterling Portfolio B	$19,754,348	$3,414,290	$23,168,638	1.83x	1.37x	67.4%	79.0%	11.8%	10.1%
16	Jubilee Square	$27,452,784	$3,096,755	$30,549,539	1.38x	1.13x	71.3%	79.3%	10.1%	9.1%
27	Sky Hotel Aspen	$15,974,989	$3,000,000	$18,974,989	1.64x	1.22x	49.5%	58.7%	10.0%	8.4%
36	Pine Island Road Portfolio	$11,342,210	$2,625,000	$13,967,210	1.70x	1.26x	64.8%	79.8%	11.8%	9.6%
38	Fashion Outlets of Santa Fe	$10,944,638	$4,000,000	$14,944,638	1.93x	1.17x	51.1%	69.8%	13.9%	10.2%
40	663, 665 & 667 Lincoln Road	$8,475,659	$1,897,789	$10,373,447	1.40x	1.00x	56.9%	69.6%	8.6%	7.0%
48	IREIT Dollar General Portfolio 2	$4,140,000	$2,480,000	$6,620,000	2.60x	1.16x	49.6%	79.4%	12.8%	8.0%
(1) Represents preferred equity. See “Preferred Equity” section in the EIP Industrial Portfolio loan write-up.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Collateral Characteristics

Previous Securitization History

			Property	Cut-off Date	% of	Previous
No.	Loan Name	Location	Type	Balance	IPB	Securitization
2	Gateway Center	Pittsburgh, PA	Office	$112,000,000	8.8%	JPMCC 2005-LDP4
3	EIP Industrial Portfolio(1)	Various	Industrial	$90,400,000	7.1%	Various(1)
6	West County Center	Des Peres, MO	Retail	$60,000,000	4.7%	LBUBS 2003-C3
9	Tice’s Corner Marketplace	Woodcliff Lake, NJ	Retail	$48,500,000	3.8%	JPMCC 2003-CIBC6
11	Platinum Tower	Atlanta, GA	Office	$32,750,000	2.6%	JPMCC 2011-FL1
20	Villages of Wildwood III & IV	Fairfield, OH	Multifamily	$21,750,000	1.7%	BACM 2004-6
21	McIntyre Square	Pittsburgh, PA	Retail	$18,461,132	1.4%	BSCMS 2007-PW16
23	17600 North Perimeter	Scottsdale, AZ	Office	$17,500,000	1.4%	MLMT 2005-MCP1
28	Norwood Park South	Norwood, MA	Office	$15,322,248	1.2%	MSDWC 2002-TOP7
30	Nordstrom Office Building	Centennial, CO	Office	$13,459,869	1.1%	BSCMS 2003-T10
31	Georgetown of Kettering	Kettering, OH	Multifamily	$13,085,423	1.0%	CCMSC 1998-2
32	Loft Portfolio 1(2)	Chicago, IL	Office	$12,729,325	1.0%	Various(2)
34	Alderman Plaza	Palm Harbor, FL	Retail	$11,981,176	0.9%	ASC 1997-D5
35	Valparaiso Walk	Valparaiso, IN	Retail	$11,900,000	0.9%	WBCMT 2005-C19
37	ECD Lincolnshire Portfolio	Lincolnshire, IL	Hotel	$10,967,353	0.9%	PNCMA 2000-C1
39	Loft Portfolio 2(3)	Chicago, IL	Office	$9,434,676	0.7%	Various(3)
41	The Crossing at Smithfield Phase II	Smithfield, RI	Retail	$8,436,776	0.7%	WBCMT 2002-C2
44	Village Key Apartments	Houston, TX	Multifamily	$7,181,228	0.6%	GECMC 2001-3
46	Kleban Portfolio I(4)	Various	Retail	$6,795,684	0.5%	CD 2006-CD2
50	Chichester Square	Upper Chichester	Retail	$2,995,403	0.2%	BACM 2005-3
(1) For Loan No. 3, EIP Industrial Portfolio, 600 North Bedford Street was securitized in JPMCC 2007-CB20, 13500 Roosevelt Boulevard was securitized in CSFB 2001-CF2 and 1035 Mill Road was securitized in PSSF 2000-C1.
(2) For Loan No. 32, Loft Portfolio 1, 641 West Lake Street was securitized in JPMCC 2005-LDP2 and 130 South Jefferson Street was securitized in BACM 2003-2.
(3) For Loan No. 39, Loft Portfolio 2, 542 South Dearborn Street was securitized in JPMCC 2005-LDP2 and 118 South Clinton Street and 901 West Jackson Boulevard were securitized in FULBA 1998-C2.
(4) For Loan No. 46, Kleban Portfolio I, only the Battenkill Plaza property was previously securitized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Mortgage Assets with Scheduled Balloon Payments and Related Classes

Class A-2

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
14	Oak Creek Center	Lombard, IL	$28,188,000	2.2%	$26,659,164	30.6%	60	58	1.78x	12.3%	69.9%	66.1%
26	Tower Point at the Highlands	Sparks, MD	16,973,304	1.3	15,550,457	17.8	60	59	1.58x	11.3%	70.7%	64.8%
27	Sky Hotel Aspen	Aspen, CO	15,974,989	1.2	14,644,884	16.8	60	59	1.64x	10.0%	49.5%	45.3%
28	Norwood Park South	Norwood, MA	15,322,248	1.2	13,703,257	15.7	60	57	1.30x	10.4%	71.9%	64.3%
38	Fashion Outlets of Santa Fe	Sante Fe, NM	10,944,638	0.9	10,110,051	11.6	60	56	1.93x	13.9%	51.1%	47.2%
45	HSRE - Chicago Portfolio	Various	7,098,742	0.6	6,496,350	7.5	60	59	1.90x	11.8%	50.7%	46.4%

Total / Weighted Average:			$94,501,921	7.4%	$87,164,164	100.0%	60	58	1.67x	11.6%	63.3%	58.4%

Class A-3

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity/ARD Balance	% of Certificate Class	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date/ARD LTV Ratio
25	The Hotel Wilshire	Los Angeles, CA	$17,000,000	1.3%	$14,964,863	66.7%	84	82	1.62x	10.7%	54.7%	48.1%
48	IREIT Dollar General Portfolio 2	Various	4,140,000	0.3	4,140,000	18.4	84	82	2.60x	12.8%	49.6%	49.6%
49	IREIT Dollar General Portfolio 1	Various	3,340,450	0.3	3,340,450	14.9	84	81	2.62x	12.9%	49.7%	49.7%

Total / Weighted Average:			$24,480,450	1.9%	$22,445,313	100.0%	84	82	1.92x	11.4%	53.2%	48.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Cut-off Date Principal Balance

						Weighted Average
Range of Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
$2,995,403	-	$4,999,999	4	$15,445,953	1.2%	4.56631%	101	2.13x	12.2%	56.8%	49.3%
$5,000,000	-	$9,999,999	8	63,689,499	5.0	4.43323%	112	1.75x	12.0%	60.7%	48.5%
$10,000,000	-	$19,999,999	19	279,076,869	21.8	4.36216%	103	1.72x	11.3%	62.6%	52.9%
$20,000,000	-	$24,999,999	4	90,870,737	7.1	4.38006%	119	1.51x	10.2%	70.6%	58.1%
$25,000,000	-	$49,999,999	9	295,838,049	23.1	4.15528%	113	1.82x	11.2%	65.9%	57.7%
$50,000,000	-	$99,999,999	4	291,397,283	22.8	4.14606%	118	1.59x	10.1%	69.1%	57.2%
$100,000,000	-	$130,000,000	2	242,000,000	18.9	3.88611%	119	2.16x	10.3%	60.7%	56.6%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
3.37100%	-	4.00000%	7	$308,313,423	24.1%	3.53673%	113	2.42x	11.0%	57.1%	53.3%
4.00001%	-	4.15000%	5	77,122,906	6.0	4.09294%	118	2.20x	12.6%	57.0%	48.9%
4.15001%	-	4.30000%	15	405,457,258	31.7	4.25584%	119	1.59x	10.7%	67.9%	55.5%
4.30001%	-	4.45000%	8	114,440,476	9.0	4.36549%	107	1.64x	10.3%	63.3%	56.0%
4.45001%	-	4.60000%	6	255,766,244	20.0	4.48189%	111	1.44x	10.2%	71.3%	61.3%
4.60001%	-	4.75000%	2	11,278,737	0.9	4.72982%	119	1.82x	12.6%	63.5%	48.4%
4.75001%	-	4.90000%	5	73,314,128	5.7	4.82225%	109	1.53x	11.0%	66.3%	53.9%
4.90001%	-	5.01000%	2	32,625,219	2.6	4.95696%	87	1.26x	9.7%	72.7%	62.1%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

Original Term to Maturity/ARD in Months(1)

						Weighted Average
Original Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
60			6	$94,501,921	7.4%	4.42641%	58	1.67x	11.6%	63.3%	58.4%
84			3	24,480,450	1.9	4.37292%	82	1.92x	11.4%	53.2%	48.6%
120			41	1,159,336,020	90.7	4.15824%	118	1.80x	10.7%	65.3%	55.7%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
56	-	60	6	$94,501,921	7.4%	4.42641%	58	1.67x	11.6%	63.3%	58.4%
61	-	120	44	1,183,816,470	92.6	4.16268%	118	1.80x	10.7%	65.0%	55.6%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

(1) In the case of Loan Nos. 48 and 49 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 7 and 8, the loans are cross collateralized and cross defaulted. As such the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4) In the case of Loan Nos. 2, 3.06, 4 and 23, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s “as-stabilized” or “hypothetical as-is” value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Original Amortization Term in Months

						Weighted Average
Original Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Interest-Only			5	$177,505,450	13.9%	3.47656%	117	2.93x	11.1%	50.2%	50.2%
300			6	72,020,215	5.6	4.57457%	97	1.62x	11.7%	62.1%	49.9%
330			1	27,452,784	2.1	4.87000%	119	1.38x	10.1%	71.3%	56.1%
336			1	90,400,000	7.1	4.46900%	119	1.46x	10.0%	75.0%	62.5%
360			37	910,939,942	71.3	4.23946%	113	1.63x	10.7%	66.8%	56.7%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Interest-Only			5	$177,505,450	13.9%	3.47656%	117	2.93x	11.1%	50.2%	50.2%
297	-	299	5	55,020,215	4.3	4.63129%	102	1.61x	12.0%	64.4%	50.5%
300	-	330	2	44,452,784	3.5	4.68682%	105	1.47x	10.3%	65.0%	53.0%
331	-	360	38	1,001,339,942	78.3	4.26018%	114	1.61x	10.7%	67.5%	57.2%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

Amortization Types

						Weighted Average
Amortization Types			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Partial Interest Only			16	$656,378,000	51.3%	4.20461%	115	1.58x	10.6%	68.4%	59.0%
Balloon			29	444,434,941	34.8	4.43087%	109	1.64x	11.0%	65.6%	53.3%
Interest Only			3	170,025,000	13.3	3.43894%	119	2.95x	11.0%	50.2%	50.2%
ARD-Interest Only			2	7,480,450	0.6	4.33182%	82	2.61x	12.8%	49.6%	49.6%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
1.22x	-	1.30x	2	$32,625,219	2.6%	4.95696%	87	1.26x	9.7%	72.7%	62.1%
1.31x	-	1.40x	3	147,928,443	11.6	4.54395%	118	1.34x	10.1%	71.0%	60.7%
1.41x	-	1.50x	10	382,419,305	29.9	4.31433%	119	1.45x	9.7%	71.5%	59.3%
1.51x	-	1.60x	5	97,399,935	7.6	4.39296%	108	1.54x	10.0%	68.9%	60.8%
1.61x	-	1.75x	10	154,965,703	12.1	4.24421%	108	1.67x	11.1%	64.1%	54.0%
1.76x	-	2.00x	11	171,072,306	13.4	4.27432%	102	1.84x	12.4%	64.0%	53.4%
2.01x	-	2.25x	3	103,434,676	8.1	3.71187%	118	2.15x	12.8%	55.8%	47.6%
2.26x	-	3.29x	6	188,472,803	14.7	3.51051%	117	2.91x	11.3%	49.8%	49.3%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%
(1) In the case of Loan Nos. 48 and 49 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 7 and 8, the loans are cross collateralized and cross defaulted. As such the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4) In the case of Loan Nos. 2, 3.06, 4 and 23, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s “as-stabilized” or “hypothetical as-is” value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

LTV Ratios as of the Cut-off Date(2)(3)(4)

						Weighted Average
Range of Cut-off LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DSCR(2)(3)	Cut-off Date DY(2)(3)(4)	Maturity Date LTV(2)(3)(4)
43.3%	-	49.9%	6	$71,982,469	5.6%	3.97967%	101	2.60x	13.1%	46.8%	43.2%
50.0%	-	54.9%	5	176,943,380	13.8	3.64732%	109	2.66x	10.9%	51.5%	50.5%
55.0%	-	59.9%	5	125,906,891	9.8	3.84369%	118	2.02x	12.2%	56.9%	47.2%
60.0%	-	64.9%	7	87,050,552	6.8	4.22453%	119	1.71x	11.5%	62.1%	51.8%
65.0%	-	69.9%	15	351,607,507	27.5	4.27761%	114	1.61x	10.5%	68.4%	57.2%
70.0%	-	77.0%	12	464,827,592	36.4	4.42871%	114	1.42x	10.1%	72.9%	61.7%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

LTV Ratios as of the Maturity Date(1)(2)(3)(4)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
34.5%	-	45.6%	7	$96,216,584	7.5%	4.12413%	109	2.34x	13.1%	50.7%	42.8%
45.7%	-	50.6%	9	157,728,814	12.3	3.96096%	105	2.02x	12.2%	55.7%	48.1%
50.7%	-	54.6%	11	279,074,005	21.8	3.82526%	119	2.30x	10.8%	58.1%	52.1%
54.7%	-	59.6%	13	333,197,465	26.1	4.35687%	119	1.50x	10.0%	69.9%	57.3%
59.7%	-	69.7%	10	412,101,523	32.2	4.38087%	109	1.46x	10.3%	72.3%	63.0%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

Prepayment Protection

						Weighted Average
Prepayment Protection			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Yield Maintenance			26	$627,846,888	49.1%	4.19095%	115	1.73x	10.7%	65.6%	55.9%
Defeasance			22	626,399,457	49.0	4.16271%	113	1.85x	10.8%	64.3%	55.6%
Lockout Only			1	16,973,304	1.3	4.48100%	59	1.58x	11.3%	70.7%	64.8%
Prepayment Penalty			1	7,098,742	0.6	4.41050%	59	1.90x	11.8%	50.7%	46.4%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%

Loan Purpose

						Weighted Average
Loan Purpose			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Refinance			29	$884,484,114	69.2%	4.19466%	115	1.78x	10.6%	64.7%	55.4%
Acquisition			21	393,834,277	30.8	4.15416%	109	1.81x	11.1%	65.4%	56.7%
Total / Weighted Average:			50	$1,278,318,391	100.0%	4.18218%	113	1.79x	10.8%	64.9%	55.8%
(1) In the case of Loan Nos. 48 and 49 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.
(2) In the case of Loan Nos. 7 and 8, the loans are cross collateralized and cross defaulted. As such the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(4) In the case of Loan Nos. 2, 3.06, 4 and 23, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s “as-stabilized” or “hypothetical as-is” value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Collateral Characteristics

Mortgaged Properties by Location

	Number	Cut-off Date	%	Weighted Average
	of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
State	Properties	Balance	IPB	Occupancy	DSCR(1)(2)	DY(1)(2)	LTV(1)(2)(3)	LTV(1)(2)(3)(4)
New Jersey	2	$178,500,000	14.0%	93.0%	2.52x	10.2%	55.0%	53.5%
Illinois	13	148,418,097	11.6	85.8%	1.68x	11.6%	65.8%	55.9%
Pennsylvania	5	145,116,535	11.4	87.9%	1.39x	10.6%	70.4%	60.2%
Missouri	2	94,000,000	7.4	85.9%	2.14x	12.3%	56.5%	48.4%
Florida	7	86,137,806	6.7	94.0%	1.56x	10.5%	67.7%	54.7%
Delaware	4	60,997,283	4.8	83.1%	1.49x	8.9%	69.9%	56.1%
California	3	57,765,377	4.5	89.4%	1.50x	10.3%	62.2%	52.5%
Massachusetts	5	56,892,248	4.5	93.7%	1.50x	10.5%	72.0%	62.3%
Ohio	4	55,873,306	4.4	95.5%	1.57x	10.0%	73.2%	59.7%
Michigan	6	54,911,613	4.3	97.0%	1.83x	11.8%	67.4%	54.1%
Texas	3	36,432,597	2.9	92.8%	2.89x	12.5%	50.1%	47.3%
Georgia	4	34,644,285	2.7	94.8%	1.51x	10.3%	66.8%	57.1%
Alabama	8	32,347,270	2.5	97.1%	1.53x	10.4%	68.6%	55.2%
Tennessee	4	32,162,653	2.5	94.6%	1.76x	12.3%	69.7%	59.6%
Kentucky	1	31,415,000	2.5	93.6%	1.50x	9.1%	77.0%	69.7%
Virginia	1	31,100,000	2.4	100.0%	1.46x	10.0%	75.0%	62.5%
Colorado	2	29,434,858	2.3	77.3%	1.68x	10.4%	57.2%	48.8%
Arizona	1	17,500,000	1.4	100.0%	1.62x	10.3%	60.3%	52.0%
Maryland	1	16,973,304	1.3	96.3%	1.58x	11.3%	70.7%	64.8%
Oklahoma	15	16,176,602	1.3	92.3%	1.22x	9.1%	73.5%	60.2%
Utah	3	13,253,433	1.0	67.7%	1.87x	12.9%	60.8%	45.2%
Indiana	1	11,900,000	0.9	100.0%	2.76x	12.7%	53.6%	53.6%
New Mexico	1	10,944,638	0.9	91.2%	1.93x	13.9%	51.1%	47.2%
Rhode Island	1	8,436,776	0.7	100.0%	1.73x	11.1%	68.0%	55.1%
North Carolina	1	6,650,000	0.5	100.0%	1.46x	10.0%	75.0%	62.5%
New York	1	4,760,000	0.4	100.0%	1.46x	10.0%	75.0%	62.5%
Vermont	1	3,695,053	0.3	100.0%	1.68x	10.0%	64.3%	51.4%
Connecticut	1	1,879,657	0.1	100.0%	1.68x	10.0%	64.3%	51.4%
Total / Weighted Average:	101	$1,278,318,391	100.0%	90.9%	1.79x	10.8%	64.9%	55.8%
(1) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2) In the case of Loan Nos. 7 and 8, the loans are cross collateralized and cross defaulted. As such the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan Nos. 2, 3.06, 4 and 23, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s "as-stabilized" or "hypothetical as-is" value.
(4) In the case of Loan Nos. 48 and 49 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Collateral Characteristics

Mortgaged Properties by Type

		Number	Cut-off Date	%	Weighted Average
		of	Principal	of		UW NCF	UW NOI	Cut-off Date	Maturity Date
Property Type	Property Subtype	Properties	Balance	IPB	Occupancy	DSCR(1)(2)	DY(1)(2)	LTV(1)(2)(3)	LTV(1)(2)(3)(4)
Retail	Regional Mall	2	$190,000,000	14.9%	92.7%	2.64x	10.9%	52.5%	49.9%
	Anchored	11	185,809,749	14.5	95.8%	1.92x	11.2%	61.8%	52.3%
	Unanchored	4	63,666,115	5.0	99.2%	1.51x	9.5%	64.8%	57.5%
	Freestanding	14	10,581,081	0.8	100.0%	2.34x	12.0%	53.9%	50.2%
	Subtotal	31	$450,056,944	35.2%	95.1%	2.18x	10.9%	58.1%	52.0%
Office	CBD	5	$255,498,779	20.0%	87.5%	1.38x	10.1%	71.0%	60.1%
	Suburban	16	177,685,477	13.9	92.4%	1.70x	12.0%	67.0%	58.0%
	Subtotal	21	$433,184,256	33.9%	89.5%	1.51x	10.9%	69.4%	59.2%
Multifamily	Garden	9	$111,196,893	8.7%	94.7%	1.67x	10.6%	71.8%	60.2%
	Student	1	17,146,371	1.3	98.1%	1.83x	11.8%	67.4%	54.1%
	Subtotal	10	$128,343,264	10.0%	95.1%	1.69x	10.7%	71.2%	59.4%
Industrial	Warehouse/Distribution	13	$92,239,814	7.2%	99.0%	1.44x	9.9%	74.9%	62.3%
	Manufacturing	1	4,350,000	0.3	100.0%	1.46x	10.0%	75.0%	62.5%
	Flex	1	286,586	0.0	100.0%	1.22x	9.1%	73.5%	60.2%
	Subtotal	15	$96,876,400	7.6%	99.0%	1.44x	9.9%	74.9%	62.3%
Hotel	Full Service	3	$66,974,989	5.2%	67.3%	1.91x	11.8%	54.9%	48.3%
	Limited Service	4	24,220,787	1.9	71.9%	2.16x	13.6%	52.9%	40.3%
	Subtotal	7	$91,195,776	7.1%	68.5%	1.98x	12.2%	54.4%	46.2%
Manufactured Housing		4	$60,997,283	4.8%	83.1%	1.49x	8.9%	69.9%	56.1%
Mixed Use	Office/Retail	7	$8,898,790	0.7%	85.9%	1.22x	9.1%	73.5%	60.2%
	Retail/Industrial	1	964,508	0.1	100.0%	1.22x	9.1%	73.5%	60.2%
	Office/Industrial	1	702,428	0.1	100.0%	1.22x	9.1%	73.5%	60.2%
	Subtotal	9	$10,565,726	0.8%	88.1%	1.22x	9.1%	73.5%	60.2%
Self Storage		4	$7,098,742	0.6%	77.1%	1.90x	11.8%	50.7%	46.4%
Total/Weighted Average:		101	$1,278,318,391	100.0%	90.9%	1.79x	10.8%	64.9%	55.8%
(1) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.
(2) In the case of Loan Nos. 7 and 8, the loans are cross collateralized and cross defaulted. As such the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations are based on the combined Cut-off Date Balances.
(3) In the case of Loan Nos. 2, 3.06, 4 and 23, the Cut-off Date LTV and Maturity Date LTV are calculated using the appraiser’s "as-stabilized" or "hypothetical as-is" value.
(4) In the case of Loan Nos. 48 and 49 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Remaining Loan Term and Maturity Date LTV are as of the related anticipated repayment dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

The Shops at Riverside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

The Shops at Riverside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

The Shops at Riverside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

The Shops at Riverside

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$130,000,000	Title:	Fee
Cut-off Date Principal Balance:	$130,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	10.2%	Net Rentable Area (SF)(1):	473,549
Loan Purpose:	Refinance	Location:	Hackensack, NJ
Borrowers:	Riverside Square Limited Partnership; Riverside II, L.L.C.	Year Built / Renovated:	1977 / 2008
		Occupancy(2):	90.4%
Sponsor:	Simon Property Group, L.P.	Occupancy Date:	12/31/2012
Interest Rate:	3.37100%	Number of Tenants:	64
Note Date:	1/4/2013	2009 NOI:	$11,795,849
Maturity Date:	2/1/2023	2010 NOI:	$11,884,665
Interest-only Period:	120 months	2011 NOI:	$12,760,353
Original Term:	120 months	2012 NOI:	$13,679,340
Original Amortization:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$26,196,263
Call Protection:	L(25),Def(88),O(7)	UW Expenses:	$12,688,472
Lockbox:	Hard	UW NOI:	$13,507,791
Additional Debt:	N/A	UW NCF:	$12,844,494
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$255,000,000 / $538
Additional Debt Type:	N/A	Appraisal Date:	12/6/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$275
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$275
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	51.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.89x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.4%

(1) Represents the portion of that property that serves as collateral for the loan and is currently leasable. There is approximately 20,500 square feet of space on the second floor of the property that serves as collateral for the loan but is considered a structural vacancy. No value or income as been attributed to this space.
(2) Occupancy includes two tenants, Brooks Brothers Women (4,657 square feet) and Lilly Pulitzer (2,838 square feet), which have executed leases but have not yet taken occupancy. Additionally, Louis Vuitton has executed a lease to expand its space by 1,007 square feet, but has not yet taken occupancy of this space. The three tenants have executed their respective leases and are expected to take occupancy by August 2013.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Shops at Riverside loan has an outstanding principal balance of $130.0 million and is secured by a first mortgage lien on a regional mall located in Hackensack, New Jersey. In total, the mall consists of approximately 771,215 square feet, of which 473,549 square feet serve as collateral for the loan. The 10-year loan is interest-only for the entire term of the loan. The proceeds from the loan plus sponsor equity of approximately $0.7 million were used to refinance previously existing debt of $130.0 million and pay closing costs of $0.7 million. The previously existing debt had a floating interest rate and was provided by a balance sheet lender.

The Borrower. The borrowing entities for the loan are Riverside Square Limited Partnership, a Delaware limited partnership, and Riverside II, L.L.C., a Delaware limited liability company, each a special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P. (“Simon”). Simon (NYSE: SPG) is a publicly traded real estate investment trust and member of the S&P 100. Simon engages in investment, ownership and management of properties around the world. Simon focuses on five real estate platforms: regional malls, premium outlet centers, The Mills, community/lifestyle centers and international properties. Simon owns or has an interest in 329 retail real estate properties comprising approximately 243 million square feet of gross leasable area and is rated A- by S&P and Fitch.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

The Shops at Riverside

The Property.  The Shops at Riverside is a 771,215 square foot regional mall, of which 473,549 square feet serve as collateral for the loan. The property, located in Hackensack, New Jersey, was originally constructed by Simon in 1977 and underwent a major renovation/expansion in 2008 that added approximately 130,000 square feet to the property. The property is anchored by Saks Fifth Avenue (107,000 square feet) and Bloomingdale’s (297,666 square feet); however, Bloomingdale’s is not included in the collateral for the loan as it owns its store and underlying land. Additionally, there are approximately 4,186 surface and garage parking spaces, resulting in a parking ratio of 5.43 spaces per 1,000 square feet of net rentable area.

As of year-end 2012, the space serving as collateral for the loan was approximately 90.4% leased by 64 tenants. The property’s tenancy caters to an upscale customer with in-line tenants including Burberry, Coach, Cole Haan, Hermes, J. Crew, Louis Vuitton, Salvatore Ferragamo and Williams-Sonoma. Additionally, the property has several well known national restaurants such as the Cheesecake Factory, Maggiano's Little Italy, Rosa Mexicano and P.F. Chang’s. Gross mall sales for all tenants that reported as of December 31, 2012 were approximately $174.5 million and in-line sales per square foot for comparable stores less than 10,000 square feet were approximately $578, $617 and $622 in 2010, 2011 and 2012, respectively. Occupancy costs for comparable in-line tenants less than 10,000 square feet for 2011 and 2012 were approximately 14.0% and 13.9%, respectively.

The Shops at Riverside is located approximately five miles west of New York City, in a densely developed portion of northern New Jersey. The mall is located at the intersection of Route 4 and Hackensack Avenue. Route 4 begins just west of the George Washington Bridge from New York City and is the primary east/west arterial for Bergen County. Route 4 connects with Interstate-95/New Jersey Turnpike and the Garden State Parkway. Access to the property is provided by dedicated ramps from both Route 4 and Hackensack Avenue.

According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 479,965 people, with an average household income of $92,655 as of 2012. The secondary trade area, defined as being within a 10-mile radius of the property, contains approximately 3.6 million people with an average household income of $75,437 as of 2012. According to the appraisal, the property’s primary competition consists of three properties that are detailed in the table below.

Competitive Set Summary(1)

Property	Year Built / Renovated	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Westfield Garden State Plaza	1957 / 2000	2,132,000	$740	96.0%	3.5 miles	JCPenney, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom
The Outlets at Bergen Town Center	1957 / 2007-2011	995,000	$400	91.0%	2.5 miles	Bloomingdale’s Outlet, Century 21, Saks Fifth Ave. Outlet, Target, Whole Foods
Paramus Park Mall	1974 / 2002	771,000	$350	89.0%	5.5 miles	Macy’s Sears
Total / Weighted Average		3,898,000	$576	93.3%
(1) Per the appraisal.

Historical and Current Occupancy(1)

	2008	2009	2010	2011	2012
Non-Anchor(2)(3)	84.4%	81.2%	83.0%	84.5%	88.3%
Total Mall(3)	88.0%	85.5%	86.8%	88.0%	90.4%
(1) Historical occupancies are as of December 31 of each respective year.
(2) Excludes Saks Fifth Avenue.
(3) 2012 Occupancy includes two tenants (Brooks Brothers Women and Lilly Pulitzer) which have executed leases but have not yet taken occupancy. Additionally, Louis Vuitton has executed a lease to expand its space by 1,007 square feet, but has not yet taken occupancy of this space.

In-line Sales and Occupancy Costs(1)

	2009	2010	2011	2012
In-line Sales PSF	$558	$578	$617	$622
Occupancy Costs	14.0%	13.5%	14.0%	13.9%
(1) In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

The Shops at Riverside

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Saks Fifth Avenue(4)	B1 / BB / BB	107,000	22.6%	$1.01	$143	2.2%	1/31/2015
Barnes & Noble	NA / NA / NA	31,963	6.7%	$25.03	$286	9.3%	8/31/2015
Pottery Barn	NA / NA / NA	24,974	5.3%	$26.47	$254	15.5%	1/31/2023
Arhaus(5)	NA / NA / NA	18,723	4.0%	$24.50	N/A	N/A	1/31/2023
Maggiano's Little Italy	NA / NA / NA	16,240	3.4%	$46.20	$430	10.2%	6/30/2017
The Fountain Spa	NA / NA / NA	12,485	2.6%	$28.03	$395	7.5%	3/31/2020
H&M	NA / NA / NA	10,861	2.3%	$17.15	$195	9.0%	1/31/2021
The Gap(6)	Baa3 / BB+ / BBB-	10,760	2.3%	$7.49	$217	14.8%	1/31/2014
Cheesecake Factory	NA / NA / NA	10,471	2.2%	$40.00	$1,140	7.6%	1/31/2021
Banana Republic(7)	NA / NA / NA	8,806	1.9%	$11.22	$271	14.3%	1/31/2014
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the twelve month period ending December 31, 2012 for all tenants.
(4) Saks Fifth Avenue has five ten-year renewal options remaining on its lease.
(5) Arhaus opened for business in October 2012. Sales PSF and Occupancy Costs for a 12 month period are not available.
(6) The Gap pays percentage rent of 3.5% of gross sales in lieu of base rent. Base Rent PSF represents percentage rent based on sales as of August 31, 2012.
(7) Banana Republic pays percentage rent of 4.0% of gross sales in lieu of base rent. Base Rent PSF represents percentage rent based on sales as of August 31, 2012.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	45,293	9.6%	NAP	NAP	45,293	9.6%	NAP	NAP
2013 & MTM	3	7,504	1.6	$222,811	1.7%	52,797	11.1%	$222,811	1.7%
2014	7	27,356	5.8	635,349	4.7	80,153	16.9%	$858,160	6.4%
2015	5	144,011	30.4	1,211,995	9.0	224,164	47.3%	$2,070,155	15.4%
2016	7	30,782	6.5	1,650,840	12.3	254,946	53.8%	$3,720,995	27.7%
2017	9	45,524	9.6	2,334,866	17.4	300,470	63.5%	$6,055,861	45.1%
2018	7	32,016	6.8	1,747,244	13.0	332,486	70.2%	$7,803,105	58.1%
2019	3	9,576	2.0	591,067	4.4	342,062	72.2%	$8,394,172	62.4%
2020	7	33,762	7.1	1,601,729	11.9	375,824	79.4%	$9,995,901	74.4%
2021	4	23,489	5.0	666,986	5.0	399,313	84.3%	$10,662,887	79.3%
2022	5	14,119	3.0	585,020	4.4	413,432	87.3%	$11,247,907	83.7%
2023	6	55,460	11.7	1,974,820	14.7	468,892	99.0%	$13,222,727	98.4%
2024 & Beyond	1	4,657	1.0	218,879	1.6	473,549	100.0%	$13,441,607	100.0%
Total	64	473,549	100.0%	$13,441,607	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2009	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$11,089,164	$11,194,897	$12,219,174	$12,548,042	$13,441,607	$28.38	49.7%
Vacant Income(2)	0	0	0	0	1,499,010	3.17	10.0
Gross Potential Rent	$11,089,164	$11,194,897	$12,219,174	$12,548,042	$14,940,617	$31.55	55.2%
Total Reimbursements	11,054,058	11,108,709	11,897,585	12,434,182	12,131,572	25.62	44.8
Net Rental Income	$22,143,222	$22,303,606	$24,116,759	$24,982,224	$27,072,189	$57.17	100.0%
(Vacancy/Credit Loss)(2)	381,015	46,787	(60,306)	(74,505)	(1,499,010)	(3.17)	(10.0)
Other Income	527,949	539,626	651,355	670,453	623,084	1.32	2.3
Effective Gross Income	$23,052,186	$22,890,019	$24,707,808	$25,578,172	$26,196,263	$55.32	96.8%
Total Expenses	$11,256,337	$11,005,354	$11,947,455	$11,898,832	$12,688,472	$26.79	48.4%
Net Operating Income	$11,795,849	$11,884,665	$12,760,353	$13,679,340	$13,507,791	$28.52	51.6%
Total TI/LC, Capex/RR	0	0	0	0	663,297	1.40	2.5
Net Cash Flow	$11,795,849	$11,884,665	$12,760,353	$13,679,340	$12,844,494	$27.12	49.0%
Average Annual Rent PSF(3)	$37.85	$36.59	$39.32	$38.43
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Vacant Income and Vacancy/Credit Loss % is based on Gross Potential Rent. The lender’s underwriting did not gross up reimbursements for vacant space.
(3) Average Annual Rent PSF is based on historical financial statements and leased square footage. Saks Fifth Avenue and vacant space are excluded from the calculation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

The Shops at Riverside

Property Management. The property is managed by Simon Management Associates, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at closing.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as (i) no DSCR Reserve Trigger Event (defined herein) has occurred and is continuing, (ii) the borrower provides satisfactory evidence that the required taxes are paid in accordance with the loan documents, and (iii) the borrower pays all taxes and other charges prior to the assessment of a penalty and prior to a delinquency.

“DSCR Reserve Trigger Event” means that the debt service coverage ratio based on the trailing four calendar quarter period is less than 1.45x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no DSCR Reserve Trigger Event exists and the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Event exists. During a DSCR Reserve Trigger Event, the borrower is required to deposit $8,287 per month ($0.21 per square foot annually) for replacement reserves. The reserve is subject to a cap of $198,891 ($0.42 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as no DSCR Reserve Trigger Event has occurred and is continuing. During a DSCR Reserve Trigger Event, the borrower is required to deposit $35,516 per month ($0.90 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $852,388 ($1.80 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent that (i) there is an event of default under the loan documents, or (ii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iii) the DSCR based on the trailing four calendar quarter period falls below 1.35x for two consecutive calendar quarters, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Property. The borrower is permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan agreement.

Cap on Guaranty. There is a cap on the recourse carve-out liabilities of the sponsor in the amount of $13.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Gateway Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Gateway Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Gateway Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$112,000,000	Title:	Fee
Cut-off Date Principal Balance:	$112,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	8.8%	Net Rentable Area (SF):	1,469,666
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	Hertz Gateway Center, LP	Year Built / Renovated:	1952, 1960 / 1984-2012
Sponsors(1):	Various	Occupancy(2):	85.6%
Interest Rate:	4.48400%	Occupancy Date:	2/12/2013
Note Date:	12/13/2012	Number of Tenants:	140
Maturity Date:	1/1/2023	2009 NOI:	$9,215,905
Interest-only Period:	36 months	2010 NOI:	$9,105,385
Original Term:	120 months	2011 NOI:	$9,036,486
Original Amortization:	360 months	2012 NOI:	$8,524,481
Amortization Type:	IO-Balloon	UW Economic Occupancy:	85.3%
Call Protection:	L(26),Def(91),O(3)	UW Revenues:	$26,913,425
Lockbox:	Hard	UW Expenses:	$15,472,068
Additional Debt:	N/A	UW NOI(3):	$11,441,357
Additional Debt Balance:	N/A	UW NCF:	$8,952,524
Additional Debt Type:	N/A	Appraised Value / Per SF(4):	$155,540,000 / $106
		Appraisal Date:	11/27/2012

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$76
Taxes:	$1,659,106	$142,500	N/A	Maturity Date Loan / SF:	$67
Insurance:	$218,210	$24,300	N/A	Cut-off Date LTV(4):	72.0%
Replacement Reserves:	$29,307	$24,500	N/A	Maturity Date LTV(4):	63.0%
TI/LC:	$177,939	$159,667	N/A	UW NCF DSCR:	1.32x
Other:	$6,587,032	$0	N/A	UW NOI Debt Yield:	10.2%

(1) For a full description of the Sponsors, please refer to “The Sponsors” section below.
(2) Occupancy includes Gateway Health Plan (“Gateway Health”), Eddie Merlot and two smaller tenants. The tenants have executed leases, Gateway Health and the smaller tenants are expected to take occupancy in April 2013 and Eddie Merlot is expected to take occupancy in October 2013. Gateway Health and Eddie Merlot have leases for 103,329 square feet and 10,797 square feet, respectively.  The smaller tenants have leases for an aggregate square footage of 6,757 square feet.
(3) UW NOI is higher than 2012 NOI primarily due to two new leases to Gateway Health and Eddie Merlot representing approximately $2.4 million of additional rental income.
(4) Based on the appraisal’s “Hypothetical Value As-Is”, which is the estimated market value of the properties assuming escrows are held for outstanding obligations with regards to the Gateway Health and Eddie Merlot leases. Funds were escrowed at closing to cover outstanding obligations with regards to these leases.  The “as-is” value assuming no escrows were taken is $150.0 million, which results in a Cut-off Date LTV of 74.7%.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The Gateway Center loan has an outstanding principal balance of $112.0 million and is secured by a first mortgage lien on a high-rise office complex, composed of four multi-tenant office buildings located in the central business district of Pittsburgh, Pennsylvania. The loan has a 10-year term, and subsequent to a 36-month interest only period, amortizes on a 30-year schedule. Proceeds from the loan were used to repay previously existing debt of approximately $64.7 million, fund upfront reserves of $8.7 million, pay closing costs of $1.2 million and return $37.5 million of equity to the sponsor. The previously existing debt was securitized in the JPMCC 2005-LDP4 transaction.

The Borrower.  The borrowing entity for the loan is Hertz Gateway Center, LP, a Delaware limited partnership and special purpose entity.

The Sponsors. The loan’s sponsors and non-recourse guarantors are William Hertz, Isaac Hertz, Sarah Hertz Gordon, William and Olivia Hertz 2012 Irrevocable Trust dated December 1, 2012, Isaac and Elka Hertz 2012 Irrevocable Trust dated December 1, 2012 and Yisroel and Sarah Hertz Gordon 2012 Irrevocable Trust dated December 1, 2012 (the “Guarantors”). The borrower is controlled by an affiliate of the Hertz Investment Group, which acquired the property in 2004 for approximately $55 million and has since invested over $38.7 million in capital improvements, tenant improvements and leasing costs. Founded in 1979, Hertz Investment Group is a fully-integrated national real estate investment company specializing in the acquisition, marketing and management of properties throughout the country, including office, hotel, retail and multifamily properties. The Hertz Investment Group’s current portfolio includes 41 office buildings located in various markets including Columbus, Ohio, Indianapolis, Indiana and St. Louis, Missouri.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Gateway Center

The Property. Gateway Center consists of four multi-tenant office buildings totaling approximately 1.47 million square feet that are located on the southwest and southeast corners of Liberty Avenue and Stanwix Street in the central business district of Pittsburgh, Pennsylvania. The buildings are located on a nine-acre site centered around an open air plaza area and are all connected to an underground parking garage. The property offers 887 sub-grade parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of net rentable area.  Local roadway access to the properties is provided by Grant Street, Seventh Avenue, Liberty Avenue and Penn Avenue and regional access is provided by Interstate 579, Interstate 376 and Interstate 279. The property offers direct access to the Port Authority Transit’s light rail transit system, known as the “T”, through the Gateway Center Station which is situated between two of the buildings. The property benefits from the recently completed North Shore Connector which extends the Pittsburgh light rail system from its previous terminus at the Gateway Center Station to two new stations north of the central business district by way of a tunnel under the Allegheny River. The North Shore Connector provides free rides between downtown Pittsburgh and the North Shore neighborhood allowing tenants in the Gateway Center buildings to park in the North Shore neighborhood and take the “T” directly into the building.

The property was 85.6% leased by 140 tenants as of February 2013. In June 2011, the sponsors hired Colliers to replace the in-house leasing team at the property. Since 2011, 32 tenants have executed new leases at the property for a total of approximately 313,287 square feet (21.3% of net rentable area). The property’s tenant concentration is granular with the largest tenant at the property, Gateway Health, representing 7.0% of the net rentable area. Gateway Health is a managed care organization that provides service to more than 263,000 customers in Pennsylvania. Gateway Health recently executed a new lease at the property in order to move its headquarters from the nearby U.S. Steel Tower. The lease was executed at an average rate of $20.74 per square foot and goes through September 2023.

The property is located within the central business district of Pittsburgh, often referred to as the “Golden Triangle”, which is centrally located within the city. As of the third quarter of 2012, the Golden Triangle office market was comprised of approximately 31.0 million square feet of office space.  According to the appraisal, office properties in the Golden Triangle market reported a vacancy rate of 9.6% with average asking rents of $20.32 per square foot, as of the third quarter of 2012. The appraisal identified ten competitive properties that were built between 1955 and 1988 and range in size from approximately 467,058 to 2.3 million square feet. The competitive set reported a weighted average occupancy of approximately 93.5%.

One Gateway Center. One Gateway Center is a 20-story, Class B+ multi-tenant office building with a total of 353,684 square feet that was constructed in 1952 and renovated in 2000. The property was 84.6% occupied by 37 tenants as of February 2013. The largest tenant at the property, CBS Broadcasting, Inc., leases approximately 56,695 square feet (16.0% of One Gateway Center’s net rentable area) with a lease expiration in April 2014. CBS Broadcasting, Inc. owns and operates the CBS Television Network. CBS has more than 200 affiliate stations around the country.

Two Gateway Center. Two Gateway Center is a 20-story, Class B+ multi-tenant office building with a total of 320,378 square feet that was constructed in 1952 and renovated in 2000. The property was 84.6% occupied by 43 tenants as of February 2013. The largest tenant at the property, Babst Calland Clements & Zomnir, leases approximately 57,577 square feet (18.0% of Two Gateway Center’s net rentable area) with a lease expiration in December 2018. Babst Calland Clements & Zomnir (“Babst Calland”) is the seventh largest law firm in Pittsburgh with more than 100 attorneys and additional offices located in New Jersey, West Virginia and Ohio.

Three Gateway Center. Three Gateway Center is a 25-story, Class B+ multi-tenant office building with a total of 369,053 square feet that was constructed in 1952 and renovated in 2000. The property was 80.7% occupied by 37 tenants as of February 2013. The largest tenant at the property, Dollar Bank, Federal Savings Bank (“Dollar Bank”), leases approximately 96,979 square feet (26.3% of Three Gateway Center’s net rentable area) with a lease expiration in December 2020. Dollar Bank is a full service regional bank with more than 60 branch offices and loan centers located throughout Pittsburgh, Pennsylvania and Cleveland, Ohio.

Four Gateway Center. Four Gateway Center is a 22-story, Class A multi-tenant office building with a total of 426,551 square feet that was constructed in 1960 and renovated in 2012. The property was 91.3% occupied by 23 tenants as of February 2013. The largest tenant at the property, Gateway Health, leases approximately 103,329 square feet (24.2% of Four Gateway Center’s net rentable area) with a lease expiration in September 2023. The sponsor recently executed leases with Gateway Health and Eddie Merlot, increasing occupancy at Four Gateway Center by 26.8% and increasing annual revenues by approximately $2.4 million. Gateway Health and Eddie Merlot are expected to take occupancy in April 2013 and October 2013, respectively.

Historical and Current Occupancy(1)
2009	2010	2011	Current(2)(3)
86.0%	80.9%	80.7%	85.6%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Occupancy includes Gateway Health, Eddie Merlot and two smaller tenants. The tenants have executed leases. Gateway Health and the smaller tenants are expected to take occupancy in April 2013 and Eddie Merlot is expected to take occupancy in October 2013. Gateway Health and Eddie Merlot have leases for 103,329 square feet and 10,797 square feet, respectively.  The smaller tenants have leases for an aggregate square footage of 6,757 square feet.
(3) Current Occupancy is as of February 12, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Gateway Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Gateway Health	NA / NA / NA	103,329	7.0%	$20.74	9/30/2023
Dollar Bank, Federal Savings	NA / NA / NA	96,979	6.6%	$18.04	12/31/2020
Babst Calland Clements & Zomnir	NA / NA / NA	57,577	3.9%	$19.54	12/31/2018
CBS Broadcasting, Inc.	Baa2 / BBB / BBB	56,695	3.9%	$15.39	4/30/2014
The Webb Law Firm, P.C.	NA / NA / NA	34,717	2.4%	$18.68	5/14/2023
Willis of Pennsylvania, Inc.	NA / NA / NA	28,866	2.0%	$16.65	6/30/2014
Houston Harbaugh, P.C.	NA / NA / NA	27,526	1.9%	$16.34	3/31/2014
The Commonwealth of PA	NA / NA / NA	26,315	1.8%	$15.72	2/28/2013
MAYA Design, Inc.	NA / NA / NA	26,186	1.8%	$14.13	3/31/2022
Strassburger McKenna Gutnick	NA / NA / NA	19,228	1.3%	$19.99	5/31/2024
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	212,189	14.4%	NAP	NAP	212,189	14.4%	NAP	NAP
2013 & MTM	14	83,554	5.7	1,421,993	6.2%	295,743	20.1%	$1,421,993	6.2%
2014	29	223,030	15.2	3,756,789	16.5	518,773	35.3%	$5,178,783	22.7%
2015	22	89,325	6.1	1,656,231	7.3	608,098	41.4%	$6,835,014	30.0%
2016	19	104,363	7.1	2,002,171	8.8	712,461	48.5%	$8,837,185	38.8%
2017	18	104,196	7.1	2,033,861	8.9	816,657	55.6%	$10,871,046	47.7%
2018	14	178,194	12.1	3,338,191	14.6	994,851	67.7%	$14,209,237	62.3%
2019	8	63,301	4.3	1,129,703	5.0	1,058,152	72.0%	$15,338,939	67.3%
2020	3	112,698	7.7	2,073,681	9.1	1,170,850	79.7%	$17,412,620	76.4%
2021	5	70,600	4.8	925,644	4.1	1,241,450	84.5%	$18,338,264	80.4%
2022	3	46,029	3.1	731,888	3.2	1,287,479	87.6%	$19,070,152	83.6%
2023	2	138,046	9.4	2,791,222	12.2	1,425,525	97.0%	$21,861,374	95.9%
2024 & Beyond	3	44,141	3.0	936,746	4.1	1,469,666	100.0%	$22,798,120	100.0%
Total	140	1,469,666	100.0%	$22,798,120	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$20,656,567	$19,890,635	$19,531,096	$19,198,624	$22,798,120	$15.51	74.3%
Vacant Income(3)	0	0	0	0	3,928,932	2.67	14.7
Gross Potential Rent	$20,656,567	$19,890,635	$19,531,096	$19,198,624	$26,727,052	$18.19	87.1%
Total Reimbursements	4,195,988	3,369,589	3,872,251	4,092,651	3,954,846	2.69	12.9
Net Rental Income	$24,852,555	$23,260,224	$23,403,347	$23,291,275	$30,681,898	$20.88	100.0%
(Vacancy/Credit Loss)(3)	0	0	0	0	(3,927,995)	(2.67)	(14.7)
Other Income	131,878	151,138	257,907	195,481	159,522	0.11	0.5
Effective Gross Income	$24,984,433	$23,411,362	$23,661,254	$23,486,756	$26,913,425	$18.31	87.7%

Total Expenses	$15,768,528	$14,305,977	$14,624,768	$14,962,275	$15,472,068	$10.53	57.5%

Net Operating Income	$9,215,905	$9,105,385	$9,036,486	$8,524,481	$11,441,357	$7.79	42.5%

Total TI/LC, Capex/RR	0	0	0	0	2,488,833	1.69	9.2
Net Cash Flow	$9,215,905	$9,105,385	$9,036,486	$8,524,481	$8,952,524	$6.09	33.3%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are higher than the 2012 primarily due to two new leases to Gateway Health and Eddie Merlot representing approximately $2.4 million of additional rental income.
(3) Vacant Income and Vacancy/Credit Loss % is based on Gross Potential Rent. The lender’s underwriting did not gross up reimbursements for vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gateway Center

Property Management. The property is managed by Hertz Investment Group, LLC, a Delaware limited liability company.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $3.8 million for outstanding tenant improvement and leasing commission obligations for Gateway Health and three other tenants, $2.8 million for free rent obligations with regards to 19 tenants, $1.7 million for real estate taxes, $218,210 for insurance, $177,939 for initial TI/LC reserves and $29,307 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $142,500.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $24,300. The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $24,500 (approximately $0.20 per square foot annually) to the replacement reserves escrows.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $159,667 (approximately $1.30 per square foot annually) to the TI/LC reserves escrows.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR based on the trailing three month period falls below 1.20x, (ii) there is an event of default under the loan documents, or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

Release Provisions. No portion of the collateral may be released during the term of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EIP Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EIP Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EIP Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EIP Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$90,400,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance:	$90,400,000	Property Type - Subtype:	Industrial - Various
% of Pool by IPB:	7.1%	Net Rentable Area (SF):	2,737,661
Loan Purpose(1):	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsors(3):	Various	Occupancy:	99.4%
Interest Rate:	4.46900%	Occupancy Date:	1/31/2013
Note Date:	1/31/2013	Number of Tenants:	12
Maturity Date:	2/1/2023	2010 NOI:	$8,127,874
Interest-only Period:	24 months	2011 NOI:	$8,820,807
Original Term:	120 months	2012 NOI:	$9,120,197
Original Amortization:	336 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$10,948,788
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$1,894,985
Lockbox:	Hard	UW NOI:	$9,053,803
Additional Debt:	N/A	UW NCF:	$8,241,929
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$120,570,000 / $44
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$33
Taxes:	$190,386	Springing	N/A	Maturity Date Loan / SF:	$28
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	75.0%
Replacement Reserves:	$22,635	$22,635	N/A	Maturity Date LTV(4):	62.5%
TI/LC:	$20,833	$20,833	N/A	UW NCF DSCR:	1.46x
Other:	$1,712,396	$0	N/A	UW NOI Debt Yield:	10.0%

(1) With respect to one property within the portfolio (110 East Jones Road), the purpose for the loan was an acquisition.
(2) For a full description of the borrowers, please refer to “The Borrowers” section below.
(3) Sponsors include Neal Shalom, Lewis Heafitz and Donald Levine.
(4) The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are all based on the “as-is” appraised value with the exception of the 4017 Chesapeake Drive property. The “as stabilized” value of $9.0 million was used for this property which reflects tenant improvements associated with the Rite Aid lease extension in December 2012 that were escrowed at closing. The “as-is” value for 4017 Chesapeake Drive is $7.65 million, which results in a Cut-off Date LTV for the portfolio of 75.8%.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The EIP Industrial Portfolio loan has an outstanding principal balance of $90.4 million and is secured by a first mortgage lien on nine industrial buildings totaling approximately 2.7 million square feet that are located in Virginia, Massachusetts, Pennsylvania, Ohio, North Carolina and New York. The loan has a 10-year term, and subsequent to a 24-month interest only period, amortizes on a 28-year schedule. The proceeds of the loan, along with $18.1 million of preferred equity and $2.5 million of new borrower equity, were used to refinance the existing debt of approximately $98.0 million, acquire 110 East Jones Road for approximately $8.82 million, pay closing costs of $2.0 million and fund upfront reserves of $1.9 million. The previously existing debt was originated by Anglo Irish Bank.

The Borrowers. The borrowing entities for the loan are EIP Allentown Owner LLC, EIP Nemco Way Owner LLC, EIP Chesapeake Owner LLC, EIP EB Owner LLC, EIP Fostoria Owner LLC, EIP Roosevelt Owner LLC, EIP Sherrill Owner LLC, EIP Allied South Owner LLC and EIP Winchester Owner LLC, each a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Neal Shalom, Lewis Heafitz and Donald Levine. The guarantors are each a principal and co-founder of Equity Industrial Partners (“EIP”). Founded in 1994, EIP is a developer and operator of industrial warehouse and distribution facilities throughout the United States. Since inception, EIP has acquired, developed and sold over 50 million square feet of industrial property and is responsible for over $1.5 billion of property investments. As of December 2012, EIP’s portfolio includes over 30 properties totaling over 10 million square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EIP Industrial Portfolio

The Properties. The nine property EIP Industrial Portfolio consists of six single tenant properties and three multi-tenant properties. The properties are located in Virginia, Massachusetts, Pennsylvania, Ohio, North Carolina and New York and total approximately 2.7 million square feet. The properties were constructed between 1960 and 2003 with uses consisting of warehouse, distribution, light manufacturing and office. The properties were 99.4% occupied by 12 tenants as of January 2013. Approximately 59.4% of the net rentable area is leased by investment grade tenants or their affiliates. All of the properties with the exception of 110 East Jones Road, which was acquired and financed in conjunction with the current financing, were acquired by the sponsor between 2003 and 2008.  The sponsors have a total cost basis of approximately $120.2 million inclusive of total acquisition costs of $105.8 million and $14.4 million of capital that has been invested since acquisition.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
280 Maranto Manor Dr.	Winchester, VA	756,000	2003 / N/A	$31,100,000	34.4%	$41,500,000	$2,557,138
90 Nemco Way	Ayer, MA	216,010	1989 / 2008	12,510,000	13.8	16,700,000	1,046,978
600 North Bedford St.	East Bridgewater, MA	297,086	1960 / 2003	10,130,000	11.2	13,500,000	943,048
13500 Roosevelt Blvd.	Philadelphia, PA	164,880	1985 / N/A	7,310,000	8.1	9,750,000	657,941
110 East Jones Rd.	Fostoria, OH	488,379	1969 / 2004	7,060,000	7.8	8,820,000	809,510
4017 Chesapeake Dr.	Charlotte, NC	333,220	1964 / 1982	6,650,000	7.4	9,000,000	836,226
1 Harvest Lane	Southborough, MA	115,225	1965 / 2009	6,530,000	7.2	8,700,000	519,318
4525 Highbridge Rd.	Sherrill, NY	206,000	2000 / N/A	4,760,000	5.3	6,800,000	494,983
1035 Mill Rd.	Allentown, PA	160,861	1981 / 2004	4,350,000	4.8	5,800,000	376,786
Total		2,737,661		$90,400,000	100%	$120,570,000	$8,241,929

Historical and Current Occupancy(1)

Property	Single Tenant (Yes / No)	2009	2010	2011	2012	Current(2)
280 Maranto Manor Dr.	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
90 Nemco Way	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
600 North Bedford St.	No	100.0%	100.0%	100.0%	100.0%	100.0%
13500 Roosevelt Blvd.	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
110 East Jones Rd.	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
4017 Chesapeake Dr.	No	100.0%	100.0%	100.0%	100.0%	100.0%
1 Harvest Lane(3)	No	48.0%	48.0%	85.0%	85.2%	85.2%
4525 Highbridge Rd.	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
1035 Mill Rd.	Yes	100.0%	100.0%	100.0%	100.0%	100.0%
Weighted Average		97.8%	97.8%	99.4%	99.4%	99.4%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of January 31, 2013.
(3) 1 Harvest Lane was purchased in 2008 by the sponsor when the property was vacant.

Property Summary
Property	Building Type / Subtype	# of Buildings	Rail Access	Clear Heights	% Office	Largest Tenant	Largest Tenant Expiration	Largest Tenant % of NRA
280 Maranto Manor Dr.	Ind – Whse/Dist	1	N	33' - 39'	2%	Home Depot	12/31/2022	100.0%
90 Nemco Way	Ind – Whse/Dist	1	N	30'	23%	L-3 Communications	6/30/2018	100.0%
600 North Bedford St.	Ind – Whse/Dist	1	N	12' - 28'	10%	Harte-Hanks	12/31/2015	86.5%
13500 Roosevelt Blvd.	Ind – Whse/Dist	1	N	20'	20%	L-3 Communications	1/31/2019	100.0%
110 East Jones Rd.	Ind – Whse/Dist	1	Y	24' - 34'	1%	Church & Dwight	11/14/2015	100.0%
4017 Chesapeake Dr.(1)	Ind – Whse/Dist	2	N	18' - 24'	5%	Rite Aid	3/31/2018	100.0%
1 Harvest Lane	Ind – Whse/Dist	1	N	28'	19%	Harvey Industries	11/30/2025	47.9%
4525 Highbridge Rd.	Ind – Whse/Dist	1	N	34'	6%	Briggs & Stratton	2/28/2018	100.0%
1035 Mill Rd.	Ind – Manf	1	N	20' - 30'	9%	A.L. Bazzini Co., Inc.	7/31/2024	100.0%
(1) 100% of the buildings at 4017 Chesapeake Drive are leased to Rite Aid. However, Ram & Tool Supply has a lease for a portion of the parking lot at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EIP Industrial Portfolio

280 Maranto Manor Drive. Located in Winchester, Virginia, the property was constructed in 2003 with a total of 756,000 square feet and is 100% leased to a single tenant, Home Depot. The property is used as Home Depot’s regional import distribution center and has improvements that include 151 loading docks, two of which are drive-in docks and 33 to 39 foot clear heights. Of the total property square footage, approximately 1.6% of the net rentable area is used as office space. Home Depot built the property in 2003, and in December 2007 sold the property to EIP as part of a sale leaseback transaction for approximately $41.3 million. The initial lease term went through December 2017, however, in December 2012 Home Depot exercised the first of two five year extension options which extended the term of its lease to December 2022. Home Depot is the largest home improvement retailer in the United States and is rated A- and A3 by S&P and Moody’s, respectively. The property is located four miles east of Interstate 81 which serves as a major transit artery for north-south interstate trucking along the eastern seaboard and less than five miles north of the Virginia Inland Port. According to the appraisal, the property is located in the Warren County submarket which reported an industrial vacancy rate of 4.3% and asking rents of $3.18 per square foot as of the second quarter of 2012.

90 Nemco Way. Located in Ayer, Massachusetts, the property was constructed in 1989 and renovated in 2008 with a total of 216,010 square feet and is 100% leased to a single tenant, L-3 Communications (“L-3”). A wholly owned subsidiary of L-3 also leases 100% of 13500 Roosevelt Boulevard. The property is primarily used as a warehouse facility with a small portion used for light manufacturing and has improvements that include six dock-high doors and 30 foot clear heights. Of the total property square footage, approximately 23.1% of the net rentable area is used as office space.  The property was acquired vacant in August 2007 for approximately $11.9 million and was leased to L-3 in November 2007 for a 10-year term through June 2018 with two five year renewal options. Prior to the lease commencement date in July 2008, the owner renovated the building to meet the tenant’s specifications. In addition, L-3 spent approximately $8.6 million on additional improvements within the property. L-3 is a prime contractor in communications, intelligence, surveillance and reconnaissance systems, aircraft modernization and maintenance, and national security solutions in the United States and internationally. The property is in close proximity to three major roadways, Interstate 495, Interstate 290 and Route 2. According to the appraisal, the property is located in the Route 495/Route 2 West submarket of Boston which reported a warehouse vacancy rate of 13.9% as of the third quarter of 2012.

600 North Bedford Street. Located in East Bridgewater, Massachusetts, the property was constructed in 1960 and renovated in 2003 with a total of 297,086 square feet and is 100% leased by two tenants. The property is primarily used for distribution, and has improvements that include 14 loading docks and 12 to 28 foot clear heights. Of the total property square footage, approximately 10.1% of the net rentable area is used as office space. The property was acquired in June 2003 for approximately $3.9 million. The largest tenant at the property, Harte-Hanks, leases approximately 86.5% of the net rentable area through December 2015. Harte-Hanks provides multichannel marketing and shopper advertising services to a wide range of consumer and business-to-business marketers. Harte-Hanks has been in occupancy since 2003 and has expanded their space multiple times over the course of their lease. They currently have two five year optional extensions remaining. According to the appraisal, the property is located in the Route 495/South submarket of Boston which reported a vacancy rate of 13.4% and asking rents of $4.60 per square foot as of the third quarter of 2012.

110 East Jones Road. Located in Fostoria, Ohio, the property was constructed in 1969 and renovated in 1982 and 2004 with a total of 488,379 square feet and is 100% leased to a single tenant, Church & Dwight. The property is primarily used as a warehouse facility and has improvements that include 71 loading docks, rail access and 24 to 31 foot clear heights. Of the total property square footage, approximately 0.7% is used as office space. The property was acquired in conjunction with the current financing at a purchase price of approximately $8.82 million. Church & Dwight develops, manufactures and markets a range of household, personal care, and specialty products under various brands. The 110 East Jones Road property is approximately 18 miles from the company’s manufacturing facility in Old Fort, Ohio. Church & Dwight has been in occupancy since October 2008 and has a current lease expiration of November 2015 with one four-year extension option available. According to the appraisal, the property is located in the Hancock County and Seneca County market which reported a vacancy rate of 4.8% and asking rents of $2.79 per square foot as of the third quarter of 2012.

4017 Chesapeake Drive. Located in Charlotte, North Carolina, the property was constructed in 1964 and renovated in 1982 with a total of 333,220 square feet and is 100% leased by two tenants. Rite Aid (formerly Eckerds Corporation) leases 100% of the net rentable area and Ram & Tool Supply has a lease for parking at the property. The property is primarily used as a distribution center and has improvements that include 60 loading docks, 58 of which are dock-high and 18 to 24 foot clear heights. Of the total property square footage, approximately 5.0% is used as office space. The property was acquired in January 2008 for approximately $8.3 million. Rite Aid has been in occupancy since September 2001 and has expanded its space multiple times over the course of its lease. In December 2012, Rite Aid exercised a five year extension option to extend the term of their lease to March 2018. Rite Aid has two additional three year extension options remaining. Rite Aid is one of the nation’s leading drugstore chains with approximately 4,700 stores in 31 states and the District of Columbia. According to the appraisal, the property is located in the North submarket of Charlotte which reported a vacancy rate of 9.6% and asking rents of $4.88 per square foot as of the third quarter of 2012.

13500 Roosevelt Boulevard. Located in Philadelphia, Pennsylvania, the property was constructed in 1985 with a total of 164,880 square feet and is 100% leased to an affiliate of L-3 (which leases 100% of 90 Nemco Way). The property is primarily used as a warehouse facility with a small portion used for light manufacturing, and has improvements that include seven loading docks and 20 foot clear heights. Of the total property square footage, approximately 19.9% of the net rentable area is used as office space. The property was acquired in December 2007 for approximately $12.0 million. The tenant and its predecessor companies has been in occupancy since 1998 and in 2011 agreed to extend the term of its lease to January 2019. L-3 has two three year renewal options remaining. According to the appraisal, the property is located in the City of Philadelphia market which reported a vacancy rate of 9.4% and asking rents of $4.02 per square foot as of the third quarter of 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EIP Industrial Portfolio

1 Harvest Lane. Located in Southborough, Massachusetts, the property was constructed in 1965 and renovated in 2009 with a total of 115,225 square feet and is 85.2% occupied by two tenants. The property is primarily used as warehouse space with improvements that include 16 dock-high doors and 28 foot clear heights. Of the total property square footage, approximately 18.7% is used as office space. The property was acquired vacant in February 2008 for approximately $5.4 million. The largest tenant at the property, Harvey Industries, leases approximately 47.9% of the net rentable area on a lease through November 2025. Harvey Industries is a manufacturer and distributor of windows, doors, and patio rooms. Harvey Industries has spent approximately $1.9 million on additional improvements within the property. According to the appraisal, the property is located in the Route 495/Mass Pike West submarket of Boston and reported a vacancy rate of 10.3% and asking rents of $6.81 per square foot as of the third quarter of 2012.

4525 Highbridge Road. Located in Sherrill, New York, the property was constructed in 2000 with a total of 206,000 square feet and is 100% leased to a single tenant, Briggs & Stratton. The property is primarily used for warehouse/distribution purposes with improvements that include 24 dock-high doors and 34 foot clear heights. Of the total property square footage, approximately 5.9% is used as office space. The property was acquired in June 2008 for approximately $6.2 million. Briggs & Stratton has occupied the property since 2007 and has a lease through February 2018 with one five year renewal option remaining. Briggs & Stratton is the world’s largest producer of gasoline engines for outdoor power equipment and is North America’s number one manufacturer and marketer of portable generators and pressure washers. According to the appraisal, the property is located in the Oneida County submarket of Syracuse and reported a vacancy rate of 8.8% with asking rents of $3.01 per square foot as of the third quarter of 2012.

1035 Mill Road. Located in Allentown, Pennsylvania, the property was constructed in 1981 and renovated in 2004 with a total of 160,861 square feet and is 100% leased to a single tenant, A.L. Bazzini Co., Inc. The property is primarily used for light manufacturing with improvements that include nine dock doors and 20 to 30 foot clear heights. Of the total property square footage, approximately 9.3% is used as office space. The property was acquired in January 2008 for approximately $8.3 million. A.L. Bazzini Co., Inc., produces nuts, dried fruits and confections for corporate business and individual gift-giving. The tenant has been in occupancy since 2009 and has a lease through July 2024. According to the appraisal, the property is located in the Lehigh Valley market which reported a vacancy rate of 6.0% as of the third quarter of 2012.

Top Ten Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Home Depot	280 Maranto Manor Drive	A3 / A- / A-	756,000	27.6%	$3.75	12/31/2022
Church & Dwight	110 East Jones Road	Baa2 / BBB / NA	488,379	17.8%	$2.21	11/14/2015
L-3 Communications(3)	Various	Baa3 / BBB- / BBB-	380,890	13.9%	$5.18	6/30/2018
Rite Aid(4)	4017 Chesapeake Drive	Caa1 / B- / CCC	333,219	12.2%	$2.55	3/31/2018
Harte-Hanks	600 North Bedford Street	NA / NA / NA	256,845	9.4%	$4.00	12/31/2015
Briggs & Stratton	4525 Highbridge Road	Ba3 / BB / NA	206,000	7.5%	$2.91	2/28/2018
A.L. Bazzini Co., Inc.	1035 Mill Road	NA / NA / NA	160,861	5.9%	$3.73	7/31/2024
Harvey Industries	1 Harvest Lane	NA / NA / NA	55,170	2.0%	$6.13	11/30/2025
Energy Federation	1 Harvest Lane	NA / NA / NA	42,983	1.6%	$5.85	4/30/2022
Globe Composite	600 North Bedford Street	NA / NA / NA	40,241	1.5%	$2.53	6/30/2013
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) L-3 Communications leases 216,010 square feet at 90 Nemco Way at a rate of $5.50 per square foot through June 2018 and 164,880 square feet at 13500 Roosevelt Boulevard at a rate of $4.75 per square foot through January 2019. The Lease Expiration Date shown above reflects the expiration date of the largest space.
(4) Rite Aid has the right to terminate its lease in March 2016 with nine months’ notice subject to a termination fee equal to any unamortized landlord costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	17,072	0.6%	NAP	NAP	17,072	0.6%	NAP	NAP
2013 & MTM	1	40,241	1.5	$101,999	1.1%	57,313	2.1%	$101,999	1.1%
2014	0	0	0.0	0	0.0	57,313	2.1%	$101,999	1.1%
2015	3	745,225	27.2	2,133,181	22.0	802,538	29.3%	$2,235,180	23.1%
2016	0	0	0.0	0	0.0	802,538	29.3%	$2,235,180	23.1%
2017	0	0	0.0	0	0.0	802,538	29.3%	$2,235,180	23.1%
2018	3	755,229	27.6	2,638,126	27.3	1,557,767	56.9%	$4,873,306	50.3%
2019	1	164,880	6.0	783,180	8.1	1,722,647	62.9%	$5,656,486	58.4%
2020	0	0	0.0	0	0.0	1,722,647	62.9%	$5,656,486	58.4%
2021	0	0	0.0	0	0.0	1,722,647	62.9%	$5,656,486	58.4%
2022	2	798,983	29.2	3,086,451	31.9	2,521,630	92.1%	$8,742,936	90.3%
2023	0	0	0.00	0	0.0	2,521,630	92.1%	$8,742,936	90.3%
2024 & Beyond	2	216,031	7.9	938,204	9.7	2,737,661	100.0%	$9,681,140	100.0%
Total	12	2,737,661	100.0%	$9,681,140	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$8,844,815	$9,259,125	$9,541,828	$9,681,140	$3.54	86.2%
Vacant Income	0	0	0	102,432	0.04	0.9
Gross Potential Rent	$8,844,815	$9,259,125	$9,541,828	$9,783,572	$3.57	87.1%
Total Reimbursements	1,329,798	1,818,113	1,858,593	1,443,054	0.53	12.9
Net Rental Income	$10,174,613	$11,077,238	$11,400,421	$11,226,626	$4.10	100.0%
(Vacancy/Credit Loss)	0	0	0	(561,330)	(0.21)	(5.0)
Other Income	1,257	0	9,013	283,492	0.10	2.5
Effective Gross Income	$10,175,870	$11,077,238	$11,409,434	$10,948,788	$4.00	97.5%

Total Expenses	$2,047,996	$2,256,431	$2,289,237	$1,894,985	$0.69	17.3%

Net Operating Income	$8,127,874	$8,820,807	$9,120,197	$9,053,803	$3.31	82.7%

Total TI/LC, Capex/RR	0	0	0	811,874	0.30	7.4
Net Cash Flow	$8,127,874	$8,820,807	$9,120,197	$8,241,929	$3.01	75.3%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The portfolio is managed by an affiliate of the sponsors, Equity Industrial Partners, Corp. Equity Industrial Partners, Corp. manages in excess of 17.5 million square feet of real estate nationwide.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $1.4 million for existing tenant improvements and leasing commissions, $0.3 million for required repairs, $0.2 million for real estate taxes, $22,635 for an initial replacement reserve escrow and $20,833 for an initial TI/LC reserve.

Tax Escrows - The requirement for the borrower to make monthly deposits to the reserve is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the tenants that pay taxes directly have paid such taxes prior to the due date.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket or umbrella policy in accordance with the loan documents or the insurance premiums are paid directly by the tenants.

Replacement Reserves - On a monthly basis through January 2021, the borrower is required to escrow $22,635 (approximately $0.10 per square foot annually) for replacement reserves. On the payment date occurring in February 2021, the monthly escrow will increase to $29,935 (approximately $0.13 per square foot annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

EIP Industrial Portfolio

TI/LC Reserves - On a monthly basis, the borrower is required to escrow (a) $20,833 (approximately $0.09 per square foot annually) for tenant improvement and leasing commissions and (b) in the event that one of the following tenants does not renew their lease 12 months prior to their lease expiration, an additional (i) $166,667 if Home Depot fails to renew its lease, (ii) $83,334 if Church & Dwight fails to renew its lease, (iii) $91,667 if L-3 Communications at the 90 Nemco Way property fails to renew its lease and (iv) $83,333 if Harte-Hanks fails to renew its lease.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent (i) the DSCR (excluding the preferred equity investment) based on the immediately preceding trailing three month period falls below 1.50x (assuming a 28-year amortization), (ii) a “Tenant Trigger Event” (defined below) occurs, (iii) there is an event of default under the loan documents or (iv) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow shall be deposited into the lockbox and shall by deemed as additional collateral for the loan.

A “Tenant Trigger Event” occurs if any of the following tenants “go dark”, vacate or abandon their premises under their leases at the applicable individual property: Home Depot, Church & Dwight, L-3 Communications at the 90 Nemco Way and/or Harte-Hanks unless, other than in regards to Home Depot, the DSCR excluding rents from the dark tenant, is 1.65x or greater (assuming a 28-year amortization on the mortgage loan).

Release of Properties. The borrower may only release 90 Nemco Way, 110 East Jones Road or 4525 Highbridge Road from the collateral for the loan after March 1, 2015 provided that, among other things: (i) no event of default has occurred and is continuing; (ii) a payment of 125% of the applicable allocated loan amount and the applicable yield maintenance premium; and (iii) after giving effect to the release for the applicable individual property, the DSCR (excluding the preferred equity investment) for the properties then remaining based on the trailing twelve month period immediately preceding the release of the applicable individual property is equal to or greater than the greater of (a) 1.58x or (b) the DSCR for all the properties (including the released property) immediately preceding the release of the applicable individual property based on the trailing twelve month period; and (iv) after giving effect to the release for the applicable individual property, the LTV for the properties then remaining is equal to or less than the lesser of (a) 75.0% or (b) the LTV for all the properties (including the released property) immediately preceding the release of the applicable individual property.

Preferred Equity. A preferred equity investment totaling $18.1 million that is secured by the equity interests in the direct owners of the borrowers was provided at closing by an affiliate of CBRE Capital Partners. An affiliate of CBRE Capital Partners is the initial Directing Certificateholder and, as a result of its rights under the Pooling and Servicing Agreement and the ownership by its affiliate of the preferred equity interest, a conflict of interest exists.  See “Risk Factors – Potential Conflicts of Interest of the Directing Certificateholder” in the Free Writing Prospectus.  Distributions to the preferred investors yield a rate of 10.5% through January 2015 and 14.0% thereafter. Beginning in February, 2015, monthly distributions to the preferred investors remains at a rate of 10.5%, with amounts accruing at a rate of 14.0%. The differential is accrued and is repaid to the extent of excess cash flow from the property after mortgage loan debt service, required reserves and property operating expenses are paid.  The amount accrued is capped at $4.5 million, at which time monthly distributions to the preferred investors will be made at the 14.0% rate on the preferred equity investment and on any accrued amounts thereon.  The entire preferred equity investment (including any accrued amounts) is required to be repaid in February 2023.

Under the organizational documents of the parent entity of each of the borrowers, the preferred equity investor has the right to approve certain actions of EIP (prior to a control event) including, among other items, annual budgets, property leases, transfers of any property or interest therein, and bankruptcy actions. Upon certain events (referred to as a “control event”) , including, without limitation, (i) failure to obtain required preferred equity investor consent, (ii) failure to make required distributions to the preferred equity investor, (iii) bankruptcy of the EIP member, and (iv) any event of default under the mortgage loan documents, the preferred equity investor may effect a change in control and (a) remove EIP as the managing member or general partner, (b) accelerate the parent entity’s obligation to pay the entire preferred equity investment, (c) remove EIP as investor (if EIP fails to acquire the preferred equity interest within 10 business days of the change in control event by paying the entire preferred equity investment (including all accrued amounts), and (d) terminate the property management agreement with any affiliate of EIP.

Under the mortgage loan documents, prior to a control event the preferred equity investor has certain notice and cure rights for monetary and non-monetary defaults under the mortgage loan documents.  In addition, following an event of default that occurred prior to a control event and that has been declared by mortgage lender, the preferred equity investor has a right to purchase the mortgage loan at par, plus certain interest and servicing costs, which purchase right expires (i) upon a foreclosure of the mortgage loan or a deed-in-lieu of foreclosure of the mortgage loan or (ii) 90 days after the control event.

Purchase Option. A.L. Bazzini Co., Inc. has an option to purchase the 1035 Mill Road mortgaged property in Allentown, Pennsylvania, at any time between August 1, 2023 and July 31, 2024, which is after the maturity date of the loan. The tenant must provide between 30 and 120 days notice, and the purchase price will be $7.0 million. The appraised value of the property is $5.8 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

111 West Jackson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

111 West Jackson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

111 West Jackson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

111 West Jackson

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$80,000,000	Title:	Fee
Cut-off Date Principal Balance:	$80,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.3%	Net Rentable Area (SF):	545,359
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrowers:	111 West Jackson Associates LLC	Year Built / Renovated:	1961 / 2012
	and Orange Opportunity, LLC	Occupancy(1):	85.8%
Sponsor:	Michael Silberberg	Occupancy Date:	1/28/2013
Interest Rate:	4.26906%	Number of Tenants:	72
Note Date:	12/20/2012	2009 NOI:	$1,997,888
Maturity Date:	1/1/2023	2010 NOI:	$1,492,563
Interest-only Period:	12 months	2011 NOI:	$761,409
Original Term:	120 months	TTM NOI(2):	$2,105,160
Original Amortization:	360 months	UW Economic Occupancy:	87.5%
Amortization Type:	IO-Balloon	UW Revenues:	$13,863,358
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Expenses:	$6,121,396
Lockbox:	Hard	UW NOI(3):	$7,741,962
Additional Debt:	N/A	UW NCF:	$6,671,134
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$111,700,000 / $205
Additional Debt Type:	N/A	Appraisal Date:	10/23/2012

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$147
Taxes:	$433,333	$108,333	N/A	Maturity Date Loan / SF:	$121
Insurance:	$111,450	$12,383	N/A	Cut-off Date LTV(4):	71.6%
Replacement Reserves:	$9,280	$9,280	N/A	Maturity Date LTV(4):	59.1%
TI/LC:	$1,000,000	Springing	$1,500,000	UW NCF DSCR:	1.41x
Other:	$25,204,874	$0	N/A	UW NOI Debt Yield:	9.7%

(1) Occupancy includes Regus and six other smaller tenants with executed leases for an aggregate of 59,541 square feet. Regus is expected to take occupancy in April 2013 and the six smaller tenants are expected to take occupancy between March and November 2013.
(2) TTM NOI represents the trailing twelve months ending November 30, 2012.
(3) UW NOI is higher than the TTM NOI primarily due to new lease signings. Since December 2011, leases representing $6.1 million of annual revenue have been executed.
(4) Based on the appraiser’s “Hypothetical As Is Market Value (No Free Rent/TI/LC)” which is the estimated market value of the properties assuming escrows are held for outstanding tenant improvements, leasing commissions, capital expenditures, and rent abatements for signed leases.  These funds were escrowed or paid at closing and therefore the “Hypothetical As Is Market Value (No Free Rent/TI/LC)” was used.  The “as-is” value assuming no escrows were taken is $95.0 million, which results in a Cut-off Date LTV of 84.2%.
(5) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The 111 West Jackson loan has an outstanding principal balance of $80.0 million and is secured by a first mortgage lien on a 25-story, Class B office property located in the central business district of Chicago, Illinois. The loan has a 10-year term and subsequent to an initial 12-month interest only period, amortizes on a 30-year schedule. Proceeds from the loan were used to repay previously existing debt of approximately $39.8 million, fund upfront reserves of $26.8 million, fund $6.6 million for tenant improvement allowances and capital expenditures paid at closing, pay closing costs of $1.0 million and return of $5.7 million equity to the sponsor.

The Borrowers.  The borrowing entities for the loan are 111 West Jackson Associates LLC and Orange Opportunity, LLC, each a Delaware limited liability company and special purpose entity. The borrowers are structured as tenants in common, and the mortgage loan documents are structured with standard lender protections.

The Sponsor. The loan’s sponsor and non-recourse guarantor is Michael Silberberg. Mr. Silberberg owns and controls Berkley Properties, LLC, which is a privately owned real estate holding company that purchases, renovates and manages hotels, office, retail and multifamily properties and has holdings in New York, New Jersey, Chicago, Alabama, Tennessee and Texas. The borrower is controlled by a partnership between Michael Silberberg and 601W Companies (“601W”).  601W is a privately owned New York based real estate firm specializing in acquisitions, ownerships, development and management of real estate across the country. Over the past 15 years, 601W has acquired approximately 24 million square feet of commercial properties valued in excess of $5 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

111 West Jackson

The Property. 111 West Jackson is a 25-story, 545,359 square foot Class B multi-tenant office building located within the central business district of Chicago, Illinois. The property was constructed in 1961 and renovated in 2012 and includes 527,952 square feet of office space and 17,407 square feet of ground floor retail. The property is located on the corner of West Jackson Boulevard and Clark Street adjacent to the Chicago Board of Trade and across the street from the Federal Reserve Bank of Chicago.  As of January 28, 2013, the property was 85.8% leased to 72 tenants. The largest tenant at the property, Harris & Harris, leases 13.6% of the net rentable area through December 2022.  Founded in 1968, Harris & Harris is a collection agency specializing in the collection of receivables for government agencies, utility services and healthcare facilities. The next largest tenant, Loop Capital, leases 7.4% of the net rentable area.  Loop Capital is a full-service investment bank, brokerage and investment management firm that provides capital solutions for corporate, governmental and institutional entities across the globe. The ground floor retail is leased to several retail tenants, including McDonald’s and Citibank.

The sponsors acquired the property in March 2011 at a total cost basis of $38.5 million at which time the property was a Class C building with 42% occupancy and tenants leasing on a gross basis. The sponsors have since invested $15.5 million (approximately $28 per square foot) into physical improvements including adding sprinklers, façade renovation, roof repair and replacement, a full lobby renovation, and installation of modern amenities such as state of the art workout facilities, conference rooms, and a rooftop deck. The sponsor has significantly increased occupancy at the property from 42% at acquisition to 85.8%, as of January 2013.  Since 2012, the sponsor has executed approximately 37 leases for a total 321,313 square feet (58.9% of net rentable area) consisting of 18 new or expansion leases for 262,029 square feet (48.0% of net rentable area) and 19 renewal leases for 59,284 square feet (10.9% of net rentable area). In addition, the sponsor has been executing new leases on a triple net basis in an effort to convert the building to a fully triple net leased property, which is consistent with the Class A/B properties in the market.  As of January 2013, 56.9% of the net rentable area was leased on a triple net basis.  Triple net leases commencing in 2012 and 2013 at the property have been executed at an average rate of $17.28 per square foot and represent approximately 52.2% of the buildings net rentable area.

Local roadway access is provided by Lake Shore Drive and Michigan Avenue and regional access is provided by the Kennedy Expressway and the Dan Ryan Expressway. Public transportation is provided by the Chicago Transit Authority and Metra, the regional commuter railroad system, which provide access throughout the Chicago central business district and neighboring suburbs. Two major airports are located within close proximity to the property with O’Hare International Airport located approximately 15.0 miles northwest and Midway Airport located approximately 12.5 miles southwest.

According to the appraisal, the property is located in the Central Loop submarket which contained approximately 33.3 million square feet of office space as of the second quarter of 2012. According to the appraisal, vacancy in the submarket was estimated at 15.9%, as of the second quarter of 2012. The appraisal identified five competitive properties built between 1930 and 1985 ranging in size from approximately 363,657 to 1.4 million square feet. The appraisal’s competitive set reported an average occupancy of approximately 86.4%. The two oldest properties in the competitive set are leased on a gross basis with asking rents ranging from $29.00 to $33.00 per square foot.  The three most recently built properties in the appraisal’s competitive set are leased on a triple net basis and with asking rents ranging from $14.00 to $19.00 per square foot.

Historical and Current Occupancy(1)
2009	2010	2011	Current(2)(3)
49.0%	48.8%	45.7%	85.8%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of January 28, 2013.
(3) Occupancy includes Regus and six other smaller tenants with executed leases for an aggregate of 59,541 square feet. Regus is expected to take occupancy in April 2013 and the six smaller tenants are expected to take occupancy between March and November 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

111 West Jackson

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Harris & Harris(3)	NA / NA / NA	74,184	13.6%	$16.90	12/31/2022
Loop Capital(4)	NA / NA / NA	40,161	7.4%	$16.65	4/30/2027
Thyssenkrupp(5)	Ba1 / BB / BBB-	25,329	4.6%	$19.00	11/30/2022
Regus(6)	NA / NA / NA	25,022	4.6%	$18.00	3/31/2023
Chicago Board Options Exchange(7)	NA / NA / NA	23,828	4.4%	$20.00	5/31/2014
Equitec Group	NA / NA / NA	17,148	3.1%	$6.50	5/31/2020
Gorilla - Grady Enterprises(8)	NA / NA / NA	15,013	2.8%	$15.50	8/31/2022
Server Central(9)	NA / NA / NA	14,926	2.7%	$17.00	12/31/2022
Eclipse Futures(7)	NA / NA / NA	12,995	2.4%	$28.03	11/30/2013
Extreme Reach	NA / NA / NA	12,746	2.3%	$18.00	2/28/2023
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Harris & Harris has the right to terminate its lease on December 31, 2020, subject to a termination fee of approximately $2.6 million, with twelve months’ notice.
(4) Loop Capital has a one-time right to cancel its lease on January 31, 2024, subject to a termination fee of approximately $2.6 million, with a notice by November 1, 2022.
(5) Thyssenkrupp has a one-time right to reduce by not less than 6,000 square feet and not more than 13,000 square feet on September 30, 2019, subject to a contraction fee of $112.99 per square foot of contraction space, with twelve months’ notice.
(6) Regus has executed a lease but is not expected to take occupancy until April 2013.  Regus has the right to terminate its lease on the last day immediately preceding the 7th anniversary of its lease, subject to a termination fee of approximately $1.0 million, with twelve months’ notice.
(7) The Chicago Board Options Exchange and Eclipse Futures leases are on a gross basis, while all other leases listed in the table are triple net leases.
(8) Gorilla – Grady Enterprises has the right terminate its lease in September 2019, subject to a termination fee of $0.6 million plus the unamortized cost of all leasing commissions and lease concessions, with twelve months’ notice.
(9) Server Central has the right terminate its lease on December 31, 2019, subject to a termination fee with twelve months notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	77,172	14.2%	NAP	NAP	77,172	14.2%	NAP	NAP
2013	17	21,596	4.0	$575,686	5.9%	98,768	18.1%	$575,686	5.9%
2014	8	53,361	9.8	1,285,152	13.2	152,129	27.9%	$1,860,838	19.2%
2015	9	17,849	3.3	502,062	5.2	169,978	31.2%	$2,362,900	24.3%
2016	3	19,707	3.6	446,499	4.6	189,685	34.8%	$2,809,399	28.9%
2017	12	49,916	9.2	1,207,789	12.4	239,601	43.9%	$4,017,188	41.4%
2018	4	15,078	2.8	681,394	7.0	254,679	46.7%	$4,698,582	48.4%
2019	4	16,884	3.1	384,209	4.0	271,563	49.8%	$5,082,791	52.4%
2020	4	32,563	6.0	384,270	4.0	304,126	55.8%	$5,467,061	56.3%
2021	1	5,000	0.9	90,000	0.9	309,126	56.7%	$5,557,061	57.3%
2022	6	146,911	26.9	2,611,877	26.9	456,037	83.6%	$8,168,938	84.2%
2023	2	37,768	6.9	679,824	7.0	493,805	90.5%	$8,848,762	91.2%
2024 & Beyond	2	51,554	9.5	856,665	8.8	545,359	100.0%	$9,705,427	100.0%
Total	72	545,359	100.0%	$9,705,427	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

111 West Jackson

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$6,066,887	$5,699,029	$4,125,994	$6,406,390	$9,705,427	$17.80	62.0%
Vacant Income	0	0	0	0	1,388,260	2.55	8.9
Gross Potential Rent	$6,066,887	$5,699,029	$4,125,994	$6,406,390	$11,093,687	$20.34	70.8%
Total Reimbursements	176,613	158,866	524,174	847,322	4,564,307	8.37	29.2
Net Rental Income	$6,243,500	$5,857,895	$4,650,168	$7,253,712	$15,657,994	$28.71	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,959,436)	(3.59)	(12.5)
Other Income	148,096	(607)	222,035	198,574	164,800	0.30	1.1
Effective Gross Income	$6,391,596	$5,857,288	$4,872,203	$7,452,286	$13,863,358	$25.42	88.5%

Total Expenses	$4,393,708	$4,364,725	$4,110,794	$5,347,126	$6,121,396	$11.22	44.2%

Net Operating Income	$1,997,888	$1,492,563	$761,409	$2,105,160	$7,741,962	$14.20	55.8%

Total TI/LC, Capex/RR	0	0	0	0	1,070,828	1.96	7.7
Net Cash Flow	$1,997,888	$1,492,563	$761,409	$2,105,160	$6,671,134	$12.23	48.1%
(1) TTM column represents the trailing twelve months ending November 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are higher than the TTM primarily due to new lease signings. Since December 2011, leases representing $6.1 million of annual revenue have been executed.
(4) Underwritten Rents in Place are inclusive of full contractual rents for all tenants in occupancy, regardless of whether the respective tenants are currently receiving free rent. A free rent reserve of $4.7 million was taken at closing, representing all outstanding free rent for tenants at the property, and will be released to the borrower on a monthly basis pursuant to the loan agreement.

Property Management. The property is managed by Jones Lang LaSalle Americas (Illinois) L.P.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $13.9 million for outstanding tenant improvement and leasing commission obligations associated with 13 tenants, $5.0 million was escrowed for a performance reserve, $4.7 million for abated rent associated with 12 tenants, $1.0 million for rollover reserves, $1.6 million for an additional advance reserve account, $433,333 for initial tax reserves, $111,450 for insurance and $9,280 for replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $108,333.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance payments monthly, which currently equates to $12,383.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $9,280 (approximately $0.20 per square foot annually) to the replacement reserves escrows.

TI/LC Reserves - On a monthly basis starting on February 1, 2014, the borrower is required to deposit approximately $49,991 ($1.10 per square foot annually) to the TI/LC reserves escrows. The reserve is subject to a cap of $1.5 million ($2.75 per square foot), excluding any termination fees.

Performance Reserve - The loan is structured with a $5.0 million performance reserve that will be released when the property supports a debt yield equal to or greater than 10.0% for two consecutive quarters, calculated on a trailing 3-month basis annualized.

Additional Advance Reserve – The loan is structured with an approximately $2.0 million Additional Advance Reserve that will be released to the borrower in the event that Regus has waived the right to terminate its lease or their termination right has expired. In the event Regus exercises the right to terminate its lease, the funds in the Additional Advance Reserve will be transferred to the TI/LC Reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

111 West Jackson

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR based on the immediately preceding trailing three month period falls below 1.15x, (ii) there is an event of default under the loan documents, (iii) Harris & Harris ceases operations at the premises or makes notice they will not be renewing their lease and the landlord has not approved a new lease for the Harris & Harris space; or (iv) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the cash management account and will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Pot-Nets Manufactured Housing Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Pot-Nets Manufactured Housing Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Pot-Nets Manufactured Housing Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CIBC	Single Asset/Portfolio:	Portfolio
Original Principal Balance:	$61,096,000	Title:	Fee
Cut-off Date Principal Balance:	$60,997,283	Property Type:	Manufactured Housing
% of Pool by IPB:	4.8%	Number of Pads:	1,096
Loan Purpose:	Refinance	Location:	Long Neck, DE
Borrower:	Pot-Nets Communities - CCDS,	Year Built / Renovated:	Various / N/A
	L.L.C.	Occupancy(1):	82.3%
Sponsor:	Robert W. Tunnell, Jr.	Occupancy Date:	1/22/2013
Interest Rate:	4.24000%	Number of Tenants:	N/A
Note Date:	2/1/2013	2009 NOI:	$5,762,508
Maturity Date:	2/1/2023	2010 NOI:	$5,493,672
Interest-only Period:	None	2011 NOI:	$5,360,582
Original Term:	120 months	TTM NOI(2):	$5,754,730
Original Amortization:	360 months	UW Economic Occupancy:	73.0%
Amortization Type:	Balloon	UW Revenues:	$7,306,284
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$1,878,600
Lockbox:	Springing	UW NOI:	$5,427,684
Additional Debt:	N/A	UW NCF:	$5,372,884
Additional Debt Balance:	N/A	Appraised Value / Per Pad:	$87,280,000 / $79,635
Additional Debt Type:	N/A	Appraisal Date:	11/28/2012

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$55,654
Taxes:	$35,718	$5,953	N/A	Maturity Date Loan / Pad:	$44,652
Insurance:	$31,044	$5,284	N/A	Cut-off Date LTV:	69.9%
Replacement Reserves:	$0	$4,567	N/A	Maturity Date LTV:	56.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.49x
Other:	$1,200,792	$0	N/A	UW NOI Debt Yield:	8.9%

(1) Represents physical occupancy for the portfolio.
(2) TTM NOI represents the trailing twelve months ending November 30, 2012.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Pot-Nets Manufactured Housing Portfolio loan has an outstanding principal balance of approximately $61.0 million and is secured by a first mortgage lien on a four property, 1,096-pad portfolio, located in Long Neck, Delaware. The loan has a 10-year term and amortizes based on a 30-year schedule. Proceeds from the loan were used to repay existing debt of $37.3 million with Fannie Mae, pay down existing lines of credit of the borrower by $19.2 million, fund upfront reserves of $1.3 million, pay $0.6 million in closing costs, and return $2.7 million of equity to the sponsor.

The Borrower. The borrowing entity for the loan is Pot-Nets Communities-CCDS, L.L.C., a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Robert W. Tunnell, Jr. Mr. Tunnell’s family has been involved with the portfolio since development, dating back to 1959. The Tunnell Companies developed, own, and operate six manufactured housing communities and one modular housing community with over 3,600 existing home sites in Long Neck, Delaware. The Pot-Nets manufactured housing communities (four of which serve as collateral for the subject loan) are all located in close proximity to one another on the shores of the Rehoboth and Indian River Bays in Delaware. The Tunnell Companies’ headquarters is located in Long Neck, DE, in close proximity to all of the Pot-Nets manufactured housing communities.  The headquarters also serves as the properties’ sales/rental center and management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Pot-Nets Manufactured Housing Portfolio

The Properties. The portfolio consists of four separate manufactured housing communities totaling 1,096 pads. All four properties were developed by the sponsor’s family between 1959 and 2000. The entire portfolio is located in Long Neck, Sussex County, Delaware in a location either directly on, or in close proximity to, Rehoboth Bay. Access to the area is provided by several state highways including state highways 13, 50, 90 and 1. In addition, the Delaware Transit Corporation/DART provides seasonal transit services. Local access to the properties runs through Long Neck Road, which is the primary roadway to reach the end of the peninsula on which the portfolio is located. The area surrounding the portfolio largely consists of other manufactured housing developments, including three additional communities owned by the sponsor. The properties have asphalt streets, streetlights, landscaping including mature trees, shrubs and small lawn areas. The low density communities consist of approximately 90% multi-section homes (although all pads can accommodate multi-section homes) with an average of 1.73 pads per acre and 100% of the homes in the community are owned by the residents. Amenities are shared among properties.

Seaside Manufactured Housing Community.  Developed in 1966, the property consists of 372 pads. The property was 85.2% leased as of January 22, 2013. Amenities include a marina, boat docks and ramps, a pool, pool house, shuffleboard, playground, restaurant and bait shop.

Creekside Manufactured Housing Community. Developed in 1983, the property consists of 476 pads. The property was 78.4% leased as of January 22, 2013. Amenities include a pool, playground, clubhouse, tennis courts and nature preserve.

Coveside Manufactured Housing Community. Developed between 1981 and 2000, the property consists of 166 pads. The property was 86.1% leased as of January 22, 2013. Amenities include a marina, boat docks and ramps, playground and tennis and basketball courts.

Dockside Manufactured Housing Community. Developed in 1959, the property consists of 82 pads. The property was 84.1% leased as of January 22, 2013. Amenities include a marina and boat docks and ramps.

The appraisal identified six competitive properties ranging in size from 301 to 1,550 pads with a weighted average occupancy of 89.8%. The comparables had average monthly rents ranging between $430 and $808 per pad. Some of the competing parks in the market area have achieved higher occupancy rates primarily due to offering lower rental rates. However, these competing parks are generally considered inferior in regards to quality, amenities and appeal. According to the appraiser, the subject properties, and particularly Seaside Manufactured Housing Community, target the upper-end of the manufactured housing community segment in the market.

Historical and Current Occupancy(1)
Property	2009	2010	2011	2012	Current(2)
Seaside	87.0%	85.5%	83.6%	85.5%	85.2%

Creekside	83.5%	81.2%	78.8%	78.4%	78.4%

Coveside	85.0%	83.1%	84.3%	85.5%	86.1%

Dockside	85.7%	81.4%	81.4%	86.6%	84.1%
Portfolio	85.1%	83.0%	85.1%	82.5%	82.3%
 (1) Unless otherwise noted, occupancies are as of December 31st of each year.
 (2) Current Occupancy as of January 22, 2013.

Property Summary
Property	Pads	Year Built	Average Monthly Rent Per Pad	Allocated Loan Amount	% of Portfolio Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	Amenities
Seaside	372	1966	$905	$28,119,000	46.0%	$40,170,000	$2,402,341	Marina, Boat Docks & Ramps, Pool, Pool House, Shuffleboard, Playground, Restaurant, Bait Shop
Creekside	476	1983	590	19,621,000	32.1%	28,030,000	1,784,572	Pool, Playground, Clubhouse, Tennis Court, Nature Preserve
Coveside	166	1981 - 2000	722	9,240,000	15.1%	13,200,000	822,789	Marina, Boat Docks & Ramps, Playground, Tennis Court, Basketball Court
Dockside	82	1959	658	4,116,000	6.7%	5,880,000	363,182	Marina, Boat Docks & Ramps
Total	1,096		722	$61,096,000	100.0%	$87,280,000	$5,372,884

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Pot-Nets Manufactured Housing Portfolio

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM(1)	Underwritten	Per Pad	%(2)
Rents in Place(3)	$6,904,868	$6,762,379	$6,606,559	$6,970,098	$7,885,224	$7,195	80.3%
Vacant Income	0	0	0	0	1,610,472	1,469	16.4
Gross Potential Rent(4)	$6,904,868	$6,762,379	$6,606,559	$6,970,098	$9,495,696	$8,664	96.7%
Boat Slip Income	354,038	344,963	330,600	330,675	322,210	294	3.3
Net Rental Income	$7,258,906	$7,107,342	$6,937,159	$7,300,773	$9,817,906	$8,958	100.0%
(Vacancy/Credit Loss)(5)	(27,800)	(25,900)	(3,500)	(9,200)	(2,650,835)	(2,419)	(27.0)
Other Income	153,768	147,579	155,454	241,331	139,212	127	1.4
Effective Gross Income	$7,384,874	$7,229,022	$7,089,114	$7,532,904	$7,306,284	$6,666	74.4%

Total Expenses	$1,622,366	$1,735,350	$1,728,532	$1,778,175	$1,878,600	$1,714	25.7%

Net Operating Income	$5,762,508	$5,493,672	$5,360,582	$5,754,730	$5,427,684	$4,952	74.3%

Total Capex/RR	0	0	0	0	54,800	50	0.8
Net Cash Flow	$5,762,508	$5,493,672	$5,360,582	$5,754,730	$5,372,884	$4,902	73.5%
(1) TTM column represents the trailing twelve months ending November 30, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are based on current average asking rents, which are in line with the appraisal’s concluded market rents.
(4) Historical Gross Potential Rent is reported on a net basis by the borrower; all of the properties’ vacancies, concessions, and collection losses are included.
(5) Underwritten Vacancy / Credit Loss includes concessions and collection losses.

Property Management. The property is managed by Tunnell Companies, LP, which is owned by the sponsor. Tunnell Companies, LP manages the sponsor’s entire portfolio, totaling seven properties and over 3,600 units. The portfolio’s properties have all been self-managed since their respective developments, starting in 1959. Nearly all aspects of the portfolio are managed by the sponsor, including providing certain utilities, home sales and home insurance, as well as operating onsite restaurants.

Escrows and Reserves. At closing, the borrower was required to deposit into escrow $35,718 for annual real estate taxes and $31,044 for insurance. In addition, approximately $1.2 million was deposited into the stabilized revenue reserve (discussed below), to adjust for the fact that many tenants pay their full year’s rent during the first four months of the year to obtain a 5% discount to their annual rent.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $5,953.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premium payments monthly, which currently equates to $5,284.

Replacement Reserves - The borrower is required to deposit $50 per pad per annum, or $4,567 monthly for replacement reserves.

Stabilized Revenue Reserve - Many tenants choose to pay their full year’s rent during the first four months of the year in order to obtain a 5% discount on their rent. The stabilized revenue reserve is equal to four months of debt service and will be held by the lender until certain conditions are achieved. The borrower may obtain a release of three of the four months of debt service from the stabilized revenue reserve if the Imputed DSCR for each of the twelve previous consecutive calendar months is not less than 1.10x and the DSCR for the entire trailing twelve month period is not less than 1.30x. The borrower may obtain a release of the remaining one month of debt service in the stabilized revenue reserve if the Imputed DSCR for each of the twelve previous consecutive calendar months is not less than 1.15x, and the DSCR for the entire trailing twelve month period is not less than 1.40x.  The “Imputed DSCR” is (1) the monthly net operating income for the property adjusted to reflect: (i) an assumed vacancy equal to the greater of: (a) the actual vacancy of the property; (b) the market vacancy, or (c) 10%, plus an allowance for concessions and credit loss; (ii) operating expenses; and (iii) ongoing replacement reserves (2) divided by the monthly payment amount.

Lockbox / Cash Management. The loan is structured with a springing lockbox. Upon a cash management event, the borrower is required to deposit all rents and payments received from tenants into the springing lockbox account controlled by the lender. A cash management event occurs upon the following: (i) an event of default, or (ii) the DSCR based on the trailing twelve month period is less than 1.15x for any two quarters. In the event that the borrower fails to timely make any payment to the lender, the lender may require (a) that a cash management period commence, and (b) that the borrower make an additional deposit to the stabilized revenue reserve, within ten business days of such notice; the amount of the additional deposit shall be the lesser of (i) the amount required to increase the balance in this reserve to an amount equal to eight times the monthly debt service amount and (ii) the unearned prepaid rents then held by the borrower. Upon the occurrence of a cash management event, all funds deposited in the lockbox shall be deemed security for the loan.

Release Provisions. No portion of the collateral may be released during the term of the loan except in connection with a full defeasance of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

West County Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

West County Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

West County Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

West County Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	743,945
Loan Purpose:	Refinance	Location:	Des Peres, MO
Borrower:	West County Mall CMBS, LLC	Year Built / Renovated:	2002 / 2009
Sponsor:	CBL/T-C, LLC	Occupancy:	97.8%
Interest Rate:	3.40000%	Occupancy Date:	1/31/2013
Note Date:	12/4/2012	Number of Tenants:	136
Maturity Date:	12/1/2022	2009 NOI:	$21,361,244
Interest-only Period:	36 months	2010 NOI:	$23,116,473
Original Term:	120 months	2011 NOI:	$23,542,127
Original Amortization:	360 months	2012 NOI:	$23,581,114
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.9%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$31,762,455
Lockbox:	CMA	UW Expenses:	$9,236,107
Additional Debt(1):	Yes	UW NOI:	$22,526,348
Additional Debt Balance(1):	$130,000,000	UW NCF:	$21,333,189
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$340,000,000 / $457
		Appraisal Date:	11/2/2012

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$255
Taxes:	$240,613	$240,613	N/A	Maturity Date Loan / SF:	$218
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	47.6%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.11x
Other:	$898,086	$0	N/A	UW NOI Debt Yield:	11.9%

(1) The West County Center is part of a loan combination evidenced by two pari passu notes with an aggregate principal balance of $190.0 million. The Cut-off Date Principal Balance per SF, LTV, DSCR, Debt Yield and Maturity Date LTV figures presented above are based on the entire $190.0 million whole loan.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section herein.

The Loan. The West County Center loan is secured by a first mortgage lien on 743,945 square feet of an approximately 1.2 million square foot regional mall located in Des Peres, Missouri. The loan has an outstanding principal balance of $190.0 million (the “Whole Loan”), which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $60.0 million and is being contributed to the JPMCC 2013-C10 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $130.0 million, and was previously securitized in the JPMCC 2012-LC9 Trust.  The holder of Note A-1 (the "Controlling Noteholder") is the trustee of the JPMCC 2012-LC9 Trust (or, prior to the occurrence and continuance of a control event, the directing certificateholder of the JPMCC 2012-LC9 Trust) and will be entitled to exercise all of the rights of the Directing Certificateholder with respect to the related Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The Whole Loan has a 10-year term, and subsequent to a 36-month interest only period, amortizes on a 30-year schedule. Proceeds from the Whole Loan were used to refinance previously existing debt of approximately $142.9 million, fund upfront reserves of $1.1 million, pay closing costs of $0.3 million and return $45.7 million of equity to the sponsor. The previously existing debt, with an aggregate principal balance of $169.8 million, was partially securitized in LBUBS 2003-C3.

The Borrower. The borrowing entity for the loan is West County Mall CMBS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is CBL/T-C, LLC, a Delaware limited liability company.
The borrower is owned by a joint venture comprised of entities affiliated with CBL & Associates Properties, Inc. (“CBL”), TIAA-CREF, and the Dutch pension fund APG, of which CBL is the operating partner. CBL is a publicly-traded real estate investment trust based in Chattanooga, Tennessee. It holds interests in or manages 165 properties, including 95 enclosed and open air malls located in 29 states. CBL is a public company listed on the New York Stock Exchange under the symbol “CBL”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

West County Center

The Property. West County Center is an approximately 1.2 million square foot super regional mall, of which 743,945 square feet serve as collateral for the loan. The property, located in Des Peres, Missouri, a suburb of St. Louis, was originally constructed in 1969, but was demolished, with the exception of the JCPenney store, and rebuilt in September 2002. CBL acquired the property in 2007 for approximately $358.0 million and spent approximately $41.0 million on renovations in 2009. Anchors at the property include Macy’s (266,000 square feet), Nordstrom (185,000 square feet) and JCPenney (199,469 square feet). Of the anchors, only Nordstrom, which is subject to a ground lease with the borrower, is included in the collateral for the loan. Macy’s and JCPenney own their own pads and improvements. Additionally, there are approximately 5,190 surface and structure parking spaces, resulting in a parking ratio of 7.0 spaces per 1,000 square feet of net rentable area.

As of January 2013, the space serving as collateral for the loan was approximately 97.8% leased by 136 tenants, including Dick’s Sporting Goods, Barnes & Noble, XXI Forever, Apple, Victoria’s Secret and American Eagle Outfitters. Non-Anchor occupancy at the mall since 2007 has been over 94.0% and as of January 31, 2013 was 96.4%. In-line sales per square foot for stores less than 10,000 square feet were approximately $465, $490, and $486 in 2010, 2011, and 2012, respectively. Occupancy costs for tenants less than 10,000 square feet for 2010, 2011 and 2012 were approximately 13.2%, 13.3% and 13.2%, respectively.

West County Center is located within St. Louis County in the city of Des Peres, approximately 12 miles west of the city of St. Louis and approximately 20 miles from the downtown St. Louis central business district.  Primary access to the area is provided by Interstate 270, which circles the city of St. Louis and inner portions of St. Louis County and connects to Interstates 44, 55, 64 and 70. Interstate 270 runs directly along the western perimeter of the property, providing unobstructed views of the property from the interstate. Access to the property from Interstate 270 is provided by Manchester Road, a major thoroughfare that runs east/west across St. Louis County.

According to the appraisal, the property has a primary trade area consisting of an approximately five mile radius that contains 160,000 people with a median household income of $75,890. The property is located in St. Louis County, which has a population of approximately 1.0 million people with a median household income of $57,230.  There are five other malls in the greater St. Louis area, three of which, Chesterfield Mall, South County Center and Mid Rivers Mall, are managed by CBL and two, St. Louis Galleria and Plaza Frontenac, are managed by General Growth Properties. The appraisal identified four properties that serve as the competitive set for the property and two properties that are in development and expected to be completed in 2013.  The completed properties in the competitive set range in size from approximately 482,000 to 1.3 million square feet, the oldest of which was built in 1963 and the newest of which was built in 1986. The properties include Plaza Frontenac, a high-end regional shopping center anchored by Saks Fifth Avenue and Neiman Marcus located five miles from the property, and three enclosed malls, St. Louis Galleria, Chesterfield Mall and South County Center, which are anchored by retailers including Dillard’s, Macy’s, Nordstrom and Sears and located less than 12 miles from the property.  St. Louis Galleria is considered the property’s most direct competitor given its location approximately nine miles from the property. It is also anchored by Macy’s and Nordstrom. The two premium outlet malls that are under construction are located within 15 miles of the property and will be anchored by retailers including Saks Fifth Avenue, Ann Taylor, Brooks Brothers, Banana Republic, and the Gap.  The competitive set for the property has a weighted average occupancy of 96.0%.

Historical and Current Occupancy(1)
	2007	2008	2009	2010	2011	Current(2)
Non-Anchor(3)	97.1%	96.7%	95.2%	94.5%	98.8%	96.4%
Total Mall(4)	88.2%	97.7%	98.4%	98.1%	99.6%	98.7%
  (1) Historical Occupancies are as of December 31 of each respective year.
  (2) Current Occupancy is as of January 31, 2013.
  (3) Excludes tenants over 20,000 square feet.
  (4) Occupancy includes loan collateral and non-collateral anchors.

In-line Sales and Occupancy Costs(1)
	2008	2009	2010	2011	2012
In-line Sales PSF	$458	$444	$465	$490	$486
Occupancy Costs	15.0%	14.3%	13.2%	13.3%	13.2%
  (1) In-line Sales PSF and Occupancy Costs are for tenants less than 10,000 square feet who were in occupancy for a full year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

West County Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Nordstrom(4)	Baa1 / A- / A-	185,000	24.9%	$0.00	$235	NAP	2/28/2023
Dick’s Sporting Goods(5)	NA / NA / NA	81,952	11.0%	$16.17	$206	7.9%	1/31/2018
Barnes & Noble	NA / NA / NA	30,000	4.0%	$21.02	$207	10.2%	1/31/2019
XXI Forever	NA / NA / NA	20,000	2.7%	$57.18	$224	24.6%	1/31/2020
H & M	NA / NA / NA	14,210	1.9%	$30.40	$304	14.7%	6/30/2015
Victoria’s Secret	Ba2 / BB+ / BB+	12,000	1.6%	$42.00	$652	9.6%	1/31/2023
Express	NA / BB / NA	11,119	1.5%	$51.39	$448	16.6%	4/30/2013
American Eagle Outfitters	NA / NA / NA	9,821	1.3%	$51.69	$477	15.6%	1/31/2016
Brooks Brothers(6)	NA / NA / NA	9,000	1.2%	$26.80	$206	13.0%	6/30/2013
McCormick & Schmick's	Caa1 / B / NA	8,564	1.2%	$31.00	$296	13.5%	2/28/2019
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF and Occupancy Costs represents 2012 sales for all tenants except Nordstrom, Dick’s Sporting Goods, and Barnes & Noble, which represent September 30, 2012 sales.
(4) Nordstrom ground leases their site from the borrower and does not pay any rent under the terms of its ground lease but does pay CAM reimbursements.
(5) The annual contractual rent for Dick’s Sporting Goods is $1.32 million.
(6) Brooks Brothers pays percentage rent in lieu of base rent. The Base Rent was derived as the product of their percentage rent owed and their 2012 sales.  Occupancy cost equates to percentage rent owed.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	16,193	2.2%	NAP	NAP	16,193	2.2%	NAP	NAP
2013 & MTM	41	134,014	18.0	6,640,415	30.0%	150,207	20.2%	$6,640,415	30.0%
2014	12	39,478	5.3	1,736,445	7.8	189,685	25.5%	$8,376,860	37.8%
2015	11	29,556	4.0	1,278,884	5.8	219,241	29.5%	$9,655,744	43.6%
2016	15	34,115	4.6	1,755,853	7.9	253,356	34.1%	$11,411,597	51.5%
2017	12	30,498	4.1	1,597,481	7.2	283,854	38.2%	$13,009,078	58.7%
2018	8	100,397	13.5	2,322,891	10.5	384,251	51.7%	$15,331,968	69.2%
2019	10	59,355	8.0	1,788,568	8.1	443,606	59.6%	$17,120,536	77.3%
2020	7	44,977	6.0	2,076,462	9.4	488,583	65.7%	$19,196,998	86.7%
2021	5	15,600	2.1	631,625	2.9	504,183	67.8%	$19,828,623	89.5%
2022	7	28,073	3.8	1,008,358	4.6	532,256	71.5%	$20,836,981	94.1%
2023	8	211,689	28.5	1,315,069	5.9	743,945	100.0%	$22,152,050	100.0%
Total	136	743,945	100.0%	$22,152,050	100.0%
(1) Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

West County Center

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$20,626,722	$21,692,832	$22,081,975	$23,037,994	$22,152,050	$29.78	67.7%
Vacant Income	0	0	0	0	821,720	1.10	2.5
Gross Potential Rent	$20,626,722	$21,692,832	$22,081,975	$23,037,994	$22,973,770	$30.88	70.2%
Total Reimbursements	8,436,672	9,191,079	9,330,209	9,401,985	9,742,140	13.10	29.8
Net Rental Income	$29,063,395	$30,883,912	$31,412,184	$32,439,979	$32,715,911	$43.98	100.0%
(Vacancy/Credit Loss)	(70,378)	(73,240)	(33,931)	0	(1,353,917)	(1.82)	(4.1)
Other Income	442,211	433,205	602,134	400,461	400,461	0.54	1.2
Effective Gross Income	$29,435,228	$31,243,877	$31,980,386	$32,840,441	$31,762,455	$42.69	97.1%

Total Expenses	$8,073,984	$8,127,404	$8,438,259	$9,259,327	$9,236,107	$12.42	29.1%

Net Operating Income	$21,361,244	$23,116,473	$23,542,127	$23,581,114	$22,526,348	$30.28	70.9%

Total TI/LC, Capex/RR	0	0	0	0	1,193,159	1.60	3.8
Net Cash Flow	$21,361,244	$23,116,473	$23,542,127	$23,581,114	$21,333,189	$28.68	67.2%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by CBL & Associates Management, Inc., an affiliate of the sponsor.

Escrows and Reserves. At closing, the borrower deposited into escrow $898,086 for outstanding tenant improvements and leasing commissions associated with six tenants and $240,613 for real estate taxes.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, excluding taxes associated with the Nordstrom space, which currently equates to $240,613.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default or cash sweep trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket or umbrella policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits to the replacement reserve is waived so long as (i) no event of default has occurred and is continuing and (ii) the DSCR is greater than 1.35x for the two previous consecutive calendar quarters based upon the trailing twelve month period immediately preceding the date of determination. During a period where the borrower is required to escrow for replacement reserves, the borrower is required to deposit $12,400 per month ($0.20 per square foot annually) for replacement reserves.  The reserve is subject to a cap of $446,400 ($0.60 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the ongoing tenant improvements and leasing commissions reserve is waived so long as (i) no event of default has occurred and is continuing and (ii) the DSCR is greater than 1.35x for the two previous consecutive calendar quarters based upon the trailing twelve month period immediately preceding the date of determination.  During a period where the borrower is required to escrow for TI/LC reserves, the borrower is required to deposit $86,794 per month ($1.40 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of approximately $3.1 million ($4.20 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or property manager provided, however, if such bankruptcy action was involuntary and not consented to by borrower or property manager as applicable, upon such bankruptcy not being discharged, stayed or dismissed within ninety days; or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.20x. Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox will be held as additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

West County Center

Release Parcels. Part of the property includes three vacant parcels of land with respect to which no rent was underwritten and no value was attributed in the appraisal. The borrower will have the right to release these parcels from the security interest of the loan subject to satisfying certain conditions in the loan documents. The outparcels may not be released if, after giving effect to the outparcel release, the loan-to-value ratio exceeds 125%.

Renovation of Parking Garages. Certain portions of the parking garages located on or serving the property are in the process of being repaired. The total cost of such repairs is estimated to be approximately $26.0 million. To date, approximately $9.4 million has been spent toward completion of the repairs. The anticipated date of completion is by November 2013. CBL & Associates Limited Partnership has signed a completion guaranty for the remaining work to be completed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

The Sterling Portfolio Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

The Sterling Portfolio Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

The Sterling Portfolio Loans

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Two cross-collateralized and cross- defaulted portfolio loans with three properties each
Original Principal Balance(1):	$55,000,000
Cut-off Date Principal Balance(1):	$54,911,613	Title:	Fee
% of Pool by IPB:	4.3%	Property Type - Subtype:	Multifamily - Various
Loan Purpose:	Refinance	Net Rentable Area (Units):	1,612
Borrowers(2):	Various	Location:	Various / MI
Sponsors:	Larry A. Swank and Lance A. Swank	Year Built / Renovated:	Various / N/A
		Occupancy:	96.9%
Interest Rate:	4.28550%	Occupancy Date:	1/16/2013
Note Date:	1/4/2013	Number of Tenants:	N/A
Maturity Date:	2/1/2023	2010 NOI:	$5,476,285
Interest-only Period:	None	2011 NOI:	$6,087,772
Original Term:	120 months	2012 NOI:	$6,679,593
Original Amortization:	360 months	UW Economic Occupancy:	93.4%
Amortization Type:	Balloon	UW Revenues:	$13,329,491
Call Protection:	L(25),Def(92),O(3)	UW Expenses:	$6,823,099
Lockbox:	CMA	UW NOI:	$6,506,392
Additional Debt:	Yes	UW NCF:	$5,954,339
Additional Debt Balance(1):	$9,500,000	Appraised Value / Per Unit:	$81,500,000 / $50,558
Additional Debt Type:	Mezzanine	Appraisal Date:	November 2012

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$34,064
Taxes:	$434,043	$135,985	N/A	Maturity Date Loan / Unit:	$27,374
Insurance:	$340,967	$37,885	N/A	Cut-off Date LTV:	67.4%
Replacement Reserves:	$0	$46,345	N/A	Maturity Date LTV:	54.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.83x
Other:	$128,193	$0	N/A	UW NOI Debt Yield:	11.8%

(1) Aggregate balance of two cross-collateralized and cross-defaulted loans.
(2) For a full description of the borrowers, please refer to “The Borrowers” section below.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Sterling Portfolio – Loan A and Sterling Portfolio – Loan B (together, the “Sterling Portfolio Loans”) are two cross-collateralized and cross-defaulted loans with outstanding principal balances of approximately $35.2 million and $19.8 million, respectively.  The Sterling Portfolio Loans were originated by Redwood Commercial Mortgage Corporation and subsequently assigned to JPMCB. The Sterling Portfolio Loans are secured by first mortgage liens on six multifamily properties totaling 1,612 units located in Michigan (each, a “Property”, and collectively, the “Sterling Portfolio Properties” or the “Portfolio”). The Sterling Portfolio Loans have a 10-year term and amortize on a 30-year schedule. Proceeds from the loans, along with $9.5 million of mezzanine debt  were used to repay existing debt of approximately $62.4 million, fund $0.9 million of upfront reserves and pay $1.1 million of closing costs. The previously existing debt was provided by Freddie Mac.

The Borrowers. The borrowing entities for the Sterling Portfolio Loans are Ashton Pines, LLC, Brandywine Creek LLC, Lancaster Lakes LLC and Michigan Properties LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsors. The Sterling Portfolio Loans sponsors and nonrecourse carve-out guarantors are Larry A. Swank and Lance A. Swank. Larry Swank founded the Sterling Group in 1976 and runs the company with his son Lance Swank. The Sterling Group is a privately held real estate firm that develops, acquires and manages commercial real estate properties. The firm specializes in multi-family communities and self-storage facilities in the Midwest and select markets throughout the United States. The firm owns and manages 53 properties totaling approximately 7,300 units, of which 2,300 are located in Michigan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

The Sterling Portfolio Loans

The Properties. The Portfolio consists of six multifamily properties located in Michigan that were built between 1973 and 1987, totaling 1,612 units. As of January 2013, the Portfolio was 96.9% leased and has had an average occupancy of 94.6% since 2009. The sponsor purchased the Portfolio in 2004 with a joint venture partner for approximately $78.7 million ($48,814 per unit) and in 2011, the sponsor purchased their joint venture partner’s share of the Portfolio and took full control of the Portfolio. Since acquiring the Portfolio in 2004, a total of approximately $11.0 million ($6,798 per unit) has been spent on capital expenditures and the sponsors plans to spend an additional $2.9 million ($1,771 per unit) over the next four years.

Property Summary
Property	Loan Pool	Location	Units	Year Built	Allocated Loan Amount	% of Portfolio Allocated Loan Amount(1)	Appraised Value	Underwritten Net Cash Flow
Castle Pointe Apts.	A	East Lansing, MI	468	1974	$17,173,970	31.2%	$24,600,000	$1,782,885
Lancaster Lakes Apts.	A	Clarkston, MI	296	1987	13,349,515	24.3	19,100,000	1,372,139
Ashton Pines Apts.	A	Waterford, MI	191	1986	4,690,370	8.5	7,400,000	551,564
Sterling Portfolio – Loan A Subtotal			955		$35,213,855	64.0%	$51,100,000	$3,706,589
Nemoke Trail Apts.	B	Haslett, MI	384	1976	$11,278,536	20.5%	$17,200,000	$1,288,629
Lakewood Apts.	B	Haslett, MI	144	1976	4,654,290	8.5	7,100,000	526,594
Kings Gate Apts.	B	Sterling Heights, MI	129	1973	3,853,319	7.0	6,100,000	432,527
Sterling Portfolio – Loan B Subtotal			657		$19,786,145	36.0%	$30,400,000	$2,247,750
Total			1,612		$55,000,000	100.0%	$81,500,000	$5,954,339
(1) Information is presented on a combined basis.

Historical and Current Occupancy(1)
Property	2009	2010	2011	2012	Current(2)
Castle Pointe Apartments	95.1%	92.6%	95.7%	97.8%	98.1%
Lancaster Lakes Apartments	93.6%	93.6%	94.3%	95.5%	96.3%
Nemoke Trail Apartments	92.4%	89.6%	96.2%	96.1%	99.0%
Ashton Pines Apartments	93.5%	91.3%	97.6%	97.8%	94.8%
Lakewood Apartments	93.2%	91.3%	97.2%	97.6%	95.1%
Kings Gate Apartments	94.6%	95.7%	95.7%	95.9%	93.0%
Weighted Average	93.8%	92.1%	95.9%	96.8%	96.9%
(1) Historical Occupancies are the average for each respective year.
(2) Current Occupancy as of January 16, 2013.

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly In- place Rents
1 Bed / 1 Bath	601	37.3%	585	97.3%	738	$578
2 Bed / 1 Bath	350	21.7	334	95.4%	882	$656
2 Bed / 2 Bath	617	38.3	602	97.6%	1,047	$716
3 Bed / 2 Bath	44	2.7	41	93.2%	1,121	$897
Total/ Wtd. Avg.	1,612	100.0%	1,562	96.9%	898	$656
(1) Data from borrower rent roll as of January 16, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

The Sterling Portfolio Loans

Sterling Portfolio – Loan A

Castle Pointe Apartments. Castle Pointe Apartments is a 468-unit garden style student housing multifamily property located in East Lansing, Michigan, approximately 2 miles from Michigan State University. The property was constructed in 1974 and consists of 40 apartment buildings and two non-residential buildings located on a 32.4 acre site. As of January 2013, the property was 98.1% leased and has had an average occupancy of 95.3% since 2009. According to the sponsors, approximately 70% of the tenants are students, 90% of which are in graduate school. Parental guarantees are required for students who do not meet the income requirements. The property features a mix of one, two and three bedroom units with amenities that include a pool, clubhouse, tennis court, basketball court, business center, storage and laundry facilities. From 2008 through the end of 2012, the sponsor spent approximately $1.1 million on capital improvements ($2,379 per unit) and plans to spend an additional $1.2 million ($2,587 per unit) over the next four years. According to the appraisal, the property is located within the Lansing market which reported a vacancy rate of 3.4% as of the fourth quarter of 2012.  The immediate area has a median household income of $51,330 compared to $54,442 for the greater market area. The appraiser identified six competitive properties ranging from 168 to 530 units that were constructed between 1969 and 1986. The competitive set reported a weighted average vacancy of 6.3%.

Lancaster Lakes Apartments. Lancaster Lakes Apartments is a 296-unit garden style multifamily property located in Clarkston, Michigan, approximately 45 miles northwest of Detroit. The property was constructed in 1987 and consists of 33 apartment buildings and one non-residential building located on a 48.9 acre site. As of January 2013, the property was 96.3% leased and has had an average occupancy of 94.2% since 2009. The property features a mix of one and two bedroom units with amenities that include a pool, clubhouse, tennis court, basketball court, business center and laundry facilities. From 2008 through the end of 2012, the sponsor spent approximately $0.7 million ($2,399 per unit) on capital improvements and plans to spend an additional $0.4 million ($1,300 per unit) over the next four years. According to the appraisal, Lancaster Lakes Apartments and Ashton Pines Apartments (below) are located within the Pontiac/Waterford submarket which reported a vacancy rate of 4.8% as of the third quarter of 2012. According to the appraisal, the immediate area has a median household income of $82,339 compared to $54,442 for the greater market area. The appraiser identified five competitive properties ranging from 132 to 584 units that were constructed between 1975 and 2013. The competitive set reported a weighted average vacancy of 7.7%.

Ashton Pines Apartments. Ashton Pines Apartments is 191-unit garden style multifamily property located in Waterford, Michigan, approximately 30 miles northwest of Detroit. The property was constructed in 1986 and consists of six apartment buildings located on a 14.0 acre site. As of January 2013, the property was 94.8% leased and has had an average occupancy of 95.0% since 2009. The property features a mix of one and two bedroom units with amenities that include a pool, business center and laundry facilities. From 2008 to the end of 2012, the sponsor spent approximately $0.3 million on capital improvements ($1,706 per unit) and plans to spend an additional $0.1 million ($466 per unit) over the next four years. According to the appraisal, the immediate area has a median household income of $75,342 compared to $54,442 for the greater market area. The appraiser identified four competitive properties ranging from 240 to 565 units that were constructed between 1972 and 1975. The competitive set reported a weighted average vacancy of 5.7%.

Sterling Portfolio – Loan B

Nemoke Trail Apartments. Nemoke Trail Apartments is a 384-unit garden style multifamily property located in Haslett, Michigan, approximately four miles east of East Lansing. The property was constructed between 1976 and 1977 and consists of 32 apartment buildings and one non-residential building located on a 30.3 acre site. The property features a mix of one and two bedroom units with amenities that include a pool, fitness center, clubhouse, basketball court, business center and laundry facilities. As of January 2013, the property was 99.0% leased and has had an average occupancy of 93.6% since 2009. From 2008 to the end of 2012, the sponsor spent approximately $0.9 million on capital improvements ($2,350 per unit) and plans to spend an additional $0.9 million ($2,419 per unit) over the next four years.  According to the appraisal, Nemoke Trail Apartments and Lakewood Apartments (below) are located within the Lansing market which reported a vacancy rate of 3.4% as of the fourth quarter of 2012. The immediate area has a median household income inline with the greater market area of $54,442. The appraiser identified five competitive properties ranging from 101 to 228 units that were constructed between 1970 and 1985. The competitive set reported a weighted average vacancy of 4.6%.

Lakewood Apartments. Lakewood Apartments is a 144-unit garden style multifamily property located in Haslett, Michigan, approximately five miles northeast of East Lansing and one mile northeast of Nemoke Trail Apartments. The property was constructed in 1976 and consists of nine apartment buildings located on a 19.6 acre site. The property features a mix of one and two bedroom units with amenities that include a pool, playground and laundry facilities. As of January 2013, the property was 95.1% leased and has had an average occupancy of 94.8% since 2009. From 2008 to the end of 2012, the sponsor spent approximately $0.3 million on capital improvements ($2,217 per unit) and plans to spend an additional $0.2 million ($1,078 per unit) over the next four years. The immediate area has a median household income of $61,024 compared to $54,442 for the greater market area. The appraiser identified five competitive properties ranging from 101 to 384 units that were constructed between 1969 and 1985. The competitive set reported a weighted average vacancy of 3.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

The Sterling Portfolio Loans

Kings Gate Apartments. Kings Gate Apartments is a 129-unit garden style multifamily property located in Sterling Heights, Michigan, approximately 20 miles north of Detroit. The property was constructed in 1973 and consists of 16 apartment buildings and one non-residential building located on a 9.3 acre site. The property features a mix of one and two bedroom units with amenities that include a pool, business center, playground, storage and laundry facilities. As of January 2013, the property was 93.0% leased and has had an average occupancy of 95.5% since 2009. From 2008 to the end of 2012, the sponsor spent approximately $0.2 million on capital improvements ($1,164 per unit) and plans to spend an additional $0.1 million ($671 per unit) over the next four years. According to the appraisal, Kings Gate Apartments is located within in the Macomb County submarket which reported a vacancy rate of 4.2% as of the third quarter of 2012. The immediate area has a median household income of $68,134 compared to $54,442 for the greater market area. The appraisal identified four competitive properties ranging from 213 to 1,572 units that were constructed between 1969 and 1981. The competitive set reported a weighted average vacancy of 7.8%.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Unit	%(1)
Rents in Place(2)	$11,830,470	$11,897,285	$12,286,392	$12,298,667	$7,629	90.0%
Vacant Income	0	0	0	395,481	245	2.9
Gross Potential Rent	$11,830,470	$11,897,285	$12,286,392	$12,694,149	$7,875	92.9%
Total Reimbursement	920,578	970,019	922,564	967,668	600	7.1
Net Rental Income	$12,751,048	$12,867,304	$13,208,956	$13,661,815	$8,475	100.0%
(Vacancy/Credit Loss)	(1,162,528)	(659,967)	(542,095)	(906,600)	(562)	(6.6)
Other Income	486,476	475,727	584,244	574,275	356	4.2
Effective Gross Income	$12,074,996	$12,683,064	$13,251,105	$13,329,491	$8,269	97.6%

Total Expenses	$6,598,711	$6,595,292	$6,571,511	$6,823,099	$4,233	51.2%

Net Operating Income	$5,476,285	$6,087,772	$6,679,593	$6,506,392	$4,036	48.8%

Total Capex/RR	718,825	587,945	956,121	552,053	342	4.1
Net Cash Flow	$4,757,460	$5,499,827	$5,723,472	$5,954,339	$3,694	44.7%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are based on the January 16, 2013 rent rolls annualized.

Property Management. The Portfolio is managed by Sterling Management, Ltd., Inc., an affiliate of the sponsors.

Escrows and Reserves. At closing, the borrower deposited into escrow $434,043 for real estate taxes, $340,967 for insurance and $128,193 for required repairs.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $135,985.

Insurance Escrows - The borrower is required to escrow 1/12 of the annual estimated insurance premium payments monthly, which currently equates to $37,885.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $46,345 (approximately $345 per unit annually) for replacement reserves.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower and manager are required to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (defined below). In the event of a Cash Sweep Event, the borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account, and all such funds will be swept to a segregated cash management account set up at the closing of the loan and held in trust and for the benefit of the lender as additional collateral for the loan. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the DSCR based on the trailing twelve month period immediately preceding the date of such determination falling below 1.20x. Upon the occurrence of a Cash Sweep Event, all funds deposited to the lockbox will be held as additional security for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Sterling Portfolio Loans

Release of Properties.  The borrowers may release up to three properties from the collateral for the loans from the date after the lockout period provided that, among other things: (i) no event of default has occurred and is continuing; (ii) defeasance collateral of 115% of the applicable allocated loan amount is delivered; (iii) after giving effect to the release for the applicable individual property, the debt yield (including the mezzanine loans) for the properties then remaining based on the trailing twelve month period immediately preceding the release of the applicable individual property is equal to or greater than the greater of (a) 8.8% and (b) the debt yield for all the properties (including the released property) immediately preceding the release of the applicable individual property based on the trailing twelve month period; (iv) after giving effect to the release for the applicable individual property, the DSCR (including the mezzanine loans) for the properties then remaining based on the trailing twelve month period immediately preceding the release of the applicable individual property is equal to or greater than the greater of (a) 1.35x or (b) the DSCR for all the properties (including the released property) immediately preceding the release of the applicable individual property based on the trailing twelve month period; and (v) after giving effect to the release for the applicable individual property, the LTV (including the mezzanine loans) for the properties then remaining based on the trailing twelve month period immediately preceding the release of the applicable individual property is equal to or less than the lesser of (a) 79.1% or (b) the LTV for all the properties (including the released property) immediately preceding the release of the applicable individual property.

Additional Debt. Two mezzanine loans totaling $9.5 million are secured by the equity interests in the borrowers and were provided by Redwood Commercial Mortgage Corporation. The mezzanine loans have a coterminous maturity with the Sterling Portfolio Loans. The mezzanine loans amortize on a 30-year schedule and have a 10.87129% coupon. Including the mezzanine loans, the Cut-off Date LTV is 79.0%, the UW NCF DSCR is 1.37x and the UW NOI Debt Yield is 10.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tice’s Corner Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tice’s Corner Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tice’s Corner Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tice’s Corner Marketplace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,500,000	Title:	Fee
Cut-off Date Principal Balance:	$48,500,000	Property Type - Subtype:	Retail - Unanchored
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	119,185
Loan Purpose:	Refinance	Location:	Woodcliff Lake, NJ
Borrower:	WS Tice’s Corner Marketplace L.L.C.	Year Built / Renovated:	2001 / N/A
		Occupancy:	100%
Sponsor:	David A. Waldman	Occupancy Date:	12/31/2012
Interest Rate:	4.32100%	Number of Tenants:	22
Note Date:	2/1/2013	2010 NOI:	$3,816,885
Maturity Date:	2/1/2023	2011 NOI:	$3,934,152
Interest-only Period:	60 months	2012 NOI:	$3,960,093
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization:	360 months	UW Revenues:	$6,187,223
Amortization Type:	IO-Balloon	UW Expenses:	$1,587,188
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI(2):	$4,600,035
Lockbox:	CMA	UW NCF:	$4,349,268
Additional Debt:	N/A	Appraised Value / Per SF:	$73,600,000 / $618
Additional Debt Balance:	N/A	Appraisal Date:	12/21/2012
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$407
Taxes:	$72,229	$72,229	N/A	Maturity Date Loan / SF:	$371
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.9%
Replacement Reserves:	$1,490	$1,490	N/A	Maturity Date LTV:	60.1%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.51x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.5%

(1) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.
(2) UW NOI is higher than historical years primarily due to contractual rent increases and lease renewals at higher rental rates for Pottery Barn, Banana Republic and Williams Sonoma representing approximately $464,000 of additional rental income.

The Loan. The Tice’s Corner Marketplace loan has an outstanding principal balance of $48.5 million and is secured by a first mortgage lien on a 119,185 square foot lifestyle center located on approximately 13 acres in Woodcliff Lake, New Jersey. The loan has a 10-year term, and subsequent to an initial 60-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan were used to repay previously existing debt of approximately $21.2 million, pay closing costs of $0.8 million, fund upfront reserves of $0.1 million and return $26.5 million to the sponsor. The previously existing debt, with an original principal balance of $25.0 million, was securitized in the JPMCC 2003-CIBC6 transaction.

The Borrower. The borrowing entity for the loan is WS Tice’s Corner Marketplace L.L.C., a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is David A. Waldman. Mr. Waldman is the founder and president of David Adam Realty, a full-service private real estate firm specializing in retail and office leasing as well as investment sales. Founded in 1991, David Adam Realty maintains a portfolio of 10 properties totaling approximately 550,000 square feet in New Jersey and Connecticut.

The Property. Tice’s Corner Marketplace is a 119,185 square foot lifestyle center located in Woodcliff Lake, New Jersey. The property was constructed in 2001 and subsequently acquired by the sponsor in 2002. As of year end 2012 the property was 100% occupied by 22 tenants, and has had an average occupancy of 99.4% since 2003. A majority of the tenants occupy less than 10,000 square feet, with the largest tenant, Gap, occupying 11,500 square feet (9.6% of the net rentable area). Additionally, there are approximately 570 surface parking spaces, resulting in a parking ratio of 4.8 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tice’s Corner Marketplace

The property has a tenant roster that is comprised mainly of nationally recognized tenants including Gap, Anthropologie, Pier 1, Pottery Barn and Apple among others. Approximately 31.7% of the net rentable area is occupied by credit tenants. Three major tenants at the property, Pottery Barn, Banana Republic and Williams-Sonoma recently signed ten-year lease extensions at approximately $23.73, $23.17 and $19.98 per square foot above their current rents, respectively. Each of these tenants has been in occupancy at the property since it opened in 2001 and had previously been paying a weighted average rent per square foot of $29.38. Gross sales for tenants that reported in 2012 were $75.1 million.

Tice’s Corner Marketplace is located approximately 18 miles northwest of New York City at the intersection of Chestnut Ridge Road and Tice Boulevard in Bergen County, which is one of the most affluent sections of New Jersey. Within a five-mile radius of the property the population and average household income are approximately 203,554 and $133,915, respectively. The property is located immediately off of exit 171 of the Garden State Parkway which provides regional access to the property. Local access is provided by Chestnut Ridge Road which connects the property to Upper Saddle River, approximately three miles northwest of the property. Properties in the immediate area include multiple Class A office properties, a variety of small retail properties and a grocery anchored shopping center.

The northern New Jersey retail market contains approximately 21.5 million square feet of space. According to the appraiser, the property is located in the North Bergen retail submarket which contains approximately 2.2 million square feet of retail space. As of the third quarter 2012, the retail occupancy in the submarket was 95.7%, compared to the property’s occupancy of 100%. The appraiser identified eight competitive properties ranging from 39,851 to 192,195 square feet that were built between 1993 and 2008. The competitive set reported a weighted average vacancy of 2.7%. In addition, according to the appraiser, there are no plans for new retail developments in the immediate area.

Historical and Current Occupancy(1)
2009	2010	2011	2012
100.0%	100.0%	100.0%	100.0%
(1) Historical Occupancies are as of December 31 for each respective year.

Historical Sales Per Square Foot(1)
2009	2010	2011	2012
$539	$642	$682	$726
(1) Historical Sales Per Square Foot are only inclusive of stores that report sales.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Gap	Baa3 / BB+ / BBB-	11,500	9.6%	$47.85	$427	12.6%	12/31/2018
Anthropologie	NA / NA / NA	11,463	9.6%	$30.47	$422	9.7%	1/31/2017
Pier 1	NA / NA / NA	9,507	8.0%	$35.71	N/A	N/A	2/28/2017
Pottery Barn	NA / NA / NA	9,410	7.9%	$52.50	$423	9.3%	1/31/2024
Talbots	NA / NA / NA	7,347	6.2%	$35.00	$273	16.5%	1/31/2017
J. Crew	B2 / B / NA	7,318	6.1%	$32.00	$550	7.8%	1/31/2017
Apple	NA / NA / NA	6,570	5.5%	$38.52	$5,034	0.9%	1/31/2017
Banana Republic	Baa3 / BB+ / BBB-	6,495	5.4%	$51.25	$421	9.1%	1/31/2024
Athleta(4)	Baa3 / BB+ / BBB-	5,000	4.2%	$53.50	$446	9.4%	6/30/2022
Victoria’s Secret	Ba1 / BB+ / BB+	4,923	4.1%	$50.00	$416	14.5%	1/31/2022
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3) Sales PSF represents sales for the twelve month period ending December 31, 2012 for all tenants that report sales.
(4) Athleta opened for business in June 2012. Sales PSF and Occupancy Costs are reflective of June through December of 2012 only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tice’s Corner Marketplace

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2013 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2014	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2015	1	1,978	1.7	98,900	1.9	1,978	1.7%	$98,900	1.9%
2016	2	8,486	7.1	287,781	5.5	10,464	8.8%	$386,681	7.4%
2017	8	53,250	44.7	1,872,443	35.6	63,714	53.5%	$2,259,124	43.0%
2018	3	18,780	15.8	1,070,795	20.4	82,494	69.2%	$3,329,919	63.3%
2019	0	0	0.0	0	0.0	82,494	69.2%	$3,329,919	63.3%
2020	0	0	0.0	0	0.0	82,494	69.2%	$3,329,919	63.3%
2021	1	2,144	1.8	125,424	2.4	84,638	71.0%	$3,455,343	65.7%
2022	4	14,127	11.9	740,494	14.1	98,765	82.9%	$4,195,837	79.8%
2023	0	0	0.0	0	0.0	98,765	82.9%	$4,195,837	79.8%
2024 & Beyond	3	20,420	17.1	1,063,932	20.2	119,185	100.0%	$5,259,769	100.0%
Total	22	119,185	100.0%	$5,259,769	100.0%
(1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow

	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,041,252	$4,115,624	$4,415,744	$5,259,769	$44.13	80.8%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$4,041,252	$4,115,624	$4,415,744	$5,259,769	$44.13	80.8%
Total Reimbursements	990,418	1,060,445	1,034,720	1,253,098	10.51	19.2
Net Rental Income	$5,031,670	$5,176,069	$5,450,464	$6,512,867	$54.65	100.0%
(Vacancy/Credit Loss)	0	0	0	(325,643)	(2.73)	(5.0)
Other Income	1,101	2,030	0	0	0.00	0.0
Effective Gross Income	$5,032,771	$5,178,099	$5,450,464	$6,187,223	$51.91	95.0%

Total Expenses	$1,215,886	$1,243,947	$1,490,371	$1,587,188	$13.32	25.7%

Net Operating Income	$3,816,885	$3,934,152	$3,960,093	$4,600,035	$38.60	74.3%

Total TI/LC, Capex/RR	0	0	0	250,768	2.10	4.1
Net Cash Flow	$3,816,885	$3,934,152	$3,960,093	$4,349,268	$36.49	70.3%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are higher than historical years primarily due to contractual rent increases and lease renewals at higher rental rates for Pottery Barn, Banana Republic and Williams Sonoma, which represent approximately $464,000 of additional rental income.

Property Management. The property is managed by David Adam Realty, Inc, an affiliate of the sponsor.

Escrows and Reserves. At closing the borrower deposited into escrow $72,229 for real estate taxes and $1,490 for ongoing replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $72,229.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured with a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $1,490 (approximately $0.15 per square foot annually) for replacement reserves.

TI/LC Reserves - The requirement for the borrower to make monthly deposits to the TI/LC Reserve is waived so long as the DSCR calculated on a trailing three month basis is greater than 1.30x. If the DSCR falls below 1.30x, the borrower will be required to escrow $16,667 (approximately $1.68 per square foot annually) for tenant improvement and leasing commissions until the DSCR calculated on a trailing three month basis is greater than 1.50x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tice’s Corner Marketplace

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the DSCR based on the trailing three month period immediately preceding the date of such determination falling below 1.25x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Ritz Carlton St. Louis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Ritz Carlton St. Louis

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Ritz Carlton St. Louis

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type - Subtype:	Hotel - Full Service
% of Pool by IPB:	2.7%	Rooms:	300
Loan Purpose:	Acquisition	Location:	St. Louis, MO
Borrower:	Clayton St. Louis Property LLC	Year Built / Renovated:	1990 / 2008, 2009
Sponsor:	H25A, LLC	Occupancy:	64.8%
Interest Rate:	4.12400%	Occupancy Date:	12/31/2012
Note Date:	12/20/2012	Number of Tenants:	N/A
Maturity Date:	1/1/2023	2009 NOI:	$1,690,345
Interest-only Period:	36 months	2010 NOI:	$1,728,996
Original Term:	120 months	2011 NOI:	$3,171,416
Original Amortization:	360 months	2012 NOI:	$4,466,239
Amortization Type:	IO-Balloon	UW Economic Occupancy:	64.8%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$27,465,329
Lockbox:	CMA	UW Expenses:	$23,014,714
Additional Debt:	N/A	UW NOI:	$4,450,615
Additional Debt Balance:	N/A	UW NCF(1):	$4,331,201
Additional Debt Type:	N/A	Appraised Value / Per Room:	$59,100,000 / $197,000
		Appraisal Date:	12/3/2012

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$113,333
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$98,331
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.5%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	49.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.19x
Other:	$0	$0	N/A	UW NOI Debt Yield:	13.1%

(1) UW NCF equals UW NOI net of the incentive management agreement fee. Please refer to the “Property Management” section below for additional details.
(2) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Ritz Carlton St. Louis loan has an outstanding principal balance of $34.0 million and is secured by a first mortgage lien on a 300-room full service Ritz Carlton hotel in St. Louis, Missouri. The loan has a 10-year term and subsequent to a 36-month interest only period, amortizes on a 30-year schedule. Proceeds from the loan, in addition to approximately $23.5 million of sponsor equity, were used to acquire the property for $57.0 million and pay closing costs of $0.5 million.

The Borrower. The borrowing entity for the loan is Clayton St. Louis Property LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and non-recourse guarantor is H25A, LLC, an entity owned and controlled by Bruce Karsh.  Mr. Karsh co-founded Oaktree Capital Management in 1995. Mr. Karsh serves as the portfolio manager for Oaktree’s Distressed Opportunities, Value Opportunities and Strategic Credit funds.

The Property. Ritz Carlton St. Louis is a 300-room, AAA Four Diamond full service hotel located in St. Louis, Missouri. The property was built in 1990 and renovated between 2008 and 2009. Hotel amenities include a fitness center, indoor pool, valet parking, 30,000 square feet of banquet and meeting space, cigar bar, lobby lounge, and multiple food and beverage locations including two restaurants and a sushi bar. The hotel features a variety of guest room configurations located on various floors of the 17-story structure. Rooms feature amenities including: marble baths, wireless internet, 42” flat panel televisions and private balconies.

The property underwent a major renovation in 2008 and 2009 which involved the investment of $9.8 million (approximately $32,700 per room) in soft and case good renovations.  In addition, the sponsor plans to perform additional renovations in 2013 investing approximately $2.3 million ($7,820 per room) to improve the lobby and lounge, ballroom area, upgrade two floors, and upgrade compliance and fire alarm systems.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Ritz Carlton St. Louis

The property is located in the Clayton neighborhood of downtown St. Louis approximately 11 miles from the St. Louis International Airport. Downtown Clayton contains several mid-rise office and residential towers in addition to numerous art galleries, boutiques and restaurants.  Washington University in St. Louis, a private research university with an enrollment of 14,000 students, borders Clayton to the east. The property has nearby access from Interstate 170 and Interstate 64. Interstate 170 provides access to the St. Louis International Airport and Interstate 64 provides east and west access throughout St. Louis.  St. Louis also attracts large group meetings and trade shows from around the nation in the St. Louis convention center called the America’s Center. In 2012, the St. Louis Convention and Visitor Commission was responsible for the booking of approximately 437,000 room nights within the market.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Ritz Carlton St. Louis			Penetration Factor(1)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2009	55.6%	$125.28	$69.68	48.7%	$193.52	$94.25	87.6%	154.5%	135.3%
2010	61.2%	$120.01	$73.46	55.3%	$187.05	$103.44	90.3%	155.9%	140.8%
2011	62.5%	$126.35	$79.01	62.1%	$192.45	$119.56	99.3%	152.3%	151.3%
2012	62.8%	$129.35	$81.24	64.8%	$192.37	$124.62	103.1%	148.7%	153.4%
(1) Data provided by Smith Travel Research. The competitive set contains the following properties: Hilton St. Louis Frontenac, Preferred Chase Park Plaza Hotel, Marriott St. Louis Union Station, Westin St. Louis and Sheraton Hotel St. Louis City Center.

Ritz Carlton St. Louis’ primary competitive set, as defined in the appraisal, consists of three hotels totaling 772 rooms. Additionally, according to the appraisal, there are no hotel projects under construction or in the final planning stages in the area that would be considered directly competitive. The table below provides a summary of the property and the properties in the competitive set and estimated performance.

Competitive Hotels Profile(1)
				2011 Estimated Market Mix
Property	Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure
Ritz Carlton St. Louis	300	1990	30,000	47%	35%	18%
Chase Park Plaza Hotel	317	1922	45,000	45%	40%	15%
Westin St. Louis	255	2001	14,000	40%	30%	30%
Four Seasons St. Louis	200	2008	25,000	45%	30%	25%
Total	1,072
   (1) Based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Ritz Carlton St. Louis

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	2012	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	48.7%	55.3%	62.1%	64.8%	64.8%
ADR	$193.52	$187.05	$192.45	$192.37	$192.37
RevPAR	$94.25	$103.44	$119.56	$124.62	$124.62

Room Revenue	$10,319,969	$11,327,101	$13,091,682	$13,682,939	$13,645,700	$45,486	49.7%
Food and Beverage	9,041,895	9,694,500	11,387,964	12,599,323	12,565,033	41,883	45.7
Other Department Revenues	1,281,208	1,234,433	1,148,368	1,258,019	1,254,595	4,182	4.6
Total Revenue	$20,643,072	$22,256,034	$25,628,014	$27,540,281	$27,465,329	$91,551	100.0%

Room Expense	$3,171,745	$3,562,035	$4,041,779	$4,215,539	$4,204,066	$14,014	30.8%
Food and Beverage Expense	6,815,218	7,131,824	7,976,174	8,428,608	8,405,669	28,019	66.9
Other Departmental Expenses	702,190	684,155	670,217	630,898	629,181	2,097	50.2
Departmental Profit	$9,953,919	$10,878,020	$12,939,844	$14,265,236	$14,226,413	$47,421	51.8%

Operating Expenses	$5,425,938	$5,961,032	$6,326,642	$6,461,318	$6,443,733	$21,479	23.5%
Gross Operating Profit	$4,527,981	$4,916,988	$6,613,202	$7,803,918	$7,782,679	$25,942	28.3%

Fixed Expenses	$1,289,452	$1,512,816	$1,511,354	$1,274,774	$1,274,774	$4,249	4.6%
Management Fee	722,461	784,935	905,311	961,294	958,678	3,196	3.5
FF&E	825,723	890,241	1,025,121	1,101,611	1,098,613	3,662	4.0
Total Other Expenses	$2,837,636	$3,187,992	$3,441,786	$3,337,679	$3,332,065	$11,107	12.1%

Net Operating Income	$1,690,345	$1,728,996	$3,171,416	$4,466,239	$4,450,615	$14,835	16.2%
Incentive Mgt. Agreement Fee(3)	(2,054,369)	(1,012,075)	(536,436)	124,101	119,413	398	0.4
Net Cash Flow	$3,744,714	$2,741,071	$3,707,852	$4,342,138	$4,331,201	$14,437	15.8%
(1) Per Room values based on 300 hotel rooms.
(2) % of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(3) Negative amounts reflect shortfall payments made per the property management agreement. See “Property Management” below for details on the Incentive Management Agreement Fee.

Property Management. The hotel is managed by Ritz-Carlton Hotel Company L.L.C., a division of Marriott International, pursuant to a management agreement that expires in March 2025 with the option to extend to March 2055. The agreement calls for a base management fee of 5.0% of room revenue and 2.0% of non-room revenue. The management agreement also allows for a primary and secondary incentive fee which are based on income over an adjusted NOI, as calculated per the agreement. The sum of the base management fee, primary incentive fee, and secondary incentive fee cannot exceed 6.0% of gross revenues.

The agreement also allows the owner to terminate the management agreement if for any two consecutive years NOI is less than $4.0 million. In the event the hotel fails to meet the NOI hurdle, the manager has the right to avoid termination by making a shortfall payment. The shortfall payment will be equivalent to the shortfall between NOI, as calculated per the management agreement, and $4.0 million, with respect to any fiscal year. In any year that follows a year in which the full shortfall payment was made, the shortfall payment will decrease to 50% of the difference between NOI and $4.0 million.

Escrows and Reserves.

Tax Escrows - The requirement for the borrower to make monthly deposits to the tax escrow is waived so long as: (i) no event of default has occurred and is continuing; (ii) the borrower provides satisfactory evidence that borrower has paid taxes and other charges no later than ten days prior to the date on which the taxes and/or other charges would otherwise be delinquent if not paid; and (iii) property manager shall, at all times, have on deposit in a reserve the amount that would be otherwise held by the lender for taxes and other charges.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing, borrower provides satisfactory evidence that borrower has paid all insurance premiums, and the borrower provides satisfactory evidence that the property is insured under a blanket or umbrella policy in accordance with the loan documents.

FF&E Reserves - The requirement for the borrower to make monthly deposits to the FF&E reserve is waived so long as the property manager is depositing into the manager held FF&E reserve monthly amounts of no less than an amount equal to 4.0% of gross income for the calendar month two months prior to each payment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Ritz Carlton St. Louis

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrower was required to cause the manager to deposit all funds that would be due to the borrower from the property into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (herein defined). In the event of a Cash Sweep Event, all rents will be swept to a segregated cash management account set up at closing and held in trust and for the benefit of the lender as additional security for the loan. The lender will have a first priority security interest in the cash management account. “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the DSCR based on the trailing three month period immediately preceding the date of such determination falling below 1.40x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Platinum Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Platinum Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Platinum Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Platinum Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,750,000	Title:	Fee
Cut-off Date Principal Balance:	$32,750,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	311,343
Loan Purpose:	Acquisition	Location:	Atlanta, GA
Borrower:	BRI 1852 Platinum, LLC	Year Built / Renovated:	1987 / 2011
Sponsors:	Dalet Investment Properties, LLLP, Dalet Investment Properties (US), LLLP	Occupancy:	94.5%
		Occupancy Date:	1/31/2013
Interest Rate:	4.24600%	Number of Tenants:	34
Note Date:	1/9/2013	2010 NOI:	$1,931,311
Maturity Date:	2/1/2023	2011 NOI:	$1,920,593
Interest-only Period:	24 months	TTM NOI(1):	$2,324,770
Original Term:	120 months	UW Economic Occupancy:	90.2%
Original Amortization:	360 months	UW Revenues:	$6,247,800
Amortization Type:	IO-Balloon	UW Expenses:	$2,919,794
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI(2):	$3,328,006
Lockbox:	Hard	UW NCF:	$2,808,486
Additional Debt:	N/A	Appraised Value / Per SF:	$48,300,000 / $155
Additional Debt Balance:	N/A	Appraisal Date:	11/1/2012
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$307,901	$51,317	N/A	Maturity Date Loan / SF:	$89
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.8%
Replacement Reserves:	$5,212	$5,212	N/A	Maturity Date LTV:	57.5%
TI/LC:	$276,667	$41,667	$1,235,000	UW NCF DSCR:	1.45x
Other:	$1,358,149	$0	N/A	UW NOI Debt Yield:	10.2%

(1) TTM NOI represents the trailing twelve months ending October 31, 2012.
(2) Underwritten Rents in Place are higher than historical levels primarily due to a new 40,127 square foot lease that was executed with First Option Mortgage, representing approximately $1.0 million of additional rental income.
(3) For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.

The Loan. The Platinum Tower loan has an outstanding principal balance of approximately $32.8 million and is secured by a first mortgage lien on a 311,343 square foot Class A office building located in Atlanta, Georgia. The loan has a 10-year term and subsequent to an initial 24-month interest-only period, will amortize based on a 30-year schedule. The proceeds of the loan along with sponsor equity of approximately $18.1 million were used to acquire the property for $48.1 million, fund upfront reserves of $1.9 million and pay closing costs of $0.8 million.

The Borrower. The borrowing entity for the loan is BRI 1852 Platinum, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Dalet Investment Properties, LLLP and Dalet Investment Properties (US), LLLP (“Dalet”), which are funds operated by Beacon Investment Properties (“Beacon”). Dalet serves as the sixth fund for Beacon and has approximately $34.0 million of equity invested with an additional $39.8 million of capital committed. Beacon is a real estate investment and property development group based in Hallandale Beach, Florida that was established in 2003. Through its various funds, Beacon has acquired approximately $600 million in assets. Beacon’s portfolio is primarily situated within major markets in the South and Eastern Seaboard.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Platinum Tower

The Property. Platinum Tower is a 311,343 square foot, 17-story Class A multi-tenant office building located in Atlanta, Georgia. The property, which is LEED Certified and Energy Star Certified, was constructed in 1987 and was renovated in 2011. Amenities at the property include full-service conference facilities with state-of-the-art audio visual equipment, an on-site cafe, a 3,138 square foot fitness facility with lockers and showers, and a covered loading dock area with designated freight elevator. Additionally, the property provides tenants and guests with parking via a seven level parking deck with approximately 1,026 spaces, resulting in a parking ratio of 3.3 spaces per 1,000 square feet of net rentable area.

The property is located immediately north of the intersection of Interstate 75 and Interstate 285, two heavily trafficked interstates that provide excellent regional access to the property. Interstate 75 links the property to downtown Atlanta, approximately 10 miles to the south, and serves as a primary route for commuters traveling to and from the northern suburbs. Interstate 285 intersects with Interstate 85 approximately nine miles from the property and serves as the primary route linking Atlanta to Charlotte, North Carolina.

As of January 31, 2013, the property was 94.5% occupied by 34 tenants. Approximately 29.1% of the net rentable area is leased to investment-grade tenants, and during the last 24 months the four largest tenants at the property, accounting for approximately 39.9% of the net rentable area, have committed to the property by way of new leases, lease renewals or expansions. The largest tenant at the property, First Option Mortgage, which occupies 40,127 square feet (12.9% of the net rentable area), recently executed a 12-year lease which expires in February 2024. First Option Mortgage, a residential mortgage lender, took occupancy in November 2012 and uses the property as its headquarters. The second largest tenant at the property, Lincoln National, leases 30,745 square feet (9.9% of the net rentable area) with a lease expiration in October 2017. Lincoln National is a subsidiary of Lincoln National Corporation (NYSE: LNC), a Fortune 500 company focusing on life insurance, annuities, retirement plan services and group protection.

The local area surrounding the property is a mix of office and residential developments including two office parks with a total of approximately 1.4 million square feet of space. Additionally, there is a four-star 521 room Renaissance Waverly Hotel located approximately one mile from the property. The Cumberland Mall, Atlanta’s largest mall which is owned and operated by General Growth Properties and is anchored by Macy’s, Costco and Sears, is located approximately 1.3 miles from the property. According to the appraisal, as of the second quarter of 2012, the Atlanta market was comprised of approximately 142.4 million square feet of office space with a vacancy rate of 21.4%. The property is located in the Northwest Atlanta submarket which reported a vacancy rate of 20.8% and Class A asking rents of $22.43 per square foot, as of the second quarter of 2012. The appraisal identified six competitive properties ranging from approximately 258,917 to 2.1 million square feet that reported a weighted average occupancy of approximately 84.3%.

Historical and Current Occupancy(1)
2009	2010	2011	2012	Current(2)
77.6%	89.3%	92.5%	94.4%	94.5%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of January 31, 2013.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
First Option Mortgage	NA / NA / NA	40,127	12.9%	$24.08	2/29/2024
Lincoln National	Baa2 / A- / BBB+	30,745	9.9%	$20.61	10/31/2017
Thomas Kayden	NA / NA / NA	30,639	9.8%	$21.64	5/31/2017
Siemens(3)	Aa3 / A+ / A+	22,812	7.3%	$21.13	1/31/2018
Northwestern Mutual	Aaa / AA+ / AAA	20,645	6.6%	$22.50	8/31/2015
Walmart	Aa2 / AA / AA	16,387	5.3%	$21.58	7/31/2016
Centerstate Bank	NA / NA / NA	13,737	4.4%	$21.75	6/30/2018
BVT	NA / NA / NA	13,077	4.2%	$21.54	4/30/2017
Interra International	NA / NA / NA	9,970	3.2%	$21.74	7/31/2020
Stonemark	NA / NA / NA	9,922	3.2%	$22.25	12/31/2018
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Siemens has multiple leases at the property and the lease expiration date listed above reflects the expiration date of the largest space that Siemens occupies. In total, Siemens has 10,403 square feet expiring in May 2016 and 12,409 square feet expiring in January 2018. Additionally, Siemens has the right to contract its space by 12,409 square feet on January 31, 2014, with 12 months notice and payment of a termination fee of $97,880.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Platinum Tower

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	17,110	5.5%	NAP	NAP	17,110	5.5%	NAP	NAP
2013 & MTM	3	12,360	4.0	$283,950	4.5%	29,470	9.5%	$283,950	4.5%
2014	5	18,307	5.9	420,119	6.6	47,777	15.3%	$704,070	11.1%
2015	7	40,341	13.0	895,279	14.1	88,118	28.3%	$1,599,348	25.2%
2016	6	44,683	14.4	959,342	15.1	132,801	42.7%	$2,558,690	40.2%
2017	4	80,220	25.8	1,712,776	26.9	213,021	68.4%	$4,271,466	67.2%
2018	4	41,717	13.4	903,123	14.2	254,738	81.8%	$5,174,589	81.4%
2019	0	0	0.0	0	0.0	254,738	81.8%	$5,174,589	81.4%
2020	1	9,970	3.2	216,748	3.4	264,708	85.0%	$5,391,337	84.8%
2021	0	0	0.0	0	0.0	264,708	85.0%	$5,391,337	84.8%
2022	0	0	0.0	0	0.0	264,708	85.0%	$5,391,337	84.8%
2023	0	0	0.0	0	0.0	264,708	85.0%	$5,391,337	84.8%
2024 & Beyond	4	46,635	15.0	966,258	15.2	311,343	100.0%	$6,357,595	100.0%
Total	34	311,343	100.0%	$6,357,595	100.0%
(1) Based on the underwritten rent roll.
Operating History and Underwritten Net Cash Flow
	2010	2011	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$4,524,025	$4,690,983	$4,740,055	$6,357,595	$20.42	92.4%
Vacant Income	0	0	0	383,985	1.23	5.6
Gross Potential Rent	$4,524,025	$4,690,983	$4,740,055	$6,741,580	$21.65	97.9%
Total Reimbursements	(47,318)	57,868	191,641	141,592	0.45	2.1
Net Rental Income	$4,476,707	$4,748,851	$4,931,695	$6,883,172	$22.11	100.0%
(Vacancy/Credit Loss)	0	0	0	(672,675)	(2.16)	(9.8)
Other Income	136,099	7,919	262,019	37,303	0.12	0.5
Effective Gross Income	$4,612,806	$4,756,770	$5,193,715	$6,247,800	$20.07	90.8%

Total Expenses	$2,681,495	$2,836,177	$2,868,944	$2,919,794	$9.38	46.7%

Net Operating Income	$1,931,311	$1,920,593	$2,324,770	$3,328,006	$10.69	53.3%

Total TI/LC, Capex/RR	0	0	0	519,521	1.67	8.3
Net Cash Flow	$1,931,311	$1,920,593	$2,324,770	$2,808,486	$9.02	45.0%
(1) TTM column represents the trailing twelve month period ending October 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are inclusive of full contractual rents for all tenants in occupancy, regardless of whether or not the respective tenants are currently receiving free rent. A free rent reserve of $1.2 million was taken at closing, representing all outstanding free rent for tenants at the property, and will be released to the borrower on a monthly basis pursuant to the loan agreement.
(4) Underwritten Rents in Place are higher than historical levels primarily due to contractual rent increases as well as a new 40,127 square foot lease that was executed with First Option Mortgage in January 2013 representing approximately $970,000 of additional rental income. First Option Mortgage is in occupancy at the property.

Property Management. The property is managed by Beacon Real Estate Services, LLC, an affiliate of the borrower.

Escrows and Reserves. At closing, the borrower deposited into escrow approximately $1.2 million for free rent associated with five tenants, $307,901 for real estate taxes, $276,667 for ongoing tenant improvements and leasing commissions, $111,155 for outstanding tenant improvements and $5,212 for ongoing replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $51,317.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured under a blanket policy as set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Platinum Tower

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,212 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $41,667 (approximately $1.61 per square foot annually) for tenant improvement and leasing commissions. The reserve is capped at $1,235,000 (approximately $3.97 per square foot).

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR based on the immediately preceding trailing three month period falls below 1.25x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow will be deposited into the lockbox and shall be deemed additional collateral for the loan.

Future Additional Debt. A mezzanine loan may be obtained in connection with a sale of the property to a third party provided certain terms and conditions are satisfied including, but not limited to: (i) no event of default has occurred or is continuing, (ii) the LTV of the mortgage and mezzanine loans does not exceed 70.0% based on a recent appraisal, (iii) the debt service coverage ratio (taking into account the mezzanine loan) is not less than 1.45x and (iv) the maturity date of the mezzanine loan will be no earlier than the final maturity date of the mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Park at Hurstbourne

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,415,000	Title:	Fee
Cut-off Date Principal Balance:	$31,415,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	2.5%	Net Rentable Area (Units):	689
Loan Purpose:	Acquisition	Location:	Louisville, KY
Borrower:	Louisville Property Owner LLC	Year Built / Renovated:	1972-1976 / 2012
Sponsors:	Peter Lewis, Tim Solomon, Brett	Occupancy:	93.6%
	Finkelstein and Byron Cocke	Occupancy Date:	12/31/2012
Interest Rate:	3.86100%	Number of Tenants:	N/A
Note Date:	12/13/2012	2010 NOI:	$2,287,781
Maturity Date:	1/1/2023	2011 NOI:	$2,810,505
Interest-only Period:	60 months	TTM NOI(1):	$3,086,106
Original Term:	120 months	UW Economic Occupancy:	90.0%
Original Amortization:	360 months	UW Revenues:	$6,175,254
Amortization Type:	IO-Balloon	UW Expenses:	$3,309,616
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW NOI:	$2,865,638
Lockbox:	Springing	UW NCF:	$2,658,938
Additional Debt:	N/A	Appraised Value / Per Unit:	$40,800,000 / $59,216
Additional Debt Balance:	N/A	Appraisal Date:	12/3/2012
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$45,595
Taxes:	$55,792	$27,896	N/A	Maturity Date Loan / Unit:	$41,279
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	77.0%
Replacement Reserves:	$17,225	$17,225	N/A	Maturity Date LTV:	69.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.50x
Other(2):	$2,031,878	$0	N/A	UW NOI Debt Yield:	9.1%

(1) TTM NOI represents the trailing twelve months ending October 31, 2012.
(2) The Initial Other Escrows and Reserves represents a renovation reserve of $1.8 million and a deferred maintenance reserve of $231,878.

The Loan. The Park at Hurstbourne loan has an outstanding balance of approximately $31.4 million and is secured by a first mortgage lien on a 689 unit, Class B multifamily property located in Louisville, Kentucky. The loan has a 10-year term, and subsequent to a 60-month interest-only period, amortizes on a 30-year schedule. Proceeds from the loan, along with approximately $10.9 million of sponsor equity, were used to acquire the property for approximately $39.2 million, fund upfront reserves of $2.1 million, and pay closing costs of $1.0 million. The sponsors are a joint venture between Cocke Finkelstein and Wharton Equities (10% ownership) and an affiliate of Och-Ziff (90% ownership), with the nonrecourse carve-out guarantors being Byron Cocke, Brett Finkelstein, Tim Solomon and Peter Lewis. Och-Ziff is an asset management firm with approximately $31.9 billion in assets under management as of January 1, 2012. Byron Cocke, Brett Finkelstein and Tim Solomon each serve as executives for Cocke Finkelstein Inc., an Atlanta based real estate investment, multifamily property management, asset management and consulting firm with assets of approximately $400 million.

The Property. Park at Hurstbourne is a 689 unit, Class B multifamily property located on approximately 42 acres in southwest Louisville, Kentucky. The property, which consists of two and three-story garden and townhouse style buildings, was built in four phases from 1972-1976. The property consists of 32 residential buildings, two clubhouses, a leasing office and daycare facility. The property has been maintained and updated with approximately $2.5 million (approximately $3,628 per unit) in capital expenditures between 2007 and 2012. In addition, $1.5 million (approximately ($2,177 per unit) of renovations were completed in 2012 which included replacing all apartment building roofs. An estimated $2.2 million (approximately $3,193 per unit) in additional capital expenditures is expected to be completed in the next 18 months. At closing the borrower deposited $1.8 million into a reserve for capital expenditures, including deck replacements, plumbing upgrades, parking lot repairs and wiring upgrades which are required to be completed within 18 months of the loan’s closing. Amenities at the property include indoor and outdoor pools, full-length indoor basketball court, fitness center, saunas and two lighted tennis courts. Occupancy as of December 31, 2012 was 93.6% and has steadily increased since a low point 84.8% in 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMCC 2013-C10

Park at Hurstbourne

The Market. The property is located in the South Central submarket of Louisville, Kentucky approximately 10 miles southeast of the central business district. The unemployment rate for Louisville is approximately 8%. Major employers in the area include GE’s Appliance Park, located approximately two miles from the property, and Ford Motor Company, located approximately 6.5 miles from the property. Additionally, the property is located approximately 10 miles from the Louisville International Airport, which is also home to the UPS Worldport Distribution Hub.

According to the appraisal, as of the third quarter 2012, the submarket included approximately 9,170 units and had a total occupancy of 95.7% and average asking rents of $684 per unit. The appraisal identified six competitive properties, built between 1970 and 2000, that range in size from 219 units to 515 units and have a weighted average occupancy of 96.0%.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Monthly In- place rents
Studio	15	2.2%	14	93.3%	597	521
1 Bed / 1 Bath	175	25.4	170	97.1	773	590
1 Bed / 1 Bath + Den	48	7.0	46	95.8	992	699
1 Bed / 1.5 Bath	12	1.7	12	100.0	1,000	687
2 Bed / 1 Bath	60	8.7	59	98.3	890	608
2 Bed / 1.5 Bath	236	34.3	203	86.0	955	685
2 Bed / 2 Bath	60	8.7	60	100.0	941	707
3 Bed / 1.5 Bath	24	3.5	23	95.8	1,210	783
3 Bed / 2 Bath	33	4.8	33	100.0	1,261	891
3 Bed / 2 Bath + Den	3	0.4	2	66.7	1,261	1,067
3 Bed / 2.5 Bath	23	3.3	23	100.0	1,707	1,097
Total/ Wtd. Avg.	689	100.0%	645	93.6%	947	682
  (1) Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$5,308,564	$5,377,943	$5,536,195	$5,281,476	$7,665.42	77.3%
Vacant Income	0	0	0	429,276	623.04	6.3
Gross Potential Rent	$5,308,564	$5,377,943	$5,536,195	$5,710,752	$8,288.46	83.6%
Total Reimbursements	937,813	1,000,151	1,006,262	1,122,852	1,629.68	16.4
Net Rental Income	$6,246,377	$6,378,094	$6,542,457	$6,833,604	$9,918.15	100.0%
(Vacancy/Credit Loss)	(926,884)	(492,466)	(435,804)	(682,050)	(989.91)	(10.0)
Other Income	0	0	0	23,700	34.40	0.3
Effective Gross Income	$5,319,493	$5,885,628	$6,106,653	$6,175,254	$8,962.63	90.4%

Total Expenses	$3,031,712	$3,075,123	$3,020,547	$3,309,616	$4,803.51	53.6%

Net Operating Income	$2,287,781	$2,810,505	$3,086,106	$2,865,638	$4,159.13	46.4%

Total Capex/RR	0	0	0	206,700	300.00	3.3
Net Cash Flow	$2,287,781	$2,810,505	$3,086,106	$2,658,938	$3,859.13	43.1%
Occupancy	93.6%	96.5%	97.1%
(1) TTM column represents the trailing twelve month period ending October 31, 2012.
(2) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3) Underwritten Rents in Place are based on the December 1, 2012 rent roll annualized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Lakeview Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,250,000	Title:	Fee
Cut-off Date Principal Balance:	$30,250,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	379,264
Loan Purpose:	Acquisition	Location:	Nashville, TN
Borrower:	Rosemont Lakeview Operating	Year Built / Renovated(1):	Various / N/A
	LLC	Occupancy:	94.3%
Sponsor:	Rosemont Realty, LLC	Occupancy Date:	11/30/2012
Interest Rate:	4.21600%	Number of Tenants:	42
Note Date:	12/27/2012	2009 NOI(2):	N/A
Maturity Date:	1/1/2023	2010 NOI(2):	N/A
Interest-only Period:	24 months	2011 NOI(3):	$2,772,431
Original Term:	120 months	TTM NOI(4):	$3,298,666
Original Amortization:	360 months	UW Economic Occupancy:	91.9%
Amortization Type:	IO-Balloon	UW Revenues:	$6,696,081
Call Protection:	L(26),Def(91),O(3)	UW Expenses:	$2,969,306
Lockbox:	Hard	UW NOI(5):	$3,726,774
Additional Debt:	N/A	UW NCF:	$3,038,965
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$42,600,000 / $112
Additional Debt Type:	N/A	Appraisal Date:	11/21/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$80
Taxes:	$43,257	$43,257	N/A	Maturity Date Loan / SF:	$68
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.0%
Replacement Reserves:	$568,000	$6,321	N/A	Maturity Date LTV:	60.2%
TI/LC(6):	$62,500	$62,500	$3,000,000	UW NCF DSCR:	1.71x
Other(7):	$562,755	$0	N/A	UW NOI Debt Yield:	12.3%

(1) The properties were built in 1986, 1988 and 1998.
(2) The loan is an acquisition loan. 2009 and 2010 operating statements were not provided by the previous owner.
(3) 2011 NOI represents February 2011 through December 2011 annualized.
(4) TTM column represent the trailing twelve months ending November 30, 2012.
(5) The difference between UW NOI and TTM NOI is mainly due to the Covenant Reliance Producers lease, which pays $178,260 annually and did not begin paying rent until 2013, and other smaller leases that commenced over the course of 2012.
(6) The TI/LC monthly reserve payment amount may be reduced to $41,667 if the tenants subletting the Thomas Nelson space execute new leases satisfactory to lender and Amerigroup is in occupancy and has not given a notice of its intent to vacate.
(7) Initial Other Reserves includes an upfront capital reserve of $432,000 for parking lot repairs and cooling tower upgrades and an outstanding tenant and leasing commissions reserve of $130,755.

The Loan. The Lakeview Place loan has an outstanding balance of approximately $30.3 million and is secured by a first mortgage lien on a 379,264 square foot three-building office property located in Nashville, Tennessee. The loan has a 10-year term, and subsequent to a 24-month interest only period, amortizes on a 30-year schedule. Proceeds from the loan, along with $14.3 million of sponsor equity, were used to acquire the property for approximately $42.3 million, fund upfront reserves of $1.2 million, and pay closing costs of $1.1 million. The loan’s sponsor and nonrecourse carve-out guarantor is Rosemont Realty, LLC (“Rosemont”). Rosemont is a fully integrated property acquisition and management company that has a portfolio primarily comprised of office space spanning 25 states totaling approximately 16 million square feet.

The Property. Lakeview Place consists of three multi-tenant mid-rise office buildings totaling 379,264 square feet located within the Century City Office Park in suburban Nashville, Tennessee.  The Class B+ office buildings were constructed in 1986, 1988 and 1998 and have either 5 or 6 floors in each building. The property was 94.3% occupied by 42 tenants as of November 30, 2012. The largest tenant at the property, Amerigroup Corporation (“Amerigroup”), leases 50,029 square feet (13.2% of the net rentable area) through October 2015. Amerigroup took occupancy in 2007 and expanded in 2009 by 12,460 square feet and expanded again in 2012 by 6,345 square feet. Amerigroup manages publicly funded health programs for approximately 2.7 million members nationwide.  Amerigroup is a wholly owned subsidiary of WellPoint, Inc., a Fortune 500 Company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Lakeview Place

The Market. The property is located in Nashville, Tennessee, next to the Nashville International Airport along Interstate 40.  The property provides for easy access to the Briley Parkway, Interstate 40, and Interstate 24. As of the third quarter of 2012, the Nashville office market had an average vacancy rate of approximately 12.4% and average asking rents of $18.10 per square foot. According to the appraisal, the property is located in the Airport North submarket, which reported an average vacancy rate of approximately 12.3% and average asking rents of $16.56 per square foot, as of third quarter 2012. The appraisal identified six competitive properties ranging from approximately 106,400 to 538,788 square feet that reported an average occupancy of 92.8%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Amerigroup	Baa2 / A- / NA	50,029	13.2%	$19.99	10/31/2015
Thomas Nelson(3)	NA / NA / NA	41,047	10.8%	$15.76	12/31/2013
Mitsui & Co.(4)	A2 / A+ / NA	20,867	5.5%	$19.07	4/14/2017
Continental Casualty	A3 / A- / NA	20,632	5.4%	$18.50	10/31/2017
V. Alexander & Co.	NA / NA / NA	20,163	5.3%	$20.29	8/31/2021
Cummings Resources	NA / NA / NA	17,665	4.7%	$17.77	4/10/2017
Paychex	NA / NA / NA	15,825	4.2%	$20.50	8/31/2013
MyOfficeProducts	NA / NA / NA	13,230	3.5%	$18.96	3/18/2017
Symphony Service Group	NA / NA / NA	11,676	3.1%	$18.19	3/31/2018
Panalpina	NA / NA / NA	11,050	2.9%	$21.00	6/30/2015
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) The Thomas Nelson space is currently being subleased to two alternate tenants.  The tenants currently pay a blended rate of $15.76 per square foot. The blended rate was used in the underwriting in place of the actual rate of $17.00 per square foot.
(4) Mitsui & Co. has the right to terminate its lease on April 14, 2014, with 270 days written notice and payment of a termination fee of $313,115.  Additionally, Mitsui & Co. is currently not using 6,500 square feet of its leased space.

Operating History and Underwritten Net Cash Flow(1)
	2011(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Rents in Place(5)	$5,230,399	$6,337,400	$6,630,314	$17.48	91.5%
Vacant Income	0	0	413,173	1.09	5.7
Gross Potential Rent	$5,230,399	$6,337,400	$7,043,487	$18.57	97.2%
Total Reimbursements	72,171	54,574	199,715	0.53	2.8
Net Rental Income	$5,302,570	$6,391,974	$7,243,202	$19.10	100.0%
(Vacancy/Credit Loss)	(114,803)	(423,853)	(586,699)	(1.55)	(8.1)
Other Income	57,836	93,757	39,578	0.10	0.5
Effective Gross Income	$5,245,603	$6,061,878	$6,696,081	$17.66	92.4%

Total Expenses	$2,473,172	$2,763,212	$2,969,306	$7.83	44.3%

Net Operating Income	$2,772,431	$3,298,666	$3,726,774	$9.83	55.7%

Total TI/LC, Capex/RR	0	0	687,809	1.81	10.3
Net Cash Flow	$2,772,431	$3,298,666	$3,038,965	$8.01	45.4%
Occupancy	77.7%	92.2%	91.9%
(1) The loan is an acquisition loan. 2009 and 2010 operating statements were not available from the previous owner.
(2) 2011 represents February 2011 through December 2011 annualized.
(3) TTM column represent the trailing twelve months ending November 30, 2012.
(4) Percentage column represents the percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5) Difference in Underwritten Rents in Place and the TTM is mainly due to the Covenant Reliance Producers lease, which pays $178,260 annually and did not begin paying rent until 2013 and other smaller leases that commenced over the course of 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Oak Creek Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,188,000	Title:	Fee
Cut-off Date Principal Balance:	$28,188,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	427,262
Loan Purpose:	Acquisition	Location:	Lombard, IL
Borrower:	Oak Creek Center LL, LLC	Year Built / Renovated(1):	1982-2001 / Various
Sponsor:	Investcorp US Real Estate, LLC	Occupancy(2):	87.3%
Interest Rate:	3.89000%	Occupancy Date:	2/1/2013
Note Date:	12/6/2012	Number of Tenants:	31
Maturity Date:	1/1/2018	2009 NOI:	$2,311,582
Interest-only Period:	24 months	2010 NOI:	$2,700,851
Original Term:	60 months	2011 NOI:	$3,596,288
Original Amortization:	360 months	TTM NOI(3):	$3,365,212
Amortization Type:	IO-Balloon	UW Economic Occupancy:	85.0%
Call Protection:	L(26),Def(31),O(3)	UW Revenues:	$6,093,593
Lockbox:	Hard	UW Expenses:	$2,625,484
Additional Debt:	N/A	UW NOI:	$3,468,109
Additional Debt Balance:	N/A	UW NCF:	$2,842,881
Additional Debt Type:	N/A	Appraised Value / Per SF:	$40,320,000 / $94
		Appraisal Date:	10/31/2012

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$66
Taxes:	$351,304	$70,261	N/A	Maturity Date Loan / SF:	$62
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.9%
Replacement Reserves:	$7,120	$7,121	N/A	Maturity Date LTV:	66.1%
TI/LC(4):	$2,500,000	Springing	$1,004,066	UW NCF DSCR:	1.78x
Other(5):	$1,926,849	$0	N/A	UW NOI Debt Yield:	12.3%

(1) Five of the properties were renovated in 2010, two of the properties were renovated in 2011 and one of the properties was renovated in 2012.
(2) Occupancy includes Business Only Broadband, which executed a lease for 7,840 square feet and is expected to take occupancy in April 2013.
(3) TTM NOI represents the year-to-date September 2012 annualized.
(4) The monthly TI/LC Escrow is waived so long as the current reserve is in excess of $1.18 per square foot.  In the event the reserve falls below an amount equal $1.18 per square foot, monthly escrows equal to $1.50 per square foot annually will be collected until such time as the amount of the reserve is greater than an amount equal to $2.35 per square foot.
(5) Other Initial Escrows and Reserves includes $1,224,906 to be used for outstanding and tenant improvements and leasing commissions, $190,055 to be used for rent abatements, a $400,000 CapEx reserve to be used for future property repairs and $111,888 for required repairs.

The Loan. The Oak Creek Center loan has an outstanding balance of approximately $28.2 million and is secured by a first mortgage lien on a 427,262 square foot eleven-building office park located in Lombard, Illinois. The loan has a 5-year term, and subsequent to a 24-month interest only period, amortizes on a 30-year schedule. Proceeds from the loan, along with $19.5 million of sponsor equity, were used to acquire the property for $39.5 million, fund upfront reserves of approximately $4.8 million and pay closing costs of $3.4 million. The loan’s sponsor and nonrecourse carve-out guarantor is Investcorp US Real Estate, LLC (“Investcorp”). Since 1995, the real estate investment arm of Investcorp has acquired approximately 200 properties with a total estimated value of approximately $10 billion. Investcorp currently has more than $4 billion of property and debt funds under management. The loan is structured to comply with Islamic Law (Sharia), and the borrower master leases the entire property to an affiliate.

The Property. Oak Creek Center consists of eleven Class B/C office buildings totaling 427,262 square feet located within the Oak Creek Business Park immediately east of Interstate 355 in Lombard, Illinois.  The office buildings were constructed between 1982 and 2001 and consist of nine single-story buildings and two multi-story buildings. The eleven buildings range in size from 18,257 square feet to 69,502 square feet.  Five of the buildings are 100.0% occupied and only one building is 100.0% leased to a single tenant, Scientel. As of February 2013, the property was 87.3% occupied by 31 tenants. The largest tenant at the property, Vitas Healthcare (“Vitas”), leases 28,285 square feet (6.6% of the net rentable area) through April 2016.  Vitas is the nation’s largest provider of end-of-life care. The second largest tenant at the property, Concentra Health Services (“Concentra”), leases 23,560 square feet (5.5% of the net rentable area) through October 2017. Concentra, a subsidiary of Humana Inc., provides occupational medicine, urgent care, physical therapy, and wellness services from more than 330 medical centers in 40 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Oak Creek Center

The Market. The property is located in Lombard, Illinois, which is approximately 21 miles west of the Chicago central business district. The property provides for easy access to Interstate 88, a major highway that crosses the Chicago metropolitan statistical area in an east/west direction, and Interstate 355, a major highway that runs north/south connecting the western, southwestern and northwestern Chicago suburbs. As of second quarter of 2012, the Chicago office market had an average vacancy of 18.7% and average rental rates of $21.19 per square foot.  According to the appraisal, the property is located in Chicago’s West office submarket.  As of the second quarter of 2012, the West office submarket had an average vacancy rate of approximately 20.0% and average asking rents of $18.02 per square foot. The appraisal identified four competitive properties ranging from approximately 52,713 to 262,697 square feet that reported an average occupancy of 82.5% and average rental rates of $17.81.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Vitas Healthcare	NA / NA / NA	28,285	6.6%	$18.50	4/30/2016
Concentra Health Services	Baa3 / BBB / BBB	23,560	5.5%	$18.00	10/31/2017
Cinch Connectors, Inc.	NA / NA / NA	22,915	5.4%	$12.50	4/30/2017
Continuum Data Centers, LLC	NA / NA / NA	20,076	4.7%	$10.49	4/30/2019
R.H. Donnelley	NA / NA / NA	19,924	4.7%	$15.40	8/31/2016
Scientel	NA / NA / NA	18,257	4.3%	$12.00	1/31/2018
Crossmark	NA / NA / NA	18,011	4.2%	$19.75	9/30/2013
Kia Motors	Baa1 / BBB+ / BBB+	16,680	3.9%	$17.79	8/31/2016
eQHealth Solutions Inc.	NA / NA / NA	16,565	3.9%	$15.00	12/31/2016
MiraMed Revenue Group	NA / NA / NA	16,125	3.8%	$18.00	10/31/2016
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	TTM NOI(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,976,282	$5,029,527	$5,608,380	$5,425,078	$5,653,175	$13.23	78.9%
Vacant Income	0	0	0	0	778,582	1.82	10.9
Gross Potential Rent	$4,976,282	$5,029,527	$5,608,380	$5,425,078	$6,431,757	$15.05	89.7%
Total Reimbursements	609,912	682,610	730,891	547,247	737,176	1.73	10.3
Net Rental Income	$5,586,194	$5,712,137	$6,339,271	$5,972,325	$7,168,933	$16.78	100.0%
(Vacancy/Credit Loss)	(458,369)	(395,636)	(261,454)	(151,753)	(1,075,340)	(2.52)	(15.0)
Other Income	44,375	21,870	0	1,695	0	0.0	0.0
Effective Gross Income	$5,172,200	$5,338,371	$6,077,817	$5,822,267	$6,093,593	$14.26	85.0%

Total Expenses	$2,860,618	$2,637,520	$2,481,529	$2,457,055	$2,625,484	$6.14	43.1%

Net Operating Income	$2,311,582	$2,700,851	$3,596,288	$3,365,212	$3,468,109	$8.12	56.9%

Total TI/LC, Capex/RR	0	0	0	0	625,228	1.46	10.3
Net Cash Flow	$2,311,582	$2,700,851	$3,596,288	$3,365,212	$2,842,881	$6.65	46.7%
Occupancy	79.0%	85.9%	88.8%	85.3%	87.3%
(1) TTM NOI represents the year-to-date September 2012 annualized. TTM financials were not provided by the seller as part of the acquisition.
(2) Percentage column represents the percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Stone Ridge Market

200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,125,000	Title:	Fee
Cut-off Date Principal Balance:	$28,125,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	218,436
Loan Purpose:	Acquisition	Location:	San Antonio, TX
Borrower:	Inland American San Antonio	Year Built / Renovated:	2008 / N/A
	Stone Ridge, L.L.C.	Occupancy:	90.9%
Sponsor:	Inland American Real Estate	Occupancy Date:	11/30/2012
	Trust, Inc.	Number of Tenants:	46
Interest Rate:	3.47050%	2010 NOI:	$1,916,421
Note Date:	12/27/2012	2011 NOI:	$2,818,903
Maturity Date:	1/1/2023	2012 NOI:	$3,473,232
Interest-only Period:	120 months	UW Economic Occupancy:	89.8%
Original Term:	120 months	UW Revenues:	$5,518,095
Original Amortization:	None	UW Expenses:	$1,882,295
Amortization Type:	Interest Only	UW NOI:	$3,635,800
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NCF:	$3,259,426
Lockbox:	CMA	Appraised Value / Per SF:	$62,500,000 / $286
Additional Debt:	N/A	Appraisal Date:	11/24/2012
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$129
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$129
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	45.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	3.29x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.9%

The Loan. The Stone Ridge Market loan has an outstanding principal balance of approximately $28.1 million and is secured by a first mortgage lien on a retail center located in San Antonio, Texas. The 10-year loan is interest only for the entire term of the loan. The proceeds of the loan along with approximately $34.3 million of sponsor equity were used to acquire the property for $62.3 million, and pay closing costs of $0.2 million. The loan’s sponsor and nonrecourse carve-out guarantor is Inland American Real Estate Trust, Inc. (“Inland America”). Inland America is a non-traded public REIT with total assets of approximately $10.8 billion and total equity of $331 million as of September 30, 2012.

The Property. Stone Ridge Market is a 218,436 square foot retail center located in San Antonio, Texas. The property was constructed in 2008 and consists of seven buildings on a 30.7 acre site. The property was 90.9% occupied as of November 30, 2012 by 46 tenants including Sports Authority, PetSmart, Half Price Books, Lupe Tortilla and Logan’s Roadhouse. In addition, the property is shadow anchored by H-E-B plus! Grocery, which is not part of the collateral. Additionally, there are approximately 1,459 surface parking spaces, or 6.68 spaces per 1,000 square feet of net rentable area. The property is LEED certified and has an Energy Star label.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Stone Ridge Market

The Market. The property is located in the north central portion of San Antonio, at the northwest corner of U.S. Highway 281 and Evans Road, approximately 22 miles north of the central business district of San Antonio, and approximately five miles from the Charles W. Anderson/Highway 1604 Loop which encircles the city. The property has a primary trade area consisting of a three-mile radius that contains an estimated 2012 population of 65,031 people with an average household income of $113,972. The secondary trade area consists of a five-mile radius that contains an estimated 2012 population of 158,908 people with an average household income of $108,460. According to the appraisal, the property is located in the North/North Central submarket which reported a vacancy rate of 10.2% and asking rents of $14.26 per square foot as of the third quarter of 2012. The appraiser identified five competitive properties ranging in size from approximately 82,827 square feet to 465,341 square feet which reported an average vacancy rate of approximately 6.0%.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Rent PSF	Sales PSF(3)	Lease Expiration Date
Sports Authority	B3 / B- / NA	42,057	19.3%	$15.00	$163	2/26/2020
PetSmart	NA / BB+ / NA	27,546	12.6%	$15.00	$246	5/31/2019
Half Price Books	NA / NA / NA	8,590	3.9%	$9.90	NA	8/31/2021
Lupe Tortilla	NA / NA / NA	6,704	3.1%	$17.90	NA	7/3/2031
Logan’s Roadhouse	NA / NA / NA	6,533	3.0%	$17.60	NA	2/28/2031
Alamo Crossfit	NA / NA / NA	5,000	2.3%	$18.00	NA	12/31/2021
Phenix Salon Suites	NA / NA / NA	4,952	2.3%	$23.00	NA	8/31/2022
Ruby Tuesday	NA / NA / NA	4,770	2.2%	$29.35	NA	12/31/2018
Monarch Dental Smile	NA / NA / NA	4,600	2.1%	$18.26	NA	4/30/2019
Frost National Bank	NA / NA / NA	4,546	2.1%	$29.00	NA	5/31/2029
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF are as of the trailing twelve months ending November 30, 2012.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,852,264	$3,515,905	$3,973,506	$4,038,238	$18.48	65.7%
Vacant Income	0	0	0	457,073	2.09	7.4
Gross Potential Rent	$2,852,264	$3,515,905	$3,973,506	$4,495,311	$20.58	73.2%
Total Reimbursements	769,358	826,151	982,214	1,647,356	7.54	26.8
Net Rental Income	$3,621,622	$4,342,056	$4,955,720	$6,142,667	$28.12	100.0%
(Vacancy/Credit Loss)	0	(43,740)	(59,734)	(624,572)	(2.86)	(10.2)
Other Income	9,051	6,352	22,464	0	0	0
Effective Gross Income	$3,630,673	$4,304,669	$4,918,450	$5,518,095	$25.26	89.8%

Total Expenses	$1,714,252	$1,485,766	$1,445,218	$1,882,295	$8.62	34.1%

Net Operating Income	$1,916,421	$2,818,903	$3,473,232	$3,635,800	$16.64	65.9%

Total TI/LC, Capex/RR	0	0	0	376,375	1.72	6.8
Net Cash Flow	$1,916,421	$2,818,903	$3,473,232	$3,259,426	$14.92	59.1%

Occupancy	64.5%	79.6%	90.3%	90.3%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Jubilee Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	RCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,452,784	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	354,293
Loan Purpose:	Acquisition	Location:	Daphne, AL
Borrower:	Jubilee Square, LLC	Year Built / Renovated:	1980 / 2001, 2005, 2009
Sponsor:	Burton Property Group, LLC, Philip G. Burton and Roe Burton	Occupancy:	96.6%
		Occupancy Date:	1/29/2013
Interest Rate:	4.87000%	Number of Tenants:	37
Note Date:	2/1/2013	2009 NOI:	$2,475,558
Maturity Date:	2/6/2023	2010 NOI:	$1,911,197
Interest-only Period:	None	2011 NOI:	$1,967,299
Original Term:	120 months	2012 NOI:	$2,461,218
Original Amortization:	330 months	UW Economic Occupancy:	91.8%
Amortization Type:	Balloon	UW Revenues:	$3,728,824
Call Protection:	L(25),Def(91),O(4)	UW Expenses:	$946,733
Lockbox:	CMA	UW NOI(2):	$2,782,091
Additional Debt:	Yes	UW NCF:	$2,498,656
Additional Debt Balance:	$3,100,000	Appraised Value / Per SF:	$38,500,000 / $109
Additional Debt Type:	Mezzanine	Appraisal Date:	1/4/2013

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$77
Taxes:	$107,764	$21,553	N/A	Maturity Date Loan / SF:	$61
Insurance:	$0	$13,804	N/A	Cut-off Date LTV:	71.3%
Replacement Reserves:	$0	$7,381	$250,000	Maturity Date LTV:	56.1%
TI/LC(1):	$500,000	$16,238	$1,000,000	UW NCF DSCR:	1.38x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

(1) In the event that two of the following three tenants (Dick’s Sporting Goods, Rave Motion Pictures and the Fresh Market) not have extended the terms of their respective leases at least 12 months prior to the expiration date of each such lease on terms and conditions satisfactory to lender all excess cash flow shall be deposited into the TI/LC Reserve account in accordance with the cash management agreement.
(2) The UW NOI is higher than the 2012 NOI as a result of recently executed leases with Fresh Market, Dollar Tree, Office Depot, Comfort Dental, Salon Royale and Everything Nice for a total of 35,289 square feet.

The Loan. The Jubilee Square loan has an outstanding principal balance of approximately $27.5 million and is secured by a first mortgage lien on an anchored retail mall located in Daphne, Alabama. The 10-year loan amortizes on a 27.5-year schedule. Proceeds from the loan, along with a $3.1 million mezzanine loan and approximately $7.4 million in sponsor equity, were used to acquire the property for $37.0 million, fund upfront reserves of $0.6 million and pay closing costs of $0.4 million.  The sponsor is an affiliate of Burton Property Group, LLC (“BPG”). BPG is a family owned and operated real estate company based out of Mobile, Alabama. BPG is managed by Philp G. Burton and focuses on acquiring, owning and operating income producing real estate with strong credit tenants.

The Property. Jubilee Square is a 354,293 square foot retail mall located in Daphne, Alabama, approximately 12 miles from the Mobile central business district. The property contains seven buildings and was constructed in 1980 and renovated on an ongoing basis from 2001 to 2009. As of January 29, 2013, Jubilee Square was 96.6% leased to 37 tenants and is anchored and junior anchored by Hobby Lobby, Dick’s Sporting Goods, Rave Motion Pictures, Stein Mart, TJ Maxx and Fresh Market. Construction for Office Depot was recently completed and the tenant is now in occupancy.  Office Depot relocated from an area nearby in order to downsize their space. The property contains approximately 1,109 parking spaces resulting in a parking ratio of 3.1 spaces per 1,000 square feet of net rentable area. The property is shadow anchored by a Home Depot.

The Market. The property is located in Daphne, Alabama, which is in the Mobile, Alabama market statistical area. Daphne is approximately 12 miles from the Mobile central business district. Daphne is due east of the central business district, across the Mobile Bay, which connects to the central business district via Interstate 10. The property has a primary trade area consisting of a five mile radius that contains 36,148 people with an estimated average household income of $80,148. According to the appraisal, the property is located in the Baldwin County retail submarket which reported a vacancy rate of 5.3% and average asking rental rates for non-anchor retail space of $13.79 per square foot as of the fourth quarter of 2012. The appraisal identified four competitive properties ranging in size from approximately 264,000 square feet to 558,000 square feet which reported an average vacancy rate of approximately 16.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 110

Structural and Collateral Term Sheet	JPMCC 2013-C10

Jubilee Square

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF	Occupancy Cost	Lease Expiration Date
Hobby Lobby	NA / NA / NA	58,123	16.4%	$6.91	N/A	N/A	10/31/2015
Dick's Sporting Goods	NA / NA / NA	48,000	13.5%	$8.00	N/A	N/A	1/31/2022
Rave Motion Pictures(3)	NA / NA / NA	46,757	13.2%	$6.42	$224,402	13.9%	5/31/2022
Stein Mart(4)	NA / NA / NA	36,600	10.3%	$3.66	$83	6.3%	10/31/2014
T.J. Maxx(5)	A3 / A / NA	30,000	8.5%	$7.25	$209	4.2%	9/30/2016
Fresh Market	NA / NA / NA	16,114	4.5%	$11.26	N/A	N/A	11/3/2022
Hancock Fabrics	NA / NA / NA	14,800	4.2%	$5.00	N/A	N/A	7/31/2019
ULTA Salon	NA / NA / NA	12,026	3.4%	$21.99	N/A	N/A	2/28/2022
Pier One Imports	NA / NA / NA	9,600	2.7%	$11.25	N/A	N/A	2/29/2016
Dollar Tree	NA / NA / NA	8,092	2.3%	$10.50	N/A	N/A	9/30/2017
(1) Based on the underwritten rent roll.
(2) Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3) Sales PSF reflects sales per screen for Rave Motion Pictures. Sales per screen is based on a total of twelve screens and are for the trailing twelve months ending September 30, 2012.
(4) Sales PSF for Stein Mart are as the trailing twelve months ending October 31, 2011.
(5) Sales PSF are as of year end December 31, 2011.

Operating History and Underwritten Net Cash Flow
	2009	2010	2011	2012	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$3,327,395	$2,554,106	$2,438,632	$2,826,042	$3,275,085	$9.24	80.7%
Vacant Income	0	0	0	0	227,680	0.64	5.6
Gross Potential Rent	$3,327,395	$2,554,106	$2,438,632	$2,826,042	$3,502,765	$9.89	86.3%
Total Reimbursements	214,063	374,889	345,597	455,066	557,684	1.57	13.7%
Net Rental Income	$3,541,458	$2,928,995	$2,784,229	$3,281,108	$4,060,449	$11.46	100.0%
(Vacancy/Credit Loss)	(195,091)	(221,316)	(100,797)	(4,797)	(331,625)	(0.94)	(8.2)
Other Income	17,892	(4,105)	33,321	3,034	0	0.00	0.0
Effective Gross Income	$3,364,259	$2,703,574	$2,716,753	$3,279,345	$3,728,824	$10.52	91.8%

Total Expenses	$888,701	$792,377	$749,454	$818,127	$946,733	$2.67	25.4%

Net Operating Income	$2,475,558	$1,911,197	$1,967,299	$2,461,218	$2,782,091	$7.85	74.6%

Total TI/LC, Capex/RR	0	0	0	0	283,434	$0.80	7.6
Net Cash Flow	$2,475,558	$1,911,197	$1,967,299	$2,461,218	$2,498,656	$7.05	67.0%
Occupancy(3)	N/A	79.2%	93.8%	96.1%	91.8%
(1) Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2) Underwritten Rents in Place are higher than the 2012 due to recently executed leases with Fresh Market for 16,114 square feet commenced November 2, 2012, Dollar Tree for 8,092 square feet commenced October 2, 2012, Office Depot for 6,369 square feet commenced December 1, 2012, Comfort Dental for 1,889 square feet commenced December 13, 2012, Salon Royale for 1,425 square feet commenced March 6, 2012 and Everything Nice for 1,400 square feet commenced November 21, 2012.
(3) Historical occupancies are as of December 31 of the respective year.

Additional Debt. RCMC provided a ten-year, fixed rate mezzanine loan with a principal amount of $3,100,000, which carries an interest rate of 12.50% and amortizes over a 27.5-year schedule. The mezzanine loan is secured by 100% of the equity interest in the related mortgage borrower. The mezzanine loan is co-terminus with the mortgage loan. With respect to the mortgage loan and the mezzanine loan, the aggregate Cut-off Date LTV is 79.3%, the UW NCF DSCR is 1.13x and the UW NOI Debt Yield is 9.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts

CMBS Capital Markets & Banking
Contact	E-mail	Phone Number

Jonathan Strain Managing Director	jonathan.m.strain@jpmorgan.com	(212) 834-5022

Kunal Singh Executive Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Michael Brunner Executive Director	michael.j.brunner@jpmorgan.com	(404) 264-2520

Brad Horn Vice President	bradley.j.horn@jpmorgan.com	(212) 834-9708

Trading & Structuring
Contact	E-mail	Phone Number

Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3813

SPG Syndicate
Contact	E-mail	Phone Number

Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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